As filed with Securities and Exchange Commission on February 19, 2021

Registration No. 333-234100

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6 to

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China Eco-Materials Group Co. Limited

中国环保新材集团有限公司

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	3270	Not applicable
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

No. 200, Liu Gang Tou, Qinglin Community, Tangshan Township, Nanjing

Jiangsu Province, People’s Republic of China 211131

Telephone: +86-025- 84100618

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor
New York, NY 10168

Phone: (800) 221-0102

Fax: (800) 944-6607

(Name, address, including zip code, and telephone number, including areas code, of agent for service)

Copies to:

Jeffrey Li, Esq. FisherBroyles LLP. 1200 G Street NW, Suite 800 Washington, D.C. 20005 (202) 830-5905	Ying Li, Esq. Louis Taubman, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 800 Third Avenue, Suite 2800 New York, NY 10022 (212) 530-2210

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards * provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

* The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Ordinary shares, par value $0.0001 per share(3), to be sold by the Company	4,300,000	$4.00	$17,200,000	$1,876.52
Underwriter’s Warrants(4)	-	-	-	-
Ordinary shares underlying Underwriter’s Warrants(4)	430,000	$5.60	$2,408,000	$262.71
Total	4,730,000		$19,608,000	$2,139.23

(1)	The registration fee for securities to be offered by the Registrant is based on an estimate of the Proposed Maximum Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(2)	Already paid.

(3)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	In accordance with Rule 457(g) under the Securities Act, because the Registrant’s ordinary shares underlying the underwriter’s warrants (as defined below) are registered hereby, no separate registration fee is required with respect to the warrants registered hereby. We have agreed to issue, on the closing date of this offering warrants (the “underwriter’s warrants”) to Network 1 Financial Securities, Inc., in an amount equal to 10% of the aggregate number of Ordinary Shares sold by us in this offering. The exercise price of the underwriter’s warrants is equal to 140% of the price of our Ordinary Shares offered hereby. The underwriter’s warrants are exercisable for a period of five years from the effective date of the registration statement of which this prospectus forms a part and will terminate on the fifth anniversary of the effective date of the registration statement.

(5)	There is no current market for the securities or price at which the shares are being offered. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION,

PRELIMINARY PROSPECTUS DATED FEBRUARY 19, 2021

China Eco-Materials Group Co. Limited

中国环保新材集团有限公司

4,300,000 Ordinary Shares

This is the initial public offering of Ordinary Shares by China Eco-Materials Group Co. Limited, par value $ 0.0001 per share (“Ordinary Shares” or “Ordinary Share”). We expect that the initial public offering price will be $4.00 per Ordinary Share.

The offering is being made on a “firm commitment” basis by Network 1 Financial Securities, Inc., or the Underwriter. See “Underwriting.”

No public market currently exists for our Ordinary Shares. We have applied to list the Ordinary Shares on the NASDAQ Capital Market (“NASDAQ”). We have reserved the trading symbol ZGHB for listing on the NASDAQ. There is no guarantee or assurance that our Ordinary Shares will be approved for listing on NASDAQ.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 9 of this prospectus for more information.

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 13 of this prospectus.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

	Per Share	Total(2)
Initial public offering price	$	$
Underwriting discounts(1)	$	$
Proceeds, before expenses, to us

(1)	We have agreed to pay the Underwriter a fee equal to 7.5% of the gross proceeds of the offering. See “Underwriting” in this prospectus for more information regarding our arrangements with the Underwriter.

(2)	The total estimated expenses related to this offering are set forth in the section entitled “Underwriting - Discounts and Expenses.”

The Underwriter expects to deliver the ordinary shares against payment as set forth under “Underwriting”, on or about             , 2021.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in that registration statement of which this prospectus forms a part.

Prospectus dated            , 2021

Until [________ ,     ] 2021 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus.

You should rely only on the information contained in this prospectus and any free writing prospectus we may authorize to be delivered to you. Neither we nor the Underwriter have, authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus and any related free writing prospectus. We and the Underwriter take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is only accurate as of the date of this prospectus, regardless of the time of delivery of this prospectus and any sale of our Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying our Ordinary Shares in this offering. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements.

This prospectus contains information from a report commissioned by us and prepared by Qianinfo (Beijing) Consulting Co., Ltd (“Qianinfo”), an independent market research and consulting firm, to provide information on construction materials industry in China.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context otherwise requires, references in this prospectus to:

“China Eco-Materials,” “we,” “us,” “our company,” and “our” are to China Eco-Materials Group Co. Limited (中国环保新材集团有限公司), a Cayman Islands exempted company limited by shares, and its subsidiary and consolidated entity;

“China” or the “PRC” are to the People’s Republic of China, excluding, for the purpose of this prospectus only, Hong Kong special administrative region, Macau special administrative region and Taiwan;

“EIT” are to PRC enterprise income tax;

“MOFCOM” are to the Ministry of Commerce of the PRC;

“Hong Kong Zhongnan” are to Hong Kong Zhongnan Renewable Resources Co., Limited (香港中南再生资源有限公司), which was formed under the laws of Hong Kong on April 9, 2018 and is a wholly owned subsidiary of China Eco-Materials Group Co. Limited;

“Nanjing Fujin” are to Nanjing Fujin Eco Technology Co., Ltd.(南京福津环保科技有限公司), a wholly foreign-owned entity (“WFOE”) formed by Hong Kong Zhongnan on May 23, 2019 under the laws of the People’s Republic of China;

“Nanjing Fuya” are to Nanjing Fuya New Construction Materials Co., Ltd. (南京福亚新型建材有限公司), formed on November 10, 2004 under the laws of the People’s Republic of China, which is our variable interest entity that carries out our main business operations in China;

“NPL(s)” are to non-performing loan(s);

“Ordinary Share(s)” are our ordinary shares with a par value of US$0.0001 per share;

“RMB” and “Renminbi” refer to the legal currency of China;

“SAFE” are to the State Administration of Foreign Exchange;

“US$,” “U.S. dollars,” “$” and “dollars” are to the legal currency of the United States;

“VIE” are to variable interest entity; and

“WFOE” are to wholly foreign owned entity.

Our reporting currency is the Renminbi because all of our business in conducted in China and all of our revenues are denominated in Renminbi. This prospectus contains translations of Renminbi amounts into U.S. dollars at specific rates solely for the convenience of the reader. The conversion of Renminbi into U.S. dollars in this prospectus is based on the exchange rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus were made at a rate of RMB1.00 to US$0.1556, the exchange rate on January 31, 2021 set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, the rates stated below, or at all. The PRC government imposes certain control over the conversion of Renminbi into foreign exchange.

Our Company

We are mainly engaged in the production and sale of the following two eco-friendly construction materials: autoclaved aerated concrete blocks and ready-mixed mortar, made from mining waste (iron tailings and copper tailings, etc.) and fly-ash, in and around the city of Nanjing, Jiangsu Province, China. We are a holding company and our primary business operations are conducted through our consolidated variable interest entity (or “VIE”), Nanjing Fuya, which we control through contractual arrangements.

Our primary operating entity, Nanjing Fuya, began operations in 2004. Our business consists of two major product categories, including autoclaved aerated concrete blocks (“concrete blocks”) and ready-mixed mortar (“mortar”), which accounted for 57% and 41% of our total revenue, respectively, for the year ended February 28, 2019 and 45% and 55% of our total revenue respectively for the year ended February 29, 2020. Revenue generated from other products was minimal after February 2019.

Our business consists of two major product categories, including autoclaved aerated concrete block (“concrete block”) and ready-mixed mortar (“mortar”), which accounted for 48.31% and 51.69% of our total revenue, respectively, for the six months ended August 31, 2020, and 45.13% and 54.87% of our total revenue, respectively, for the six months ended August 31, 2019. Revenue generated from other products was minimal after February 2019. Our production facilities are located in Nanjing, China, and all of our sales were made to our customers in China for the six months ended August 31, 2020 and 2019.

Based upon the data from a testing report by Jiangsu Province Construction Project and Construction Materials Quality Testing Center Co., Ltd. dated as of April 1, 2018 that was commissioned by us, our autoclaved aerated concrete block weighs only one third the weight of traditional clay blocks, and its heat insulating ability is 3-4 times more than traditional clay blocks. Its sound insulation and impenetrability is respectively two times and one time more than traditional clay blocks. Our ready-mixed mortar can meet almost all mortar needs of construction projects. Compared to mortar mixed onsite by workers, our product is produced at our factory through standard manufacturing procedures, which ensures reliable and consistent quality. We believe our ready-mixed mortar could reduce onsite labor costs and improve building quality. Additionally, our ready-mixed mortar is stored in tanks, which reduces leaks during transportation and construction site dust emissions, when compared to mixing mortar onsite. Because our product is pre-mixed, it also reduces waiting and mixing time and improves project efficiency.

We have two production lines and workshops. Our autoclaved aerated concrete block production workshop which occupies an area of 38,750 square feet and has an annual operating capacity of 300,000 cubic meters of autoclaved aerated concrete blocks. Our ready-mixed mortar production workshop which occupies an area of 26,910 square feet and has an annual operating capacity of 300,000 tons of ready-mixed mortar. Our production facilities are located in Nanjing City, China, the capital city of Jiangsu Province, which has the second highest GDP of all 31 provinces in China, at 10.27 trillion RMB (approximately $1.60 trillion) in 2020. All of our sales were made to customers in Jiangsu province, especially in the Nanjing City surrounding area.

Our primary raw materials in the production of concrete blocks, mortar and other construction materials are from mining waste, fly-ash, cement and quicklime. Approximately 6.5% of raw material by weight of our concrete blocks and 75%-80% of raw materials by weight of our mortar products are mining waste. All the fine mining waste we use for the concrete blocks and the mortar products is provided to us free of charge from the neighboring mining company, Nanjing Funiushan Copper Co., Ltd. (“Nanjing Copper”). Currently, Nanjing Copper has 6 million tons of fine mining waste inventory, and produces approximately 600 tons per day. All of the mining waste of Nanjing Copper are fine mining waste under 1.6 mm. Nanjing Copper has agreed, pursuant to the terms of a letter agreement by Nanjing Cooper, dated as of March 10, 2016, to provide us with free mining waste as mentioned above until March 31, 2031, which will reduce the cost of our products, increase our profit margin, and help us compete more effectively in the market. We also use certain rough mining waste, which is between 1.6 and 3.0 mm for our mortar products which we purchase from third parties at market price. We use almost the same amount of rough mining waste and fine mining waste as raw materials for our mortar products. We do not use any rough mining waste for our concrete blocks

Another primary raw material used in the production of autoclaved aerated concrete blocks and ready-mixed mortar products is fly-ash, which accounts for approximately 73% of raw materials by weight used for concrete block production and approximately 8-15% of raw materials by weight used for ready-mixed mortar production. We also use cement and quicklime as other raw materials which, respectively, account for approximately 9-17% of raw materials by weight for both concrete blocks and ready-mixed mortar production, and approximately 10% of the weight for concrete block production. Due to the PRC’s national energy conservation and environmental protection policy (the “National Environmental Policy”), the number of coal burning power plants and (as the residue from such power plants) the fly-ash inventory have decreased, and the environmental regulatory compliance costs for cement and quicklime companies have increased, which has caused our raw material costs for fly-ash, cement and quicklime to increase significantly in fiscal year 2018 and to continuously increase steadily in 2019 and 2020. We expect the impact of the National Environmental Policy to continue for the foreseeable future, until China’s pollution can be better controlled.

We use mining waste and fly-ash instead of traditional sand and soil to produce our concrete blocks and mortar products. This reduces the amount of sand dredged out of Yangtze River and the removal of soil from arable land. Using mining waste as raw materials also helps mining companies reduce their waste inventory, which occupies valuable land and creates safety and environmental concerns, such as collapse, landslide, water pollution, and the like.

Our products are considered eco-friendly construction materials because we use industrial waste such as fly-ash and mine tailings as our primary raw materials; our autoclaved aerated concrete block weighs less but has better heat insulating ability, sound insulation ability and impenetrability than traditional clay blocks; and our ready-mixed mortar can reduce mortar leakage during transportation and construction site dust emissions.

Currently, Chinese government supports and encourages the development of waste resources recycling businesses. We enjoy preferential tax treatment for our current products; because our products use 70% or more industrial waste as their raw materials, they are qualified for such preferential treatment. 70% of the value added tax for all our products will be refunded to us and we can also deduct 10% of revenue generated by our eco-friendly products from our total profit for our enterprise income tax purpose. We have also applied for certain government subsidies for the investment in our new wet mixed mortar production line which will use industrial waste for raw materials. The application is pending for approval upon the completion of the construction of the new production line. The subsidy usually will be 10% of the total investment in the equipment for such new production line, and there is no guarantee that we will successfully receive such additional subsidies.

We use industrial waste as our primary raw materials, and although the cost of sourcing fly-ash has increased significantly in recent years, the biggest raw material cost for our concrete blocks, per square meter, is still quicklime, and the biggest raw material cost for our ready-mixed mortar, per ton, is cement.

Our products are mainly used in commercial, industrial and residential buildings in the areas surrounding Nanjing city. We have entered into long term cooperative agreements with certain construction companies and real estate developers to supply our products, two of which are our 10% or more customers; however, such agreements are non-binding cooperative agreements and therefore such companies and developers may consider our products but are not obligated to buy them under such agreements. Usually, construction companies will control transportation and inventory costs by purchasing construction materials within a 100 kilometer radius. Therefore, we mainly supply construction projects within the greater Nanjing metropolitan area, as well as to other major cities in Jiangsu Province, such as Zhenjiang, Yangzhou, Yizheng and Jurong, each of which is within 50 kilometers of our factory.

Corporate Information, History and Structure

In preparation for our initial public offering, we completed a number of corporate restructuring steps (the “Reorganization”), including:

●	Establishing offshore holding companies. On April 9, 2018, we incorporated Hong Kong Zhongnan, which became our wholly owned subsidiary on February 25, 2019. On January 7, 2019, we incorporated China Eco-Materials as our offshore holding company in the Cayman Islands.

●	Establishing WFOE. On May 23, 2019, our PRC WFOE, Nanjing Fujin, was incorporated in the PRC.

China Eco-Materials was established under the laws of the Cayman Islands on January 7, 2019 as a holding company. On February 25, 2019, China Eco-Materials acquired 100% of the ownership of Hong Kong Zhongnan, which was formed under the laws of Hong Kong on April 9, 2018. On May 23, 2019, Hong Kong Zhongnan formed Nanjing Fujin, a wholly foreign-owned entity (“WFOE”), under the laws of the People’s Republic of China (“China” or the “PRC”).

Due to restrictions imposed by PRC laws and regulations on foreign ownership of companies that engage in the production of construction materials, on May 31, 2019, Nanjing Fujin and Hong Kong Zhongnan entered into a series of contractual arrangements (the “Contractual Arrangements”) with Nanjing Fuya and the shareholders of Nanjing Fuya. These agreements include an Exclusive Business Cooperation and Management Agreement, an Equity Interest Pledge Agreement, an Exclusive Option Agreement, and Powers of Attorney. Pursuant to the Contractual Agreements, Nanjing Fujin has the exclusive rights to provide to Nanjing Fuya consulting services related to the business operation and management of Nanjing Fuya, and Nanjing Fuya pays service fees equal to all of its net income to Nanjing Fujin. The Contractual Arrangements are designed so that Nanjing Fuya operates for the benefit of Nanjing Fujin and ultimately, the Company. In essence, Nanjing Fujin has gained effective control over Nanjing Fuya. Therefore, we believe that Nanjing Fuya should be considered as Variable Interest Entity (“VIE”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”, because the equity shareholders in Nanjing Fuya no longer have the characteristics of a controlling financial interest, and the Company, through Nanjing Fujin, is the primary beneficiary of Nanjing Fuya. Accordingly, Nanjing Fuya has been consolidated into Nanjing Fujin, and ultimately, the Company.

Since China Eco-Materials and its subsidiaries are effectively controlled by the same controlling shareholders before and after the Reorganization, they are considered to be under common control. The above-mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus and upon completion of this offering based on a proposed number of 4,300,000 Ordinary Shares being offered.

Mr. Jinru Lin
林金如
100%
Mr. Geng Lin
林耕
100%
Kinghong Holding Limited
金宏控股有限公司
Fule Holding Limited
福乐控股有限公司
Other Shareholders
其他股东
Public Shareholders
Pre-IPO%/Post-IPO%
32.996% / 24.79%
16.418% / 12.34%
50.586% / 38.01%
N/A/ 24.86%
China Eco-Materials Group Co. Limited
中国环保新材集团有限公司
"China Eco-Materials"
Cayman Islands, January 7, 2019
上市主体
100%
HongKong Zhongnan Renewable Resources Co., Limited
香港中南再生资源有限公司
"HongKong Zhongnan"
Hong Kong, April 9, 2018
Offshore
Onshore
100%
Nanjing Fujin Eco Technology Co., Ltd.
南京福津环保科技有限公司
"Nanjing Fujin"
PRC, May 23, 2019
WFOE
VIE (no equity owenship)
Mr. Jinru Lin (林金如)
66.67%
Mr. Geng Lin (林耕)
13.33%
Mr. Yin Wang (王银)
20%
Nanjing Fuya New Constructon Materials Co., Ltd.
南京福亚新型建材有限公司
"Nanjing Fuya"
PRC, November 10, 2004

Variable Interest Entity Arrangements

In establishing our business, we have used a variable interest entity, or VIE, structure. In the PRC, investment activities by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. In June 2019, the Guidance Catalog of Industries for Foreign Investment was replaced by the Special Administrative Measures (Negative List) for Foreign Investment Access (2019 Version). In June, 2020, the MOFCOM and the NDRC promulgated the Special Administrative Measures (Negative List) for Foreign Investment Access (2020 Version), or the Negative List, which became effective on July 23, 2020. The Negative List divides industries into two categories: restricted and prohibited. Industries not listed in the Negative List are generally open to foreign investment unless specifically restricted by other PRC regulations. Our Company and Nanjing Fujin are considered foreign investors or foreign invested enterprises under PRC law.

The business we conduct through our VIE is within the category for which foreign investment is currently restricted under the Negative List or other PRC Laws. In addition, we intend to centralize our management and operation in the PRC without being restricted to conducting certain business activities which are important for our current or future business but are restricted or might be restricted in the future. As such, we believe the Contractual Arrangements among Nanjing Fujin, Nanjing Fuya and its shareholders are necessary and essential to our business operations. These Contractual Arrangements enable us to exercise effective control over Nanjing Fuya and hence consolidate its financial results as our VIE.

In our case, Nanjing Fujin effectively assumed management of the business activities of our variable interest entity through the Contractual Arrangements. The Contractual Arrangements are comprised of a series of agreements, including an Exclusive Business Cooperation and Management Agreement, an Equity Interest Pledge Agreement, an Exclusive Option Agreement, and Powers of Attorney. Through the Contractual Arrangements, Nanjing Fujin has the exclusive right to provide business support, operational management, technical and consulting services to the variable interest entity for an annual service fee in the amount of the variable interest entity’s total net income. The shareholders of the variable interest entity have pledged all of their right, title and equity interests in the variable interest entity as security for Nanjing Fujin to collect service fees provided to the variable interest entity through the Equity Pledge Agreement. In order to further reinforce Nanjing Fujin’s rights to control and operate the variable interest entity, the variable interest entity’s shareholders granted Nanjing Fujin an exclusive right and option to acquire all of their equity interests in the variable interest entity through the Exclusive Option Agreement.

The following is a summary of the Contractual Arrangements among Hong Kong Zhongnan, Nanjing Fujin, Nanjing Fuya, and Nanjing Fuya’s shareholders.

Exclusive Business Cooperation and Management Agreement. Pursuant to an exclusive business cooperation and management agreement between Nanjing Fujin, and Nanjing Fuya:

●	Nanjing Fujin has the exclusive right to provide consulting services relating to, among other things, general business operations, human resources and business development, to Nanjing Fuya.

●	Nanjing Fujin exclusively owns all intellectual property rights resulting from the performance of this agreement.

●	Without Nanjing Fujin’s prior written consent, Nanjing Fuya shall not accept any similar consultations and/or services provided by any third party and shall not establish similar corporation relationships with any third party regarding the matters contemplated by this Agreement.

●	Nanjing Fuya agrees to follow the proposal provided by Nanjing Fujin from time to time relating to employment, daily operations, and financial management.

●	Nanjing Fuya shall appoint the candidates designated by Nanjing Fujin as its general manager, chief financial officer, and any other senior officer positions.

●	Nanjing Fuya shall pay an annual service fee to Nanjing Fujin in the equivalent amount of Nanjing Fuya’s audited total amount of net income of such year (the “Annual Service Fee”). If Nanjing Fuya’s annual net income is zero, it is not required to pay the Annual Service Fee. If Nanjing Fuya sustains losses in any fiscal year, all such losses will be carried over to next year and deducted from next year’s Annual Service Fee.

●	During the term of the agreement, unless Nanjing Fujin commits gross negligence or a fraudulent act against Nanjing Fuya, Nanjing Fuya shall not terminate the agreement prior to its expiration date. Nevertheless, Nanjing Fujin shall have the right to terminate the agreement upon giving 30 days’ prior written notice to Nanjing Fuya at any time.

●	The term of this agreement shall continue unless all parties thereto agree its termination.

Equity Interest Pledge Agreement. Pursuant to an equity pledge agreement between Nanjing Fujin and each of the shareholders of Nanjing Fuya:

●	The shareholders have pledged all of their equity interests in Nanjing Fuya to Nanjing Fujin, to guarantee Nanjing Fuya’s performance of its obligations under the Exclusive Business Cooperation and Management Agreement.

●	If Nanjing Fuya breaches its contractual obligations under the aforesaid agreement, Nanjing Fujin, as the pledgee, will be entitled to certain rights and entitlements, including priority in receiving payments by the evaluation or proceeds from the auction or sale of all or part of the pledged equity interests of Nanjing Fuya, in accordance with legal procedures.

●	Without Nanjing Fujin’s prior written consent, the shareholders of Nanjin Fuya shall not transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Nanjing Fujin’s interests.

●	The equity interest pledge will be effective upon the completion of the registration of the pledge with the competent local branch of the State Administration of Industry and Commerce or SAIC.

As of the date of this prospectus, the equity interest pledge has been registered.

Exclusive Option Agreement. Pursuant to an option agreement between Hong Kong Zhongnan and each of the shareholders of Nanjing Fuya:

●	The shareholders of Nanjing Fuya have granted Hong Kong Zhongnan an exclusive option to purchase, to the extent permitted under PRC law, all or part of their equity interests in Nanjing Fuya, at the lowest price then permitted by PRC law.

●	Hong Kong Zhongnan has sole discretion as to when to exercise such options, either in part or in full, and is entitled to exercise the options for unlimited times until all of the equity interests of Nanjing Fuya have been acquired, and can freely transfer the options, in whole or in part, to any third party. Equity interests purchased by such third party would be held by such third party.

●	Without Hong Kong Zhongnan’s consent, the shareholders of Nanjing Fuya shall not transfer, donate, pledge, or otherwise dispose of their equity shareholdings in Nanjing Fuya in any way.

●	This agreement will remain in full force and effect until the earlier of: (i) the date on which the option has been exercised in full, or (ii) termination by Hong Kong Zhongnan. The key factor for our decision to exercise the option is whether the current interpretation and practice by the local governments with respect to foreign investment in domestic companies such as our consolidated affiliated entity will be relaxed in the future, which we cannot predict. If such restrictions are relaxed, we will, through Nanjing Fujin, exercise the option and purchase all or part of the equity interests in Nanjing Fuya.

Powers of Attorney. Pursuant to Powers of Attorney between Hong Kong Zhongnan and each of the shareholders of Nanjing Fuya:

●	The shareholders of Nanjing Fuya irrevocably grant their rights to vote and attend shareholder meetings to Hong Kong Zhongnan or its designee.

●	Each Power of Attorney will remain in full force and effect until the earlier of: (i) the date on which the option under the exclusive option agreement has been exercised in full, or (ii) termination by Hong Kong Zhongnan.

In the opinion of Beijing Zhong Lun Law Firm, our PRC legal counsel:

●	the corporate structure of Nanjing Fujin and Nanjing Fuya in China comply with all existing PRC laws and regulations;

●	the Contractual Arrangements are valid, binding and enforceable under PRC law, and will not result in any violation of PRC laws or regulations currently in effect; and

●	Each of Hong Kong Zhongnan, Nanjing Fujin and Nanjing Fuya has all necessary corporate power and authority to conduct its business as described in its business scope under its business license. Each such business license is in full force and effect. Each of Nanjing Fujin and Nanjing Fuya is capable of suing and being sued and may be the subject of any legal proceedings in PRC courts. To the best of Beijing Zhong Lun Law Firm’s knowledge after due inquiry, none of Nanjing Fujin, Nanjing Fuya or their respective assets is entitled to any immunity, on the grounds of sovereignty, from any action, suit or other legal proceedings; or from enforcement, execution or attachment.

We have been advised by our PRC legal counsel, however, that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to the above opinion of our PRC legal counsel. If the PRC government finds that the foregoing agreements that establish the structure for operating our PRC business do not comply with applicable PRC regulations, we could be subject to severe penalties including being prohibited from continuing operations. See “Risk Factors—Risks Related to Our Corporate Structure—Our contractual arrangements with our consolidated affiliated entity may not be as effective in providing operational control as direct ownership.” and “Risk Factors—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system could adversely affect us.”

Corporate Information

Our principal executive offices are located at No. 200, Liu Gang Tou, Qin Lin Community, Tangshan, Nanjing, Jiangsu Province, People’s Republic of China. Our telephone number is +86-25-84100618.

Our registered office in the Cayman Islands is Avalon Trust & Corporate Services Ltd., Landmark Square, 1st Floor, 64 Earth Close, PO Box 715, Grand Cayman KY1 1107, Cayman Islands.

Investors should submit any inquiries to the address and telephone number of our principal executive offices.

Our website is http://www.fuyajiancai.com. The information contained on our website is not a part of this prospectus.

Our Competitive Strengths

We believe the following strengths differentiate us from our competitors and are key drivers of our success:

Competitive Cost Structure. We use mining waste (iron tailings and copper tailings, and similar materials) from the neighboring Nanjing Funiushan Copper Co., Ltd and from other mining companies as the primary raw materials to make our mortar products. All the mining waste we use for the concrete blocks and almost half of mining waste we use for the mortar products is provided to us free of charge. In the Nanjing city metropolitan area, where we operate our business and sell most of our products, we are the only manufacturer that uses free mining waste as the primary raw material to make mortar products.

Environmentally friendly production. Mining waste is an environmental concern to mining companies, because it can negatively impact local environments when it accumulates, which occupies valuable land and creates safety and environmental concerns, such as collapse, landslide, water pollution, especially during the rainy season. We are able to use mining waste as a raw material for our finished products, by recycling the mining waste. This process is highly encouraged by the local and central governments as it is considered environmental friendly.

Highly experienced and efficient operational management. Our operational management team and personnel are highly experienced and efficient compared to many of our competitors in Nanjing, which we believe enables us to achieve consistent quality in our products.

Our Business Strategy

We believe we can continue to grow our revenue and advance our market position by investing in personnel training and equipment and production upgrades necessary to maintain the quality of our products, on which our reputation is based and our sale efforts are reliant. We also seek to expand our sales force in order to improve our ability to gather and process market and customer information to implement our sales strategy and increase our revenues and profits. We believe that we can largely fund these efforts organically through our operations and the funds raised in this offering of our Ordinary Shares. If necessary, we may also seek financing from banks or additional equity or debt financings in the future, although there is no guarantee that we will be able to obtain those on favorable terms or at all.

Summary of Risk Factors

We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects.

●	Our income will decrease if the construction and building material industries in Nanjing and overall China experience a downturn, or if such industries do not realize an increase in demand at the pace we expect.

●	Nanjing Funiushan Copper Co., Ltd. might discontinue to supply us with free mining waste, a primary raw material for our product, which could adversely impact our results of operations.

●	Increased competition in Nanjing and China’s building and construction materials industry could adversely affect our results of operations.

●	Our revenues for the 2020 and 2019 fiscal years and for the six months ended August 31, 2020 and 2019 were highly dependent on a limited number of clients. If such concentration continues, the loss of any of our major clients could materially and adversely affect our growth and our revenues

●	We lack product and business diversification. Accordingly, our future revenues and earnings are more susceptible to fluctuations than a more diversified company.

●	Price increases and shortages in raw materials and components and dependency upon certain suppliers for such raw materials and components could adversely impact our operating results.

●	Any change in the preferential tax treatment and government subsidy we currently receive for our waste recycling production in China will affect our net profits.

●	Our operations may incur substantial liabilities to comply with environmental laws and regulations.

●	If the Chinese government determines that the contractual arrangements through which we control our consolidated affiliated entity do not comply with applicable regulations, our business could be adversely affected.

●	Our contractual arrangements with our consolidated affiliated entity may not be as effective in providing operational control as direct ownership.

●	If we fail to comply with environmental, health and safety laws and regulations of the PRC, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

●	Uncertainties with respect to the PRC legal system could adversely affect us.

●	PRC regulation relating to the establishment of offshore holding companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

●	There has been no prior market for our Ordinary Shares and the offering may not result in an active or liquid market for our Ordinary Shares, which could adversely affect the market price of our ordinary shares.

●	NASDAQ will apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering, insiders will hold a large portion of the company’s listed securities and our operations and board members are not located in the U.S.

●	You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States.

●	We are obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our ordinary shares.

You should carefully consider these risks, including all of the risks discussed in the section entitled “Risk Factors” beginning on page 13 of this prospectus, before investing in our Ordinary Shares.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act”, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We have not decided whether to take advantage of any or all of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our Ordinary Shares less attractive as a result. The result may be a less active trading market for our Ordinary Shares and the price of our Ordinary Shares may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to “opt in” to such extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We will remain an “emerging growth company” until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed US$1.07 billion, (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iv) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

We are incorporated in the Cayman Islands, and more than 50 percent of our outstanding voting securities are not directly or indirectly held by residents of the United States. Therefore, we are a “foreign private issuer” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. As a foreign private issuer, we may take advantage of certain provisions in the NASDAQ listing rules that allow us to follow Cayman Islands law for certain corporate governance matters. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

Recent Developments Related to the COVID-19 Outbreak

Beginning in late 2019, there were reports of the COVID-19 (coronavirus) that has surfaced in Wuhan, China, the pandemic quickly spread to many provinces, autonomous regions, and cities all over the China. To the prevention and control of the spread of the pandemic, the Chinese governments issued administrative orders to impose travel and public gathering restrictions as well as to work from home and self-quarantine.

The Company primarily conducts its business operations in the PRC. In response to the evolving dynamics related to the COVID-19 outbreak, the Company has followed the guidelines of local government authorities as it prioritizes the health and safety of its employees, suppliers, customers and business partners. Our office and manufacturing facility were closed for the Lunar New Year Holiday Break at the end of January 2020, and remained closed as a result of the outbreak until early March 2020. All of our office and manufacturing facility are now open and have resumed ordinary operations.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

●	Our office and manufacturing facility were closed for the Lunar New Year Holiday Break at the end of January 2020, and remained closed as a result of the outbreak until early March 2020. Since March 2020, our office and manufacturing facility have reopened and have been in full operation since then. During the closure of the office manufacturing facility, our productions stopped;

●	Due to the temporary closure of stores and business facilities during the outbreak, construction sites were closed and construction activities were stopped in Nanjing City and its surrounding areas until early March 2020, which caused the significant decrease of the demand of our products during January and February 2020;

●	Due to the traffic control and travel restrictions mandated by the Chinese government during the outbreak, transportation of raw materials and finished products were delayed or halted in January and February 2020, which adversely impacted our production and sales;

●	Affected by the self-quarantine requirement and travel restrictions in China during the outbreak, our marketing staff was unable to carry out in-person promotion activities and face-to-face communication with customers, which greatly affected the development of potential new customers during the outbreak.

●	Because of the negative impact of the pandemic and potential resurgence of COVID-19 on the Chinese and global economy, our customers and potential customers might incline to reduce expenditures and investment in real estate properties, which will negatively impact our sales and operational results.

●	In March 2020, the World Health Organization declared the COVID-19 as a pandemic. To date, confirmed cases are still climbing every day. To prevent and control the spread of the pandemic, many countries have canceled flights, closed borders, banned non-essential economic activities, and issued stay at home or even city lockdown orders. As a result, the global economy has also been materially negatively affected. This crisis is like no other, the impact is large and there is continued severe uncertainty about the duration and intensity of its impacts. Due to the COVID-19 outbreak, we delayed the construction of the workshop and new production line for wet-mixed mortar. We now expect to complete the project in August 2021.

Our business and operations were materially adversely affected by the outbreak of COVID-19 during the first three months of 2020. However, due to the stimulus plan implemented by Chinese government to alleviate the negative impact on the economy of the COVID outbreak, demand for construction materials, including our products, has increased since the end of March 2020, comparing to the same period of last year.

Although we believe the pandemic is mostly under control and business operations and activities are restored in China, the situation remains highly uncertain for any further outbreak or resurgence of the COVID-19. It is therefore difficult for the Company to estimate the impact on our business or operating results that might be adversely affected by any further outbreak or resurgence of COVID-19.

For a detailed description of the risks associated with COVID-19, see “Risk Factors—Risks Related to Our Business— We face risks related to health epidemics and other outbreaks, including the coronavirus (COVID-19), which may cause business disruptions, resulting in a material, adverse impact to our financial condition and results of operations.”

THE OFFERING

Offering price	$4.00

Ordinary Shares offered by us	4,300,000 ordinary shares on a firm commitment basis.

Ordinary Shares outstanding immediately before this offering	13,000,000 Ordinary Shares

Ordinary Shares outstanding immediately after this offering	17,300,000 Ordinary Shares, excluding ordinary shares underlying the underwriter’s warrants.

Lock-up agreements	We, our directors and executive officers (“Insiders”), and existing 5% or more shareholders (the “5% Plus Holders”) have agreed with the Underwriter not to sell, transfer or dispose of any Ordinary Shares or similar securities for a period of 180 days and 1 year after the date of this prospectus, for the 5% Plus Holders and Insiders, respectively. See “Shares Eligible for Future Sales” and “Underwriting.”

Use of proceeds	We intend to use the net proceeds of this offering to complete the construction of the workshop and production line for wet-mixed mortar, for marketing and business development, and for other general corporate purposes. For more information on the use of proceeds, see “Use of Proceeds.”

Underwriter’s Warrants

We have agreed to issue, on the closing date of this offering, warrants (the “underwriter’s warrants”) to the Underwriter, in an amount equal to 10% of the aggregate number of Ordinary Shares sold by us in this offering. The exercise price of the underwriter’s warrants is equal to 140% of the price of our Ordinary Shares offered hereby. The underwriter’s warrants are exercisable for a period of five years from the effective date of the registration statement of which this prospectus forms a part and will terminate on the fifth anniversary of the effective date of the registration statement.

Proposed Nasdaq Symbol:	ZGHB

Transfer Agent:	V Stock Transfer, LLC.

Risk factors:

Investing in our ordinary shares involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 13.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated statements of income data for the years ended February 29, 2020 and February 28, 2019, and summary consolidated balance sheet data as of February 29, 2020 and February 28, 2019 and summary consolidated cash flow data as of February 29, 2020 and February 28, 2019 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following summary consolidated financial data for the six months ended August 31, 2020 and 2019, have been derived from our unaudited condensed consolidated interim financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States of America, or U.S. GAAP. You should read this Summary Consolidated Financial Data income data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our historical results are not necessarily indicative of results expected for future periods.

	For the Six Months Ended August 31,
Consolidated Statements of Income and Comprehensive Income Data:	2020	2019
Revenues	$3,948,879	$3,433,284
Cost of goods sold	2,444,041	2,104,244
Gross profit	1,504,838	1,329,040
Total operating expenses	826,541	770,032
Income from operations	678,297	559,008
Total other income, net	9,154	59,505
Income before income taxes	687,451	618,513
Provision for income taxes	105,590	69,271
Net income	581,861	549,242
Other comprehensive income (loss):
Foreign currency translation adjustment	225,270	(578,904)
Comprehensive income (loss)	807,131	(29,662)
Earnings per share - basic and diluted	$0.04	$0.04
Weighted average number of shares - basic and diluted	13,000,000	13,000,000

	For the Years Ended February 29,	For the Years Ended February 28,
Consolidated Statements of Income and Comprehensive Income Data:	2020	2019
Revenues	$8,797,267	$7,016,512
Cost of goods sold	5,186,081	4,528,747
Gross profit	3,611,186	2,487,765
Total operating expenses	1,507,055	1,264,451
Income from operations	2,104,131	1,223,314
Total other income, net	43,253	349,892
Income before income taxes	2,147,384	1,573,206
Provision for income taxes	351,583	214,318
Net income	1,795,801	1,358,888
Other comprehensive income (loss):
Foreign currency translation adjustment	(388,463)	(263,956)
Comprehensive income	1,470,338	1,094,932
Earnings per share - basic and diluted	$0.14	$0.10
Weighted average number of shares - basic and diluted	13,000,000	13,000,000

	As of August 31,	As of February 29,	As of February 28,
Consolidated Balance Sheet Data:	2020	2020	2019
Total current assets	8,019,895	8,846,477	7,358,785
Total assets	14,140,073	14,377,874	12,318,145
Total current liabilities	1,973,355	3,000,226	1,960,015
Total liabilities	3,446,466	4,491,398	3,839,007
Total stockholders’ equity	10,693,607	9,886,476	8,479,138
Total liabilities and stockholders’ equity	14,140,073	14,377,874	12,318,145

RISK FACTORS

Investing in our Ordinary Shares involves a high degree of risk. You should consider and read carefully all the risks and uncertainties described below, as well as other information included in this prospectus, including our consolidated financial statements and related notes appearing at the end of this prospectus, before making an investment decision. Any of the following risks could have a material and adverse effect on our business, financial condition and results of operations. In any such case, the market price of our ordinary shares could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Risks Related to Our Business and Our Industry

Our income will decrease if the construction and building material industries in Nanjing and overall China experience a downturn, or if such industries do not realize an increase in demand at the pace we expect.

Our products serve as key components in construction and building projects for a wide range of industries and private and public sector projects in and around the city of Nanjing, China. Therefore, we are subject to the general changes in economic conditions affecting many segments of the local as well as the overall Nanjing City, Jiangsu Province and Chinese economy. Demands for concrete block, mortar and other construction products are typically affected by a number of factors, including, but not limited to:

●	the level of residential and commercial construction, including reductions in the demand for new residential housing and /or commercial building construction and the level of demand for construction materials and services;

●	the performance of China’s economy, especially its real estate market;

●	the availability of national, provincial and municipal funds for public or infrastructure construction; and

●	the changes in mix of our customers and business, which result in periodic variations in the margins of products sold during any particular quarter.

Many of these factors are beyond our control. If there is a decline in the real estate market and/or construction activity or a rise in the costs of doing business in Nanjing and overall China, demand for our products may decline which in turn could have material adverse effects on our business, financial condition, results of operations and cash flows. Moreover, our operating results in any particular quarter may not be indicative of the results that could be expected for any other quarter or for the entire year.

Nanjing Funiushan Copper Co., Ltd. might discontinue to supply us with free mining waste, a primary raw material for our product, which could adversely impact our results of operations.

We receive fine mining waste as a primary raw material for our products free of charge from Nanjing Funiushan Copper Co., Ltd. Although we have a letter from Nanjing Funiushan Copper Co., Ltd. indicating it will supply us with its mining waste for free until March 31, 2031, if we could not obtain sufficient supplies of this material or this source of supply ceased to be available to us for any reason, we could experience shortages in raw materials or have to find and purchase alternative supplies which would increase our costs and negatively impact our operating results. Also, after March 31, 2031, we might not be able to receive such raw materials from Nanjing Funiushan Copper Co., Ltd. for free, or at all, which in turn would have material adverse effects on our business, financial condition, results of operations and cash flows.

Increased competition in Nanjing and China’s building and construction materials industry could adversely affect our results of operations.

There are many competitors in the building and construction materials industry in the city of Nanjing and in Jiangsu province and there is no assurance that existing or new competitors may not overtake our current market position by reason of events and factors beyond our control. Many of our current and potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their product offerings. Our competitors may also have longer operating histories, a more extensive client base, greater brand recognition and brand loyalty and broader partner relationships than us. Additionally, a current or potential competitor may acquire one or more of our existing competitors or form a strategic alliance with one or more of our competitors. Our competitors may be better at developing new products, offering more attractive services, responding faster to new market opportunities and technologies and undertaking more extensive and effective marketing campaigns. In response to competition and in order to grow or maintain the volume of our business, we may have to reduce our product price, which could materially and adversely affect our business and results of operations. If we are unable to compete with such companies and meet the need for development in our industry, the demand for our marketplace could stagnate or substantially decline, we could experience reduced revenues or our marketplace could fail to achieve or maintain more widespread market acceptance, any of which could harm our business and results of operations.

Our revenues for the 2020 and 2019 fiscal years and for the six months ended August 31, 2020 and 2019 were highly dependent on a limited number of clients. If such concentration continues, the loss of any of our major clients could materially and adversely affect our growth and our revenues.

For the fiscal years ended February 29, 2020 and February 28, 2019, revenues generated from our top three clients accounted for 78% and 62% of our revenues, respectively. For the six months ended August 31, 2020 and 2019, revenue generated from our top three clients and top five clients accounted for 91% and 77% of our revenues, respectively. As a result of our reliance on a limited number of clients, we may face competitive pressures, which may have a material adverse effect on our profits and our revenues. The loss of any of these customers could materially adversely affect our profits and our revenues. Unless and until we develop more business from more clients, our future success will significantly depend upon the business from our top clients. There can be no assurance that we will maintain or improve the relationships with these clients, or that we will be able to continue to supply these clients at current levels or at all. Any failure to pay by these clients could have an adverse effect on our business, financial condition and results of operations. In addition, having a relatively small number of clients may cause our quarterly results to be inconsistent, depending upon when these clients pay for outstanding invoices. If we cannot maintain long-term relationships with these major clients, the loss of our sales to them could have an adverse effect on our business, financial condition and results of operations.

We lack product and business diversification. Accordingly, our future revenues and earnings are more susceptible to fluctuations than a more diversified company.

Our current primary business activities focus on autoclaved aerated concrete block and ready-mixed mortar. Because our focus is limited in this way, any risk affecting the real estate and construction industries could disproportionately affect our business. Our lack of product and business diversification could inhibit the opportunities for growth of our business, revenues and profits.

Without additional capital on favorable terms, we may not accomplish our growth plan.

Although we have met our capital needs historically through our operations, bank loans and loans from some of the shareholders of our consolidated affiliated entity, there can be no assurance that we will be able to do so in the future, despite our current level of revenue and net income, and our track record of performance. Our inability to raise sufficient capital or inability to raise capital on acceptable terms to fund our strategy would negatively impact our projected revenues and our projected growth.

We may incur substantial debt in the future, which may adversely affect our financial condition and negatively impact our operations.

We may decide in the future to finance our operations through incurring debt. The incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenue is insufficient to repay debt obligations;

●	acceleration of obligations to repay the indebtedness (or other outstanding indebtedness), even if we make all principal and interest payments when due, if we breach any covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	diverting a substantial portion of cash flow to pay principal and interest on such debt, which would reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes; and

●	creating potential limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate.

The occurrence of any of these risks could adversely affect our operations or financial condition.

Our financial results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our financial results of operations, including the levels of our net revenues, expenses, net (loss)/income and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of our control, and period-to-period comparisons of our operating results may not be meaningful. Accordingly, the results for any one period are not necessarily an indication of future performance. Fluctuations in financial results may adversely affect the market price of our ordinary shares. Factors that may cause fluctuations in our financial results include:

●	unanticipated costs;

●	potential adverse effects on existing business relationships with suppliers and customers;

●	obtaining sufficient working capital to support expansion;

●	continuing to fill customers’ demands on time;

●	maintaining adequate control of our expenses and accounting systems;

●	anticipating and adapting to changing conditions in the construction material industry, whether from changes in government regulations, mergers and acquisitions involving our competitors, technological developments or other economic, competitive or market dynamics;

●	general economic, industry, and weather and market conditions;

●	health epidemics or pandemics, such as the coronavirus outbreak (COVID-19), and governmental responses to contain the spread of the pandemic; and

Despite our marketing efforts, we may not be able to promote and maintain our brand in an effective and cost-efficient way and our business and results of operations may be harmed accordingly.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing clients. Successful promotion of our brand and our ability to attract quality clients depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our products. Despite our marketing efforts, it is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

Price increases and shortages in raw materials and components and dependency upon certain suppliers for such raw materials and components could adversely impact our operating results.

We use a variety of raw materials to manufacture our products. Increases in the prices of such raw materials could adversely affect our operating results if we were unable to fully offset the effect of these increased costs through price increases, productivity improvements, or cost reduction programs.

Much of our businesses depends on limited suppliers to provide critical materials used in the manufacture of our products. We also receive fine mining waste as a primary raw material for our products free of charge from Nanjing Funiushan Copper Co., Ltd. If we could not obtain sufficient supplies of these materials or this sources of supply ceased to be available to us, we could experience shortages in materials or be unable to meet our commitments to customers. Alternative sources of supply could be more expensive or, in some cases, not available. We believe our sources of raw materials, commodities and critical components will generally be sufficient for our needs in the foreseeable future. However, our operating results could be negatively impacted if supply is insufficient for our operations.

We depend on third parties for supplies essential to operate our business.

We rely on third parties to provide us with supplies, including mining waste (i.e. iron tailings and copper tailings) and fly-ash, necessary for our operations. For the year ended February 29, 2020, four major suppliers accounted for approximately 37%, 22%, 17% and 11% of the total purchases, respectively. For the year ended February 28, 2019, four major suppliers accounted for approximately 49%, 17%, 14% and 12% of the total purchases, respectively. For the six months ended August 31, 2020, three major suppliers accounted for approximately 32%, 21% and 14% of the total purchases, respectively. For the six months ended August 31, 2019, three major suppliers accounted for approximately 53%, 23% and 10% of the total purchases, respectively. We cannot assure you that our favorable working relationships with our current suppliers will continue in the future. If any of our suppliers stop doing business with us for any reason such that we are unable to source sufficient raw materials for our needs, or if our suppliers experience disruptions to their business, such as labor disputes, supply shortages or distribution problems, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

Our operations are subject to various hazards that may cause personal injury or property damage; increasing our operating costs and our insurance coverage might not be sufficient to fully cover our losses; and we do not have any insurance coverage for damage due to natural disasters or business liability or disruption insurance to cover our operations.

There are inherent risks to our operations. Our plant personnel are subject to the hazards associated with moving and storing large quantities of heavy raw materials and finished products. Operating hazards can cause personal injury and loss of life, damage to or destruction of property, plant and equipment and environmental damage. Although we conduct training programs designed to reduce these risks, we cannot eliminate these risks. Currently, we have work related personal injury insurance coverage for our employees and property insurance coverage for some of machines and equipment, however, such coverage might not be sufficient to fully cover the losses and damages. Also, we do not have insurance coverage for our buildings and inventories or any business liability or disruption insurance to cover our operations or any insurance to cover losses due to natural disasters such as storms or hurricanes. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

Our growth prospects may be materially and adversely affected if we are unable to produce our products in sufficient quantities for our customer or if our competitors develop products that are favored by our customers.

We believe our future growth will depend on the value of our products for construction purposes. The ability to develop orders from customers, if at all, is uncertain due to several factors, many of which are beyond our control. If we are unable to produce sufficient materials or collect sufficient supplies to meet the initial demands of our customers, or if our competitors develop products that are favored by our customers, our growth will be adversely affected. If we are unable to generate our existing products in sufficient quantities, our growth prospects may be materially and adversely affected and our revenues and profitability may decline.

Our products are not nationally well known.

Our product visibility in general is not high in China. We have no guarantee that we will be able to materially increase the market recognition of all our building material products. To the extent we are unable to increase our product visibility, we may face challenges in increasing revenues or increasing the profit margin for such products.

We may incur material costs and losses as a result of claims our products do not meet regulatory requirements or contractual specifications.

Our operations involve providing products that must meet building code or other regulatory requirements and contractual specifications for durability, stress-level capacity, weight-bearing capacity and other characteristics. If we fail or are unable to provide products meeting these requirements and specifications, we may face economic penalties, including price adjustments, rejection of deliveries and/or termination of contracts, and our reputation could be damaged. In the past, we have not had any claims of this kind asserted against us, although no assurance can be given that no such claim will be made in the future. If a significant product-related claim or claims are made and resolved against us in the future, such resolution may have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our domain name, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others to protect our proprietary rights because we do not have any patents or trademarks regarding same. Thus, we cannot assure you that any of our intellectual property rights would not be challenged, invalidated, circumvented or misappropriated, or that such intellectual property will be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change, we may not be able to obtain or continue to obtain licenses and technologies from any third parties on reasonable terms, or at all when we need them.

It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of China’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our marketplace and better serve our customers. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our business and products;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

●	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

●	risks of entering markets in which we have limited or no prior experience;

●	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

●	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

●	failure to successfully further develop the acquired technology;

●	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

●	potential disruptions to our ongoing businesses; and

●	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced our products and services or that any new or enhanced products and services, if developed, will achieve market acceptance or prove to be profitable.

If the basic salary of certain employees fails to meet the local minimum salary standard, we may be faced with labor disputes or compensation obligations.

The remuneration we pay to our employees in general consists of a basic salary, subsidy and performance bonus subject to different department. In accordance with the Labor Contract Law of People’s Republic of China, if the salary paid by the employer to its employees is below the local minimum salary standard, the labor administrative authorities shall order the employer to pay the shortfall. When payment is not made within the stipulated period, the employer shall be ordered to pay compensation to the employee based on 50% to 100% of the amount payable. In principle, each province has its own local minimum standard and the local minimum salary standard is subject to change each year. We will try our best to meet each local minimum salary standard. However, we cannot assure you that we can adjust the employees’ basic salary in time to meet the changing minimum standard. In such case, we may be faced with labor disputes or compensation obligations.

Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including production, technician, financial, sales and marketing personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled sales and marketing, technical, and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expenses in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve our customers could diminish, resulting in a material adverse effect to our business.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and results of operations may be adversely affected.

If we cannot maintain our corporate culture as we grow, we could lose the innovation, collaboration and focus that contribute to our business.

We believe that a critical component of our success is our corporate culture, which we believe fosters innovation, encourages teamwork and cultivates creativity. As we develop the infrastructure of a public company and continue to grow, we may find it difficult to maintain these valuable aspects of our corporate culture. Any failure to preserve our culture could negatively impact our future success, including our ability to attract and retain employees, encourage innovation and teamwork and effectively focus on and pursue our corporate objectives.

Severe weather can reduce construction activity and lead to a decrease in demand for the Company’s products in areas affected by adverse weather conditions.

Our operations and the demand for our products are affected by weather conditions in the markets we serve. Sustained adverse weather conditions such as rain, extreme cold or snow could disrupt or curtail outdoor construction activity which in turn could reduce demand for our products and have a material adverse effect on Company’s operations, financial performance or prospects.

Any change in the preferential tax treatment and government subsidy we currently receive for our waste recycling production in China will affect our net profits.

Currently, the Chinese government supports and encourages the development of waste resources recycling businesses. We enjoy preferential tax treatment for our current products; because our products use 70% or more industrial waste as their raw materials, they are qualified for such preferential treatment. 70% of the value added tax for all our products will be refunded to us and we can also deduct 10% of revenue generated by our eco-friendly products from our total profit for our enterprise income tax purpose. We also have applied for certain government subsidy for the investment in new production line using industrial waste for raw materials, which is pending for approval upon the completion of construction of the new production line. Any change of such preferential tax treatment or government policy will affect our net profits.

Our operations may incur substantial liabilities to comply with environmental laws and regulations.

Our manufacturing operations are subject to laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection. Currently, we are in compliance with such laws and regulations. However, any future failure to comply with applicable laws may result in the assessment of administrative, civil and criminal penalties, the incurrence of investigatory or remedial obligations and the imposition of injunctive relief. Resolution of these matters may require considerable management time and expense. In addition, changes in environmental laws and regulations occur frequently and any changes that result in more stringent or costly manufacturing, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to reach and maintain compliance and may otherwise have a material adverse effect on our industry in general and on our own results of operations, competitive position or financial condition.

The loss of services of the senior management and key personnel of our consolidated affiliated entity could severely disrupt our business and growth or if such persons compete against us.

Our future success is significantly dependent upon the continued service of the senior management and key technical personnel of our consolidated affiliated entity. In particular, we rely heavily on our founder, Chairman and CEO, Mr. Jinru Lin, to continue to manage our business, operations and sales and marketing activities as well as to maintain personal and direct relationships with many of our major customers. While the departure of Mr. Jinru Lin is unlikely while he remains a majority shareholder of the Company and our consolidated affiliated entity Nanjing Fuya, he may choose to reduce his level of involvement, or not to take part at all, especially if a conflict of interest or other disagreement arises between him and us. See “—Risks Related to Our Corporate Structure—The shareholders of our consolidated affiliated entity may have potential conflicts of interest with us, which may materially and adversely affect our business.” In addition, Mr. Jinru Lin may act, or cause our consolidated affiliated entity and/or their shareholders to act, detrimentally against, our interests. See “—Risks Related to Our Corporate Structure—Shareholders of our consolidated affiliated entity may breach, or cause our consolidated affiliated entity to breach, or refuse to renew, the existing contractual arrangements we have with them and our consolidated affiliated entity. Any failure by our consolidated affiliated entity or their shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business and financial condition.”

The loss of Mr. Jinru Lin’s services or those of any other members of the senior management or key personnel of our consolidated affiliated entity may materially and adversely affect our business and operations. For instance, it could jeopardize our relationships with customers and result in the loss of customers. If we lose the service of any such senior management member or key personnel, we may not be able to locate and obtain the service of qualified replacements, and may incur additional expenses to recruit and train new personnel, which could severely disrupt our business and growth. In addition, if any of such senior management or key technical personnel joins a competitor or forms a competing company, we may lose customers, know-how, key professionals and employees even though we have confidentiality and non-compete agreements with our employees and managers because the lawsuit and enforcement of the court judgement will be costly and might come too late to efficiently protect our customer list and know-how.

Failure of beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law.

The State Administration of Foreign Exchange, or SAFE, has promulgated regulations, including the Notice on Relevant Issues Relating to Foreign Exchange Control on Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles, or Circular 37, and its appendices. These regulations require PRC residents, including PRC institutions and individuals, to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in Circular 37 as a “special purpose vehicle”, or SPV. The term “control” under Circular 37 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by the PRC residents in the offshore SPVs by such means as acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the SPV, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a SPV fails to fulfill the required SAFE registration, the PRC subsidiaries of that SPV may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the SPV may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

These regulations apply to our direct and indirect shareholders who are PRC residents and may apply to any offshore acquisitions or share transfers that we make in the future if our shares are issued to PRC residents. However, in practice, different local SAFE branches may have different views and procedures on the application and implementation of SAFE regulations, and there remains uncertainty with respect to its implementation. We cannot assure you that these direct or indirect shareholders of our company who are PRC residents will be able to successfully update the registration of their direct and indirect equity interest as required in the future. If they fail to update the registration, our PRC subsidiary could be subject to fines and legal penalties, and SAFE could restrict our cross-border investment activities and our foreign exchange activities, including restricting our PRC subsidiary’s ability to distribute dividends to, or obtain loans denominated in foreign currencies from, our company, or prevent us from contributing additional capital into our PRC subsidiary. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

We do not carry insurance coverage for our business operation. Any material loss to our properties or assets will have a material adverse effect on our financial condition and operations.

We have certain property insurance coverage for our equipment and machines. We (including our subsidiaries and VIE) are not insured in amounts that adequately cover the risks of our business operations. As a result, any material loss or damage to our direct or indirect, properties or other assets arising from our direct or indirect business operations would have a material adverse effect on our financial condition and operations. Neither we, our subsidiaries nor our operating company, carries officer and director liability insurance. This may cause us to experience difficulties in convincing qualified persons to fill such positions.

Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of employees up to a maximum amount specified by the local government from time to time at locations where they operate their businesses (“Contributions”). The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. As of July 23, 2019, Nanjing Fuya paid social insurance for 18 full-time employees, but it did not pay social insurance for the other 11 full-time employees because such employees have other insurance such as New Rural Cooperative Medical Care. Nanjing Fuya has obtained written waivers from the affected employees for this arrangement. In addition, Nanjing Fuya did not pay the housing fund for all employees. As of July, 2019, the total amount of Contributions that Nanjing Fuya may need to repay is about $22,000 (including $5,000 for social security and $17,000 for housing funds). The Contributions by Nanjing Fuya for its employees to the social security and housing funds have not been in compliance with relevant PRC regulations as of July, 2019, however Nanjing Fuya has been making payments for required social insurance and housing funds according to local social security and housing funds payment practice since August, 2019. Pursuant to the PRC Social Insurance Law, the social security authority may order an enterprise to pay the outstanding contributions within a prescribed time limit and a late payment fine computed from the due date at the rate of 0.05% of unpaid amount per day. If the enterprise fails to pay the amount ordered by the social security authority, the agency may impose penalties ranging from one to three times of the unpaid amount. To the extent the relevant authorities determine Nanjing Fuya has underpaid Contributions for its employees, it may be required to pay outstanding Contributions and a late payment fine of approximately $900. Also, if we fail to make Contributions to various employee benefit plans and to comply with applicable PRC labor-related laws in the future, we may be subject to late payment and penalties. If we are required to pay such late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

The properties leased by us for manufacturing and as offices lack title certificates issued by the local Land and Resources Bureau which may result in them being subject to demolition and if so, our production and operation will be material adversely affected.

The factory building and offices building currently used for our operation and production are leased from our major shareholder, the Chairman of the Board and Chief Executive Officer of the Company, Mr. Jinru Lin, all of which lack title certificates issued by the local Land and Resources Bureau. In accordance with the Civil Code of the PRC, the ownership of buildings which has not been registered with the local Land and Resources Bureau is ineffective and the buildings may be subject to demolition by the authorities. As of the date of this prospectus, no demolition order has been issued by the competent government agencies, but we cannot guarantee that this will not happen in the future. If so, we will have to find facilities and offices and relocate our existing manufacturing facilities and office, our production will be interrupted and our financial condition and results of operations may be adversely affected.

We face risks related to health epidemics and other outbreaks, including the coronavirus (COVID-19), which may cause business disruptions, resulting in a material, adverse impact to our financial condition and results of operations.

In recent years, there have been outbreaks of epidemics in various countries, including China. Recently, there was an outbreak of a novel strain of coronavirus (COVID-19) in China, which has spread rapidly to many parts of the world, including the U.S. In March 2020, the World Health Organization declared COVID-19 a pandemic. The epidemic has resulted in quarantines, travel restrictions, and the temporary closure of office buildings and facilities.

Substantially all of our revenues and our sales are concentrated in China. Consequently, our results of operations will be adversely, and may be materially, affected, to the extent that the COVID-19 outbreak or any other epidemic harm the Chinese and global economy. Any potential impact to our results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 outbreak and the actions taken by government authorities and other entities to contain the COVID-19 outbreak or treat its impact, almost all of which are beyond our control. Potential impacts include, but are not limited to, the following:

●	temporary closure of offices and manufacturing facilities, travel restrictions or suspension of shipment of our products to our customers. Our suppliers have been negatively affected during the outbreak, and could continue to be negatively affected, which could have an effect on their ability to supply and ship raw materials to us if there is a resurgence of COVID-19 in China;

●	temporary closure of construction sites and/or stop of construction activities due to stay home orders could significantly reduce the demand of our products if there is a resurgence of COVID-19 in China;

●	our marketing staff will not be unable to carry out in-person promotion activities and face-to-face communication with customers during the outbreak, which greatly affected the development of potential new customers during the outbreak.

●	because of the negative impact of the pandemic on the Chinese and global economy, our customers and potential customers might incline to reduce expenditures and investment in real estate properties, which will negatively impact our sales and operational results.

●	our customers that are negatively impacted by the outbreak of COVID-19 may reduce their budgets to purchase our products, which may materially adversely impact our revenue.

●	our customers may require additional time to pay us or fail to pay us at all, which could significantly increase the amount of accounts receivable and require us to record additional allowances for doubtful accounts, which may materially adversely affect our financial condition and operating results.

●	the global stock markets have experienced, and may continue to experience, significant decline from the COVID-19 outbreak, which could materially adversely affect our valuation and offering price.

Because of the uncertainty surrounding the COVID-19 outbreak, the financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time, our consolidated results for the fiscal year 2021 may be adversely affected. Our total revenues in the first six months ended August 31, 2020 increased year over year, however, there is no guarantee that our total revenues will grow or remain at the similar level year over year for 2021.

In general, our business could be adversely affected by the effects of epidemics, including, but not limited to, COVID-19, avian influenza, severe acute respiratory syndrome (SARS), the influenza A virus, Ebola virus, severe weather conditions such as a snowstorm, flood or hazardous air pollution, or other outbreaks. In response to an epidemic, severe weather conditions, or other outbreaks, government and other organizations may adopt regulations and policies that could lead to severe disruption to our daily operations, including temporary closure of our offices and other facilities. These severe conditions may cause us and/or our partners to make internal adjustments, including but not limited to, temporarily closing down business, limiting business hours, and setting restrictions on travel and/or visits with clients and partners for a prolonged period of time. Various impact arising from a severe condition may cause business disruption, resulting in material, adverse impact to our financial condition and results of operations.

Risks Related to Our Corporate Structure

If the Chinese government determines that the contractual arrangements through which we control our consolidated affiliated entity do not comply with applicable regulations, our business could be adversely affected.

There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements with Nanjing Fuya and its shareholders. Although we have been advised by our PRC counsel that based on their understanding of the current PRC laws, rules and regulations, the contractual arrangements, as well our ability to enforce our rights thereunder, comply with all applicable PRC laws, rules and regulations, and do not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations, we cannot assure you that the PRC regulatory authorities will not determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. If the PRC regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, they will become invalid or unenforceable. In addition, new PRC laws, rules and regulations may be introduced from time to time to impose additional requirements that may be applicable to our contractual arrangements.

The Chinese government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new Chinese laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future Chinese laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

If we or Nanjing Fuya are determined to be in violation of any existing or future PRC laws, rules or regulations or fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses of Nanjing Fuya and/or voiding the contractual arrangements;

●	discontinuing or restricting the operations of Nanjing Fuya;

●	imposing conditions or requirements with which we or Nanjing Fuya may not be able to comply;

●	requiring us to restructure the relevant ownership structure or operations;

●	restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China; or

●	imposing fines or other forms of economic penalties.

As we do not have direct ownership of Nanjing Fuya, the imposition of any of these penalties may have a material adverse effect on our financial condition, results of operations and prospects.

Our contractual arrangements with our consolidated affiliated entity may not be as effective in providing operational control as direct ownership.

We have relied and expect to continue to rely on contractual arrangements with Nanjing Fuya and its shareholders to operate our business. For a description of these contractual arrangements, see “Our Corporate History and Structure—Contractual Arrangements.” These contractual arrangements may not be as effective in providing us with control over these affiliated entities as direct ownership. If we had direct ownership of these entities, we would be able to exercise our rights as a shareholder to effect changes in the board of directors, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. However, under the current contractual arrangements, we rely on the performance by these entities and their shareholders of their contractual obligations to exercise control over our consolidated affiliated entity. Therefore, our contractual arrangements with our consolidated affiliated entity may not be as effective in ensuring our control over our China operations as direct ownership would be.

Shareholders of our consolidated affiliated entity may breach, or cause our consolidated affiliated entity to breach, or refuse to renew, the existing contractual arrangements we have with them and our consolidated affiliated entity. Any failure by our consolidated affiliated entity or their shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business and financial condition.

Jinru Lin beneficially owns 66.67% of the equity interests in our consolidated affiliated entity Nanjing Fuya, Yin Wang beneficially owns 20% of the equity interests in Nanjing Fuya and Geng Lin beneficially owns 13.33% of the equity interests in Nanjing Fuya. Under our VIE contractual arrangements, the shareholders of Nanjing Fuya disclaim all of the rights and obligations associated with their equity interests. As such, Jinru Lin, Yin Wang or Geng Lin may breach, or cause our consolidated affiliated entity and/or the other shareholders to breach, or refuse to renew, the existing contractual arrangements we have with them and our consolidated affiliated entity. If our consolidated affiliated entity or its shareholders fail to perform their obligations under the contractual arrangements, we may have to incur substantial costs and expend resources to enforce our rights under the contracts. We may have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. For example, if Mr. Jinru Lin or the other shareholders of Nanjing Fuya (at Mr. Jinru Lin’s direction) were to refuse to transfer their equity interests in such company to us or our designee when we exercise the call option pursuant to these contractual arrangements, if they transfer the equity interests to other persons against our interests, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would incur additional expenses and delay. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our consolidated affiliated entity, and our ability to conduct our business may be negatively affected.

Contractual arrangements our Chinese subsidiary has entered into with our consolidated affiliated entity may be subject to scrutiny by the PRC tax authorities and a finding that we or our consolidated affiliated entity owe additional taxes could substantially reduce our consolidated net income and the value of your investment.

Under PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among Nanjing Fujin, our consolidated affiliated entity and the shareholders of our consolidated affiliated entity do not represent arm’s-length prices and consequently adjust Nanjing Fujin’s or our consolidated affiliated entity’ income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction, for PRC tax purposes, of expense deductions recorded by our consolidated affiliated entity, which could in turn increase their tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties on Nanjing Fujin or our consolidated affiliated entity for any unpaid taxes. Our consolidated net income may be materially and adversely affected if Nanjing Fujin or our consolidated affiliated entity’ tax liabilities increase or if they are subject to late payment fees or other penalties.

The shareholders of our consolidated affiliated entity may have potential conflicts of interest with us, which may materially and adversely affect our business.

Jinru Lin beneficially owns 66.67% of the equity interests in our consolidated affiliated entity Nanjing Fuya, Yin Wang beneficially owns 20% of the equity interests in Nanjing Fuya and Geng Lin beneficially owns 13.33% of the equity interests in Nanjing Fuya. See “Business—Our Corporate History and Structure—Contractual Arrangements.” Conflicts of interest may arise between their roles as director, officer and/or beneficial owner of our holding company and as a shareholder of our consolidated affiliated entity. We cannot assure you that when conflicts of interest arise, any or all of these equity holders will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between such equity holder and our company. We rely on Mr. Jinru Lin to comply with the laws of China, which protect contracts, provide that directors and executive officers owe a duty of loyalty and a duty of diligence to our company and require them to avoid conflicts of interest and not to take advantage of their positions for personal gains. We also rely on the laws of Cayman Islands, which provide that directors owe a duty of care and a duty of loyalty to our company. If we cannot resolve any conflict of interest or dispute between us and the shareholders of our consolidated affiliated entity, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiary to pay dividends to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we may rely on dividends and other distributions on equity to be paid by our wholly-owned PRC subsidiary, Nanjing Fujin, for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If Nanjing Fujin incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. We may also sell our ordinary shares, as this offering, or request our founder Jinru Lin to advance funds on our behalf to meet our cash and financial requirements, although there can be no assurance that we will be able to do so.

Under PRC laws and regulations, each of Nanjing Fujin and our consolidated affiliated entity is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, Nanjing Fujin may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. Each of our consolidated affiliated entity may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by SAFE.

Any limitation on the ability of our consolidated affiliated entity to make payments to Nanjing Fujin under the contractual arrangements, or the ability of Nanjing Fujin to pay dividends or make other distributions to us, could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of this offering to make loans to our PRC subsidiary and consolidated affiliated entity or to make additional capital contributions to our PRC subsidiary, which may materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiary and consolidated affiliated entity. We may make loans to our PRC subsidiary and consolidated affiliated entity, or we may make additional capital contributions to our PRC subsidiary.

Any loans by us to our PRC subsidiary, which is treated as a foreign-invested enterprise under PRC law, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to Nanjing Fujin to finance its activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration of Foreign Exchange, or SAFE. We may also decide to finance Nanjing Fujin by means of capital contributions. These capital contributions must be filed with the PRC Ministry of Commerce or its local counterpart. With respect to the proceeds we expect to receive from this offering, they will be a capital contribution to Nanjing Fujin. Thus, Nanjing Fujin would, within 30 days from occurrence of the change in registered capital and total investment amount, fill in and submit online a “Filing Declaration Form for Change of Foreign Investment Enterprise” and related documents, and complete filing formalities for the change through the integrated management system. In addition, we will finance the activities of our consolidated affiliated entity with the proceeds from this offering in RMB from Nanjing Fujin to our consolidated affiliated entity.

On August 29, 2008, SAFE promulgated the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142 provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Such requirements are also known as the “payment-based foreign currency settlement system” established under the SAFE Circular 142. Violations of SAFE Circular 142 could result in severe monetary or other penalties. Furthermore, SAFE promulgated a circular on November 19, 2010, or Circular No. 59 and another supplemental circular on July 18, 2011, known as Circular No. 88, which tightens the examination on the authenticity of settlement of net proceeds from an offering and requires that the settlement of net proceeds shall be in accordance with the description in its prospectus.

On March 30, 2015, SAFE issued the Circular on the Reform of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises (“SAFE Circular 19”), which became effective on June 1, 2015, and which abolished the application of SAFE Circular 142 and Circular No. 88 when it becomes effective. Pursuant to SAFE Circular 19, foreign-invested enterprises may either continue to follow the payment-based foreign currency settlement system or elect to follow the “conversion-at-will” of the foreign currency settlement system. Where a foreign-invested enterprise follows the conversion-at-will of the foreign currency settlement system, it may convert any or 100% amount of the foreign currency in its capital account into RMB at any time. The converted RMB will be kept in a designated account known as “Settled but Pending Payment Account,” and if the foreign-invested enterprise needs to make further payment from such designated account, it still needs to provide supporting documents and go through the review process with its bank. In addition, foreign-invested enterprises shall not use its capital and RMB obtained from foreign exchange settlement for purposes within the following negative list: (a) directly or indirectly for expenditures outside of its business scope or expenditures prohibited by national laws and regulations; (b) directly or indirectly for investment in securities, except as otherwise prescribed by applicable laws and regulations; (c) directly or indirectly for the disbursing RMB entrusted loans (other than as permitted in its business scope); (d) for repayment of inter-corporate borrowings (including money advanced by third parties) and the repayment of certain RMB bank loans that have been sub-lent to third parties; and (e) for the expenditures related to the purchase of real estate which is not for self-use, unless it is a foreign-invested real estate enterprise.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, including SAFE Circular 142 or SAFE Circular 19, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected.

If our PRC subsidiary or consolidated affiliated entity become the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy all of their assets, which could reduce the size of our operations and materially and adversely affect our business, ability to generate revenues and the market price of our ordinary shares.

As part of the contractual arrangements with Nanjing Fuya and its shareholders, Nanjing Fuya holds operating permits and licenses and all of the assets that are important to the operation of our business. We expect to continue to be dependent on Nanjing Fuya to operate our business in China. If our consolidated affiliated entity goes bankrupt and all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which would materially and adversely affect our business, financial condition and results of operations. If our consolidated affiliated entity undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which would materially and adversely affect our business, our ability to generate revenues and the market price of our Ordinary Shares. As an investor in our Ordinary Shares, you would not have rights with respect to the assets of our consolidated affiliated entity.

We may not be able to obtain certain treaty benefits on dividends paid by our PRC subsidiary to us through our Hong Kong subsidiary.

Under the Enterprise Income Tax Law, dividends generated from retained earnings after January 1, 2008 from a PRC company to a foreign parent company are subject to a withholding tax rate of 10% unless the foreign parent’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential withholding arrangement. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with respect to Taxes on Income, or the Hong Kong Tax Treaty, which became effective on December 8, 2006, as amended, a company incorporated in Hong Kong, such as Hong Kong Zhongnan, will be subject to withholding income tax at a rate of 5% on dividends it receives from its PRC subsidiary if it holds a 25% or more interest in that particular PRC subsidiary, or 10% if it holds less than a 25% interest in that subsidiary. On October 27, 2009, the SAT promulgated a tax notice or Circular 601, which provides that tax treaty benefits will be denied to “conduit” or shell companies without business substance, and a beneficial ownership analysis will be used based on a “substance-over-the-form” principle to determine whether or not to grant tax treaty benefits. On June 29, 2012, the SAT further issued the Announcement of the State Administration of Taxation regarding Recognition of “Beneficial Owner” under Tax Treaties, or Announcement 30, which provides that a comprehensive analysis should be made when determining the beneficial owner status based on various factors that are supported by various types of documents including the articles of association, financial statements, records of cash movements, board meeting minutes, board resolutions, staffing and materials, relevant expenditures, functions and risk assumption as well as relevant contracts, patent and copyright certificates and other information. As a result, although our PRC subsidiary Nanjing Fujin is wholly owned by Hong Kong Zhongnan, we cannot assure you that we would be entitled to the tax treaty benefits and enjoy the favorable 5% rate applicable under the Hong Kong Tax Treaty on dividends payable by Nanjing Fujin. If Hong Kong Zhongnan cannot be recognized as the beneficial owner of the dividends to be paid by our PRC subsidiary to us, such dividends will be subject to a normal withholding tax of 10% as provided by the Enterprise Income Tax Law.

If our consolidated affiliated entity were to continue to incur net losses, which could result in its inability to continue as a going concern, you could lose your entire investment.

Because we rely entirely upon Nanjing Fuya for our revenues, Nanjing Fuya’s inability to absorb such net losses could result in our management’s determination that there is substantial doubt as to our ability to continue as a going concern. Should that happen, our ability to continue as a going concern would depend, in large part, on our ability to obtain additional financing or replace Nanjing Fuya with other operating entity or entities, neither of which prospects would be certain. If we were unable to continue as a going concern, your entire investment could become worthless.

If Nanjing Fujin were to transfer its exclusive option to acquire the equity interests of our consolidated affiliated entity to a third party, we may potentially lose control over such entities.

Under the option agreement between Nanjing Fujin and the Nanjing Fuya shareholders, Nanjing Fujin has an exclusive option to purchase all or part of such shareholders’ equity interests in Nanjing Fuya, which option Nanjing Fujin may freely transfer to any third party. While we believe that Nanjing Fujin would not act against its own interest by transferring such option to a third party unless, after exercise of such option, Nanjing Fujin can continue to have the same control over Nanjing Fuya that it has prior to exercise, we cannot guarantee that Nanjing Fujin will act accordingly.

If Nanjing Fujin were to transfer the option to a third party without taking steps to ensure its continuing ability to control Nanjing Fuya post-exercise of such option, we could potentially lose control over them. As we rely entirely on Nanjing Fuya for our revenue as well as to fund our cash and other financing needs, such loss would have a severe and detrimental effect on our continuing business viability under our current corporate structure, which in turn may affect the value of your investment.

Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which has taken effect on January 1, 2020. In addition, on December 26, 2019, State Counsel of PRC issued Regulation on the Implementation of the Foreign Investment Law of PRC, effective on January 1, 2020. Since they are relatively new, uncertainties exist in relation to their interpretations. The Foreign Investment Law and its implementation rule do not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council. Therefore it still leaves leeway for future laws, administrative regulations or provisions of the State Council to provide for contractual arrangements as a form of foreign investment. Therefore, there can be no assurance that our control over our consolidated VIE through contractual arrangements will not be deemed as foreign investment in the future.

The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in a “negative list” that is yet to be published. It is unclear whether the “negative list” to be published will differ from the current Special Administrative Measures for Market Access of Foreign Investment (Negative List). The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. If our control over our consolidated VIE through contractual arrangements are deemed as foreign investment in the future, and any business of our consolidated VIE is “restricted” or “prohibited” from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over our consolidated VIE may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation.

Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

Risks Related to Doing Business in China

If we fail to comply with environmental, health and safety laws and regulations of the PRC, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

We are subject to numerous environmental, health and safety laws and regulations, including those governing the handling, use, storage, treatment and disposal of industrial waste. Our operations primarily occur in China and involve the manufacturing waste water discharge and waste gas emission issues. We are therefore subject to PRC environmental laws and regulations. Any violation of these regulations may result in substantial fines, criminal sanctions, revocations of operating permits, shutdown of our facilities and obligation to take corrective measures. We cannot completely eliminate the risk of pollution or injury from these wastes. In the event of pollution or injury resulting from the use or discharge of waste materials, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil, administrative or criminal fines and penalties.

Furthermore, the PRC government may take steps towards the adoption of more stringent environmental regulations. Due to the possibility of unanticipated regulatory or other developments, the amount and timing of future environmental expenditures may vary substantially from those currently anticipated. If there is any unanticipated change in the environmental regulations, we may need to incur substantial capital expenditures to install, replace, upgrade or supplement our manufacturing facility and equipment or make operational changes to limit any adverse impact or potential adverse impact on the environment in order to comply with new environmental protection laws and regulations. If such costs become prohibitively expensive, we may be forced to cease certain aspects of our business operations.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

All of the assets and operations of our consolidated affiliated entity are located in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although China claims that the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of real estate industry, our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct our business primarily through our PRC subsidiary and consolidated affiliated entity in China. Our operations in China are governed by PRC laws and regulations. Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past several decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

Fluctuations in exchange rates may have a material adverse effect on your investment.

Substantially all of our revenues and expenditures are denominated in RMB, whereas our reporting currency is the U.S. dollar. As a result, fluctuations in the exchange rate between the U.S. dollar and RMB will affect the relative purchasing power in RMB terms of our U.S. dollar assets and the proceeds from this offering. Our reporting currency is the U.S. dollar while the functional currency for our PRC subsidiary and consolidated variable interest entity is RMB. Gains and losses from the remeasurement of assets and liabilities that are receivable or payable in RMB are included in our consolidated statements of operations. The remeasurement has caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations will continue to vary with exchange rate fluctuations. A fluctuation in the value of RMB relative to the U.S. dollar could reduce our profits from operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This could have a negative impact on our business, financial condition or results of operations as reported in U.S. dollars. If we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

There remains significant international pressure on the PRC government to adopt a flexible currency policy. Any significant appreciation or depreciation of the RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive from this initial public offering into RMB to pay our operating expenses, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the market price of our ordinary shares.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive all of our revenues in RMB. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior SAFE approval by complying with certain procedural requirements. Therefore, Nanjing Fujin is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our company who are PRC residents. However, approval from or registration with appropriate government authorities may be required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our ordinary shares.

The approval of the China Securities Regulatory Commission may be required in connection with this offering under a regulation adopted in August 2006, and, if required, we cannot assure you that we will be able to obtain such approval.

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006 and was amended on June 22, 2009. These regulations, among other things, require offshore special purpose vehicles, or SPVs, formed for the purpose of an overseas listing through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain CSRC approval prior to listing their securities on an overseas stock exchange. The application of these regulations remains unclear. Our PRC counsel, Beijing Zhong Lun Law Firm, has advised us that, based on their understanding of the current PRC laws, rules and regulations, we are not required to submit an application to the CSRC for its approval of the listing and trading of our ordinary shares on the NASDAQ Capital Market on the grounds that:

●	Nanjing Fujin was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; and

●	no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the regulation.

However, because there has been no official interpretation or clarification of the M&A Rules since their adoption, there is uncertainty as to how these regulations will be interpreted or implemented. If it is determined that the CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek the CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, delays or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our China subsidiary, or other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

Certain regulations in the PRC may make it more difficult for us to pursue growth through acquisitions.

Among other things, the M&A Rules and certain regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. For example, the M&A Rules require that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, issued by the State Council on August 3, 2008 and amended on September 19, 2018, are triggered. According to the Implementing Rules Concerning Security Review on the Mergers and Acquisitions by Foreign Investors of Domestic Enterprises issued by the Ministry of Commerce in August 2011, mergers and acquisitions by foreign investors involved in an industry related to national security are subject to strict review by the Ministry of Commerce. These rules also prohibit any transactions attempting to bypass such security review, including by controlling entities through contractual arrangements. We believe that our business is not in an industry related to national security. However, we cannot preclude the possibility that the Ministry of Commerce or other government agencies may publish interpretations contrary to our understanding or broaden the scope of such security review in the future. Although we have no current plans to make any acquisitions, we may elect to grow our business in the future in part by directly acquiring complementary businesses in China. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions.

Substantial uncertainties exist with respect to the interpretation and implementation of the new China Securities Law and it may require additional approval from Chinese government authorities for listing and trading stocks in the U.S.

On December 28, 2019, the 15th Meeting of the Standing Committee of the 13th National People’s Congress approved revisions to the Securities Law of the People’s Republic of China (the “2019 Securities Law”), which has taken effect on March 1, 2020. Since China first officially adopted the Securities Law of the People’s Republic of China in 1998, the Securities Law has undergone three amendments and two revisions. Pursuant to Article 177 of the 2019 Securities Law, the securities regulatory authority of the PRC State Council may collaborate with securities regulatory authorities of other countries or regions in order to monitor and oversee cross border securities activities. Article 177 further provides that overseas securities regulatory authorities are not allowed to carry out investigation and evidence collection directly within the territory of the PRC, and that any Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to overseas agencies without prior consent of the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. We are of the understanding that Article 177 is applicable in the limited circumstances related to direct investigation or evidence collection conducted by overseas authorities within the territory of the PRC (in such case, the foregoing activities are required to be conducted through collaboration with or by obtaining prior consent of competent Chinese authorities); (ii) Article 177 does not limit or prohibit the Company, as a company duly incorporated in Cayman Islands and to be listed on NASDAQ, from providing the required documents or information to NASDAQ or the SEC pursuant to applicable Listing Rules and U.S. securities laws; and (iii) as of the date hereof, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177.

PRC regulation relating to the establishment of offshore holding companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

On July 14, 2014, SAFE issued the SAFE Circular Relating to Foreign Exchange Administration of Offshore Investment, Financing and Return Investment by Domestic Residents Utilizing Special Purpose Vehicles, or SAFE Circular No. 37. SAFE Circular No. 37 repeals and replaces SAFE’s Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles, generally known as SAFE Circular No. 75, which had been the governing rule for nearly a decade.

Under SAFE Circular No. 37, (a) a PRC citizen who holds a PRC identification card, military identification or armed police identification, and offshore individual who does not have legal PRC identification papers but habitually resides in the PRC for economic interests, who is referred to as a domestic resident individual in SAFE Circular No. 37, can form a special purpose vehicle, or SPV, before registration with the SAFE but shall not make any capital contribution before completing the initial foreign exchange registration; (b) when the domestic resident individual contributes the assets of, or his or her equity interests in, a domestic enterprise into a SPV, or engages in overseas financing after contributing assets or equity interests into the SPV, such domestic resident individual shall register his or her interest in the SPV and the change thereof with the local branch of SAFE; and (c) when the SPV undergoes a material event outside of China, such as change in share capital, merger or division, the domestic resident individual shall register such change with the local branch of SAFE in a timely manner.

Under SAFE Circular No. 37, failure to comply with the registration procedures above may result in penalties, including imposition of a fine of up to RMB 50,000 against a domestic resident individual. In addition, to the extent that any capital inflow or outflow resulted from such irregularities, SAFE may order rectification of such misconduct (including the return of such amount to China if there is a capital outflow) or impose a fine up to an amount equal to the amount of capital inflow or outflow. In the event of a capital outflow, criminal liability may be imposed if the related violation is severe.

Those who directly or indirectly hold shares in our company and are known to us as being PRC residents have completed the foreign exchange registrations required in connection with our recent corporate restructuring.

However, we may not be informed of the identities of all of the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are domestic resident individuals will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by, SAFE Circular No. 37. The failure or inability of such individuals to comply with the registration procedures set forth in the regulation may subject us to fines or legal sanctions, restrictions on our cross-border investment activities or our PRC subsidiary’s ability to distribute dividends to, or obtain foreign-exchange-dominated loans from, our company, or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

It is unclear how the regulation, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We cannot predict how any such regulation will affect our business operations or future strategy.

Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, the newly enacted Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor.

On June 4, 2020, the U.S. President issued a memorandum ordering the President’s working group on financial markets to submit a report to the President within 60 days of the date of the memorandum that should include recommendations for actions that can be taken by the executive branch and by the SEC or PCAOB to enforce U.S. regulatory requirements on Chinese companies listed on U.S. stock exchanges and their audit firms. However, it remains unclear what further actions, if any, the U.S. executive branch, the SEC, and PCAOB will take to address the problem.

On August 6, 2020, the President’s working group released a report recommending that the SEC take steps to implement the five recommendations outlined in the report. In particular, to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate, the President’s working group recommended enhanced listing standards on U.S. stock exchanges. This would require, as a condition to initial and continued exchange listing, PCAOB access to work papers of the principal audit firm for the audit of the listed company. Companies unable to satisfy this standard as a result of governmental restrictions on access to audit work papers and practices in their jurisdiction may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines it has sufficient access to audit work papers and practices to conduct an appropriate inspection of the co-audit firm. The report permits the new listing standards to provide for a transition period until January 1, 2022 for listed companies, but would apply immediately to new listings once the necessary rulemakings and/or standard-setting are effective.

On August 10, 2020, the SEC announced that the SEC Chairman had directed the SEC staff to prepare proposals in response to the report of the President’s working group, and that the SEC was soliciting public comments and information with respect to the development of these proposals.

On May 20, 2020, the U.S. Senate passed S. 945, the Holding Foreign Companies Accountable Act, or the Act. The Act was approved by the U.S. House of Representatives on December 2, 2020. On December 18, 2020, the Act was signed into public law by the President of the United States. In essence, the Act requires the SEC to prohibit foreign companies from listing securities on U.S. securities exchanges if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021.

The enactment of the Act and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could cause investors uncertainty for affected issuers and the market price of our Ordinary Shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Manhattan, New York, and has been inspected by the PCAOB on a regular basis with the last inspection in June 2018. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with “de facto management bodies” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise.” The SAT issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or SAT Circular 82, on April 22, 2009. SAT Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Although SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by PRC individuals, the determining criteria set forth in Circular 82 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or individuals. Although we do not believe that our legal entities organized outside of the PRC constitute PRC resident enterprises, it is possible that the PRC tax authorities could reach a different conclusion. In such case, we may be considered a PRC resident enterprise and may therefore be subject to enterprise income tax at a rate of 25% on our global income. If we are considered a PRC resident enterprise and earn income other than dividends from our PRC subsidiary, a 25% enterprise income tax on our global income could significantly increase our tax burden and materially and adversely affect our cash flow and profitability.

Pursuant to the Enterprise Income Tax Law and its implementation rules, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in China to its foreign investors, which are non-PRC tax resident enterprises without an establishment in China, or whose income has no connection with their institutions and establishments inside China, are subject to withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. We are a Cayman Islands holding company and conduct all of our business through Nanjing Fujin, 100% of which is owned by Hong Kong Zhongnan, our wholly-owned subsidiary located in Hong Kong Special Administrative Region. The Cayman Islands currently does not have any tax treaty with China with respect to withholding tax. As long as Hong Kong Zhongnan is considered a non-PRC resident enterprise and holds at least 25% of the equity interest of Nanjing Fujin, dividends that it receives from Nanjing Fujin may be subject to withholding tax at a rate of 10%.

As uncertainties remain regarding the interpretation and implementation of the Enterprise Income Tax Law and its implementation rules, we cannot assure you that if we are regarded as a PRC resident enterprise, any dividends to be distributed by us to our non-PRC shareholders would not be subject to any PRC withholding tax at a rate of up to 10%. Similarly, any gain recognized by such non-PRC shareholders on the sale of shares may also be subject to PRC withholding tax. If we are required under the Enterprise Income Tax Law to withhold PRC income tax on our dividends payable to our non-PRC enterprise shareholders, or on gain recognized by such non-PRC shareholders, such investors’ investment in our ordinary shares may be materially and adversely affected.

We must remit the offering proceeds to China before they may be used to benefit our business in China, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner.

The proceeds of this offering must be sent back to China, and the process for sending such proceeds back to China may take several months after the closing of this offering. In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC subsidiary, we may make loans to our PRC subsidiary, or we may make additional capital contributions to our PRC subsidiary. Any shareholder loan or additional capital contribution are subject to PRC regulations. For example, loans by us or making additional capital contribution to our subsidiaries in China, which are FIEs, to finance their activities cannot exceed statutory limits, while the shareholder loan must be also registered with the SAFE. The statutory limit for the total amount of foreign debts of a foreign-invested company is the difference between the amount of total investment as filed with or approved by MOFCOM or its local counterpart and the amount of registered capital of such foreign-invested company.

To remit the proceeds of the offering, we must take the steps legally required under the PRC laws.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or PRC consolidated VIE or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity, our ability to fund and expand our business and our ordinary shares.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We are a holding company incorporated under the laws of the Cayman Islands. We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all our senior employees reside within China for a significant portion of the time and most are PRC residents. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside mainland China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiary for our cash requirements, including for services of any debt we may incur. Our PRC subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiary to pay dividends to its respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiary, our VIE and its subsidiaries are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Our PRC subsidiary as a FIE is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at its discretion. These reserves are not distributable as cash dividends. If our PRC subsidiary incurs debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiary to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

We indemnify our directors and officers against certain liabilities and do not presently carry director and officer liability insurance.

As permitted pursuant to our governing documents and memorandum and articles of association, we indemnify our directors and officers against monetary damages to the fullest extent permitted by Cayman Islands law. We plan to purchase director and officer liability insurance, however we don’t carry such insurance now, so our assets are at risk in the event of successful claims against us or our officers and directors. Our assets may not be sufficient to satisfy judgments against us and our officers and directors in the event of such successful claims. In addition, our lack of director and officer liability insurance may adversely affect our ability to attract and retain highly qualified directors and officers in the future.

If the custodians or authorized users of our controlling non-tangible assets, including chops and seals of our VIE, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations may be materially and adversely affected.

Under PRC law, legal documents for corporate transactions, including agreements and contracts that our business relies on, are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with the relevant local branch of the State Administration for Market Regulation (“SAMR”), formerly known as the State Administration for Industry and Commerce. We generally execute legal documents by affixing chops or seals, rather than having the designated legal representatives sign the documents.

We use two major types of chops: corporate chops and finance chops. Chops are seals or stamps used by a PRC company to legally authorize documents, often in place of a signature. We use corporate chops generally for documents to be submitted to government agencies, such as applications for changing business scope, directors or company name, and for legal letters. We use finance chops generally for making and collecting payments, including issuing invoices. Use of corporate chops must be approved by department manager and office of the president, and use of finance chops must be approved by our finance department. The chops of our subsidiary and consolidated VIE are generally held by the relevant entities so that documents can be executed locally. Although we usually utilize chops to execute contracts, the registered legal representatives of our subsidiary and consolidated VIE have the apparent authority to enter into contracts on behalf of such entities without chops, unless such contracts set forth otherwise.

In order to maintain the physical security of our chops, we generally have them stored in secured locations accessible only to the designated key employees of the office of the president or finance departments. Our designated legal representatives generally do not have access to the chops. Although we have approval procedures in place and monitor our key employees, including the designated legal representatives of our subsidiary and consolidated VIE, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that our key employees or designated legal representatives could abuse their authority, for example, by binding our subsidiary and consolidated VIE with contracts against our interests, as we would be obligated to honor these contracts if the other contracting party acts in good faith in reliance on the apparent authority of our chops or signatures of our legal representatives. If any designated legal representative obtains control of the chop in an effort to obtain control over the relevant entity, we would need to have a shareholder or board resolution to designate a new legal representative to take legal action to seek the return of the chop, apply for a new chop with the relevant authorities, or otherwise seek legal remedies for the legal representative’s misconduct. If any of the designated legal representatives obtains and misuses or misappropriates our chops and seals or other controlling intangible assets for whatever reason, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve the matter, while distracting management from our operations, and our business operations may be materially and adversely affected.

Risks Related to This Offering and Ownership of Our Ordinary Shares

There has been no prior market for our Ordinary Shares and the offering may not result in an active or liquid market for our Ordinary Shares, which could adversely affect the market price of our ordinary shares.

Prior to this public offering, there has been no public market for our ordinary shares. We have applied to have our ordinary shares listed on NASDAQ. If an active trading market for our ordinary shares does not develop after this offering, the market price and liquidity of our ordinary shares will be materially adversely affected. The public offering price for our ordinary shares will be determined by negotiations between us and the Underwriter and may bear little or no relationship to the market price for our ordinary shares after the public offering. You may not be able to sell any ordinary shares that you purchase in the offering at or above the public offering price. Accordingly, investors should be prepared to face a complete loss of their investment.

NASDAQ will apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering, insiders will hold a large portion of the company’s listed securities and our operations and board members are not located in the U.S.

NASDAQ Listing Rule 5101 provides NASDAQ with broad discretionary authority over the initial and continued listing of securities in NASDAQ and NASDAQ may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on NASDAQ inadvisable or unwarranted in the opinion of NASDAQ, even though the securities meet all enumerated criteria for initial or continued listing on NASDAQ. In addition, NASDAQ has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (PCAOB), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. NASDAQ was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations or members of the board of directors or management. Our public offering will be relatively small and the insider s of our Company will hold a large portion of the company’s listed securities. Also, our operations, a majority members of the board of directors and the management of the company are located outside of the U.S. NASDAQ might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even deny of our listing application.

You may be subject to limitations on transfer of your Ordinary Shares.

Our board of directors has absolute discretion to refuse to register a transfer of any share to a person for any reason; provided, however, that if a transfer is refused, the board must provide a notice of such refusal to both the transferor and intended transferee. As such, your ability to transfer your ordinary shares may be restricted.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our shares adversely, our share price and trading volume could decline.

In future if the trading market is established for our Ordinary Shares, the trading market for our Ordinary Shares will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of the analysts who cover us downgrade our Ordinary Shares, our Ordinary Shares price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our Ordinary Shares price or trading volume to decline.

Our stock is expected to initially trade under $5.00 per ordinary share and thus could be known as a penny stock, subject to certain exceptions. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our ordinary shares.

Our stock is expected to initially trade below $5.00 per share. As a result, our stock could be known as a “penny stock”, subject to certain exceptions, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our ordinary shares could be considered to be a “penny stock”, subject to certain exceptions. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our ordinary shares, and may negatively affect the ability of holders of shares of our ordinary shares to resell them, if the “penny stock” rules apply. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Substantial future sales of our Ordinary Shares in the public market could cause our share price to fall.

Additional sales of our Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. Upon the completion of this offering, we will have 17,300,000 Ordinary Shares outstanding. All Ordinary Shares sold in this offering will be freely transferable without restriction or additional registration under the Securities Act, except for any shares held by our affiliates as defined in Rule 144 under the Securities Act. The remaining Ordinary Shares outstanding after this offering will be eligible for sale at various times after the date of this prospectus upon the expiration of lock-up agreements as described below and subject to the requirements of Rule 144 or Rule 701.

Our directors, executive officers (the “Insiders”) and existing 5% or more shareholders (the “5% Plus Holders”) have agreed with limited exception that they will not sell any of shares owned by them for a period of 180 days and 1 year after the date of this prospectus, for the 5% Plus Holders and Insiders, respectively. As resale restrictions end, the market price of Ordinary Shares could decline if the holders of those shares sell them or are perceived by the market as intending to sell them.

You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States.

Our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and by the Companies Act (Revised) and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands.

The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands have a less developed body of securities laws as compared to the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and all of the assets of our consolidated affiliated entity are located outside of the United States. All such assets and our operations are conducted, and all of our revenue has been generated through sales, in China. In addition, both our chief executive officer and chief financial officer, as well as all of our director nominees, are nationals and residents of China, and do not have any of their assets in the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the United States federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against the assets of our consolidated affiliated entity or the assets of any of our director nominees or officers. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. Moreover, the PRC does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforceability of Civil Liabilities” section in this prospectus.

Our management will have significant flexibility in using the net proceeds of this offering, and may not use the proceeds appropriately.

We intend to use approximately $2.5 million net proceeds of this offering to complete the construction of the workshop and production line for wet-mixed mortar and remaining proceeds for marketing and business development and for other general corporate purposes. Our management will have significant flexibility in applying a large portion of the net proceeds we receive from this offering. The net proceeds could be applied in ways that do not improve our operating results. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to maintain profitability or increase our Ordinary Shares price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

We are a foreign private issuer within the meaning of the rules under the Exchange Act and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the NASDAQ Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

We are an “emerging growth company,” and may elect to comply with reduced public company reporting requirements applicable to emerging growth companies, as well as a smaller reporting company, which could make our ordinary shares less attractive to investors.

In addition to being a foreign private issuer, we are also an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act enacted in April 2012, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting. We cannot predict if investors will find our ordinary shares less attractive if we choose to rely on these exemptions. If some investors find our ordinary shares less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our ordinary shares and our share price may be more volatile.

Being a public company will increase our costs, which could adversely affect our business.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as rules implemented by the SEC, requires certain corporate governance practices for public companies. In addition to these rules, the NASDAQ Stock Market has certain corporate governance requirements for companies that are listed on the NASDAQ Capital Market. Implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, may also cause us to incur additional costs and subject us to risks if we are unable to fully comply.

We expect these rules and regulations to increase our legal and financial compliance costs, and to make some operating and administrative activities more time consuming and costly, though we are not currently able to estimate these additional costs. In anticipation of becoming a public company, we plan to create several board committees prior to the completion of this offering, and adopt additional internal controls and disclosure controls and procedures. We will also have to bear all of the internal and external costs of preparing and distributing periodic public reports. We also expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers.

We are obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our ordinary shares.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for the year ending February 29, 2022, the first fiscal year beginning after this offering. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting and, after we cease to be an “emerging growth company,” a statement that our independent registered public accounting firm has issued an opinion on our internal control over financial reporting.

We are in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective.

If we are unable to assert that our internal control over financial reporting is effective, or if, when required, our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our ordinary shares to decline, and we may be subject to investigation or sanctions by the SEC.

To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

At such time that our independent registered public accounting firm is required to formally attest to the effectiveness of our internal control over financial reporting, it may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Our remediation efforts may not enable us to avoid a material weakness in the future.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our company and business operations will be severely hampered and your investment in our stock could be rendered worthless.

Our failure to comply with the U.S. Foreign Corrupt Practices Act, or the FCPA, and other anticorruption laws could result in penalties which could harm our reputation and have a material adverse effect on our business, financial condition, results of operations and prospects.

After the completion of this offering, we will be subject to the FCPA which prohibits companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or keeping business and/or other benefits, along with various other anticorruption laws. We are in the process of implementing policies and procedures designed to ensure that we, our employees and other intermediaries comply with the FCPA and other anti-corruption laws to which we are subject. Such policies or procedures may not work effectively or protect us against liability under the FCPA or other laws for actions taken by our employees and other intermediaries with respect to our business or any businesses that we may acquire. Because we sell our products to state-owned enterprises in Nanjing, we have and will continue to have frequent contact with persons who may be considered “foreign officials” under the FCPA, resulting in an elevated risk of potential FCPA violations. Any investigation of a potential violation of the FCPA or other anticorruption laws by the United States or foreign authorities could have an adverse impact on our reputation, and if we are not in compliance with the FCPA and other laws governing the conduct of business with government entities we may be subject to criminal and civil penalties and other remedial measures, which could have an adverse impact on our reputation, business, financial condition, results of operations and prospects.

Because we operate entirely in the PRC, this may give rise to elevated compliance risks on anti-bribery. In recent years, commercial bribery has increasingly been identified as a key risk in doing business in the PRC. If Chinese regulatory authorities determine that our marketing or other activity violates the anti-bribery or anticorruption laws, we may be penalized or ordered to cease such activity, which could have an adverse impact on our business.

We do not currently intend to pay dividends on our ordinary shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our ordinary shares.

We have never declared or paid any cash dividends on its ordinary shares and does not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your ordinary shares for the foreseeable future and the success of an investment in our ordinary shares will depend upon any future appreciation in their value. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which our shareholders have purchased their shares.

Our largest shareholder has substantial influence over our company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

As of the date of this prospectus, our largest shareholder beneficially owns 32.99% of our outstanding Ordinary Shares. Upon the completion of this offering, our largest shareholder will beneficially own approximately an aggregate of 24.79% of our outstanding Ordinary Shares.

Accordingly, our largest shareholder could have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. Our largest shareholder will also have the power to prevent or cause a change in control. Without the consent of the largest shareholder, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. The interests of our largest shareholder may differ from the interests of our other shareholders. The concentration in the ownership of our Ordinary Shares may cause a material decline in the value of our Ordinary Shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “potential,” “continue,” “ongoing,” “expect,” “aim,” “believe,” “intend,” “may,” “should,” “will,” “is/are likely to,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include statements relating to:

●	our business strategies, goals and objectives;

●	our future business development, financial condition and results of operations;

●	our expectations regarding demand for and market acceptance of our existing and future products and services;

●	projections of revenue, earnings, capital structure and other financial items;

●	the capabilities of our business operations;

●	expected future economic performance;

●	relevant government policies and regulations relating to our industry;

●	competition in our business sector;

●	general economic and business conditions in the markets in which we operate;

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications and the report also include projections based on a number of assumptions. The industry that we are in may not grow at the rate projected by market data, or at all. Failure of such industries to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

Based upon an initial public offering price of $4.00 per Ordinary Share, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, Underwriter non-accountable expense allowance, and the estimated offering expenses payable by us, of approximately $14.9 million.

We intend to use $2.5 million of the net proceeds of this offering to complete the construction of the workshop and production line for wet-mixed mortar, and the remaining proceeds for marketing and business development and for other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors—Risks Related to Our Ordinary Shares and This Offering—Our management will have significant flexibility in using the net proceeds of this offering, and may not use the proceeds appropriately.”

In using the net proceeds of this offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our PRC subsidiaries only through loans or capital contributions and to our VIE only through loans, subject to satisfaction of applicable government registration, approval and filing requirements. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors—Risks Related to Doing Business in China— PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of this offering to make loans to our PRC subsidiary and consolidated affiliated entity or to make additional capital contributions to our PRC subsidiary, which may materially and adversely affect our liquidity and our ability to fund and expand our business.”

DIVIDEND POLICY

Since inception, we have not declared or paid any dividends on our shares. We do not have any present plan to pay any dividends on Ordinary Shares in the foreseeable future. We intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Any other future determination to pay dividends will be made at the discretion of our board of directors and may be based on a number of factors, including our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We are an exempted company incorporated in the Cayman Islands. In order for us to distribute any dividends to our shareholders, we may rely on dividends distributed by our PRC subsidiaries. Certain payments from our PRC subsidiaries to us may be subject to PRC withholding income tax. In addition, regulations in the PRC currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. Each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profit based on PRC accounting standards every year to a statutory common reserve fund until the aggregate amount of such reserve fund reaches 50% of the registered capital of such subsidiary. Such statutory reserves are not distributable as loans, advances or cash dividends.

EXCHANGE RATE INFORMATION

Our business is primarily conducted in China and all of our revenues are received and denominated in RMB. Capital accounts of our condensed financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of the balance sheet date. Income and expenditures are translated at the average exchange rate of the period. RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into United States dollars at the rates used in translation.

The Company’s financial information is presented in U.S. dollars (“USD”). The functional currency of the Company is the Chinese Yuan, Renminbi (“RMB”), the currency of the PRC. Any transactions which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China prevailing at the dates of the transactions, and exchange gains and losses are included in the statements of operations as foreign currency transaction gain or loss. The consolidated financial statements of the Company have been translated into U.S. dollars in accordance with ASC 830, “Foreign Currency Matters”. The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates for assets and liabilities and average exchange rates for revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income in stockholder’s equity. Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

The exchange rates in effect as of February 29, 2020 and February 28, 2019 were RMB1 for $0.1429 and $0.1495, respectively. The average exchange rates for the years ended February 29, 2020 and February 28, 2019 were RMB1 for $0.1441 and $0.1497, respectively. The exchange rates in effect as of August 31, 2020 and February 29, 2020 were RMB1 for $0.1460 and $0.1429, respectively. The average exchange rates for the six months ended August 31, 2020 and 2019 were RMB1 for $0.1421 and $0.1459, respectively.

As of January 31, 2021, the exchange rate was RMB 1 to $0.1556.

CAPITALIZATION

The following table sets forth our capitalization as of August 31, 2020:

●	On an actual basis; and

●	On a pro forma basis to give effect to the completion of this offering at the assumed initial public offering price of $4.00 per Ordinary Share, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

The actual and as adjusted information set forth in the table below, assumes the Underwriter does not exercise warrants to purchase up to 430,000 ordinary shares issuable to the Underwriter in connection with this offering.

You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	August 31, 2020
	Actual	Pro Forma As adjusted(1)
	US$	US$
Indebtedness
Long-term debt	825,591	825,591
Total indebtedness	825,591	825,591

Equity
Share capital US$0.0001 par value, 450,000,000 Ordinary Shares authorized, 13,000,000 Ordinary Shares issued and outstanding; pro forma reflects 17,300,000 Ordinary Shares issued and outstanding as adjusted to reflect the offering	1,300	1,730
Preferred stock, $0.0001 par value, 50,000,000 shares authorized, no shares issued and outstanding, as adjusted to reflect the offering	-	-
Additional paid-in capital(2)	4,563,633	19,333,666
Statutory reserve	594,241	594,241
Retained earnings	5,756,209	5,756,209
Accumulated other comprehensive loss	(221,776)	(221,776)
Total equity	10,693,607	25,464,070
Total capitalization	11,519,198	26,289,661

(1)	Gives effect to completion of the offering of 4,300,000 shares, at an assumed public offering price $4.00 per share and to reflect the application of the proceeds after deducting underwriting discounts, underwriter non-accountable expense allowance and other estimated expenses payable by us. (See note 2 below).

(2)	Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts, underwriter non-accountable expense allowance and other estimated expenses payable by us. We expect to receive net proceeds of approximately $14,770,463 ($17,200,000 offering, less underwriting discounts of $1,290,000, offering expenses of approximately $881,537 and corporate finance fee of approximately $258,000).

DILUTION

If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between the initial public offering price per share and our net tangible book value per share after this offering. Dilution results from the fact that the initial public offering price per ordinary share is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Our net tangible book value as of August 31, 2020 was $10.5 million, or $0.81 per Ordinary Share as of that date. Net tangible book value represents the amount of our total consolidated assets (excluding intangible assets), less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per Ordinary Share, after giving effect to the additional proceeds we will receive from this offering, from the assumed initial public offering price of $4.00 per Ordinary Share, after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. The dilution calculation has taken into account the total number of Ordinary Shares (13,000,000) before completion of this offering.

Dilution to New Investors if the Offering Amount is Sold

Without taking into account any other changes in net tangible book value after August 31, 2020, other than to give effect to our sale of the Ordinary Shares offered in this offering at the assumed initial public offering price of $4.00 per Ordinary Share, after deduction of the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of August 31, 2020 would have been $25.3 million, or $1.46 per Ordinary Share. This represents an immediate increase in net tangible book value of $0.65 per Ordinary Share to the existing shareholders and an immediate dilution in net tangible book value of $2.54 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The following table illustrates such dilution:

Per Ordinary Share
Assumed initial offering price	$4.00
Net tangible book value as of August 31, 2020	$0.81
Increase/(decrease) in net tangible book value attributable to the sale of the Ordinary Share	$0.65
Pro forma as adjusted net tangible book value after the offering	$1.46
Amount of dilution in net tangible book value to new investors	$2.54

A $1.00 increase (decrease) in the assumed public offering price of $4.00 per Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value after giving effect to this offering by $3.9 million, the pro forma as adjusted net tangible book value per Ordinary Share after giving effect to this offering by $0.23 per Ordinary Share and the dilution in pro forma as adjusted net tangible book value per Ordinary Share to new investors in this offering by Ordinary Shares $0.77 per Ordinary Share, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses.

The following table summarizes, on a pro forma as adjusted basis as of August 31, 2020, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share paid before deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses.

	Ordinary Shares Purchased		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Ordinary Share
Existing shareholders	13,000,000	75.14%	$4,564,933	20.97%	$0.35
New investors	4,300,000	24.86%	$17,200,000	79,.03%	$4.00
Total	17,300,000	100.00%	$21,764,933	100.00%	$1.258

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at pricing.

SELECTED CONSOLIDATED FINANCIAL DATA

The following summary consolidated statements of operations data for the years ended February 29, 2020 and February 28, 2019, and summary consolidated balance sheets data as of February 29, 2020 and February 28, 2019 and summary consolidated cash flow data as of February 29, 2020 and February 28, 2019 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following summary consolidated financial data for the six months ended August 31, 2020 and 2019, have been derived from our unaudited condensed consolidated interim financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with the generally accepted accounting principles in the United States of America, or U.S. GAAP. You should read this Summary Consolidated Financial Data and Summary Operating Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our historical results are not necessarily indicative of results expected for future periods.

	For the Six Months Ended August 31,
Consolidated Statements of Income and Comprehensive Income Data:	2020	2019
Revenues	$3,948,879	$3,433,284
Cost of goods sold	2,444,041	2,104,244
Gross profit	1,504,838	1,329,040
Total operating expenses	826,541	770,032
Income from operations	678,297	559,008
Total other income, net	9,154	59,505
Income before income taxes	687,451	618,513
Provision for income taxes	105,590	69,271
Net income	581,861	549,242
Other comprehensive income (loss):
Foreign currency translation adjustment	225,270	(578,904)
Comprehensive income (loss)	807,131	(29,662)
Earnings per share - basic and diluted	$0.04	$0.04
Weighted average number of shares - basic and diluted	13,000,000	13,000,000

	For the Years Ended February 29,	For the Years Ended February 28,
Consolidated Statements of Income and Comprehensive Income Data:	2020	2019
Revenues	$8,797,267	$7,016,512
Cost of goods sold	5,186,081	4,528,747
Gross profit	3,611,186	2,487,765
Total operating expenses	1,507,055	1,264,451
Income from operations	2,104,131	1,223,314
Total other income, net	43,253	349,892
Income before income taxes	2,147,384	1,573,206
Provision for income taxes	351,583	214,318
Net income	1,795,801	1,358,888
Other comprehensive income (loss):
Foreign currency translation adjustment	(388,463)	(263,956)
Comprehensive income	1,407,338	1,094,932
Earnings per share - basic and diluted	$0.14	$0.10
Weighted average number of shares - basic and diluted	13,000,000	13,000,000

	As of August 31,	As of February 29,	As of February 28,
Consolidated Balance Sheet Data:	2020	2020	2019
Total current assets	8,019,895	8,846,477	7,358,785
Total assets	14,140,073	14,377,874	12,318,145
Total current liabilities	1,973,355	3,000,226	1,960,015
Total liabilities	3,446,466	4,491,398	3,839,007
Total stockholders’ equity	10,693,607	9,886,476	8,479,138
Total liabilities and stockholders’ equity	14,140,073	14,377,874	12,318,145

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled “Selected Consolidated Financial Data” and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are mainly engaged in the production and sale of the following two eco-friendly construction materials: autoclaved aerated concrete blocks and ready-mixed mortar, made from mining waste (iron tailings and copper tailings, etc.) and fly-ash, in and around the city of Nanjing, Jiangsu Province, China. We are a holding company and our primary business operations are conducted through our consolidated variable interest entity (or “VIE”), Nanjing Fuya, which we control through contractual arrangements.

A reorganization of the legal structure was completed on May 31, 2019 (the “Reorganization”). The Reorganization involved the incorporation of China Eco-Materials, China Eco-Materials’ acquisition of Hong Kong Zhongnan, and Hong Kong Zhongnan’s incorporation of Nanjing Fujin.

On May 31, 2019, Nanjing Fujin and Hong Kong Zhongnan entered into a series of contractual arrangements (the “Contractual Arrangements”) with Nanjing Fuya and the shareholders of Nanjing Fuya. These agreements include an Exclusive Business Cooperation and Management Agreement, an Equity Interest Pledge Agreement, an Exclusive Option Agreement, and Powers of Attorney. Pursuant to the Contractual Agreements, Nanjing Fujin has the exclusive rights to provide to Nanjing Fuya consulting services related to the business operation and management of Nanjing Fuya, and Nanjing Fuya pays service fees equal to all of its net income to Nanjing Fujin. The Contractual Arrangements are designed so that Nanjing Fuya operates for the benefit of Nanjing Fujin and ultimately, the Company. In essence, Nanjing Fujin has gained effective control over Nanjing Fuya. Therefore, we believe that Nanjing Fuya should be considered as Variable Interest Entity (“VIE”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”, because the equity shareholders in Nanjing Fuya no longer have the characteristics of a controlling financial interest, and the Company, through Nanjing Fujin, is the primary beneficiary of Nanjing Fuya. Accordingly, Nanjing Fuya has been consolidated into Nanjing Fujin, and ultimately, the Company.

Our business consists of two major product categories, including autoclaved aerated concrete block (“concrete block”) and ready-mixed mortar (“mortar”), which accounted for 45% and 55% of our total revenue, respectively, for the year ended February 29, 2020, and 57% and 41% of our total revenue, respectively, for the year ended February 28, 2019. Our production facilities are located in Nanjing, China, and all of our sales were made to our customers in China for the years ended February 29, 2020 and February 28, 2019.

The autoclaved aerated concrete block (“concrete block”) and ready-mixed mortar (“mortar”)accounted for 48.31% and 51.69% of our total revenue, respectively, for the six months ended August 31, 2020, and 45.13% and 54.87% of our total revenue, respectively, for the six months ended August 31, 2019.

Based upon the data from a testing report by Jiangsu Province Construction Project and Construction Materials Quality Testing Center Co., Ltd. dated as of April 1, 2018, our autoclaved aerated concrete block weighs only one third the weight of traditional clay blocks, and its heat insulating ability is 3-4 times more than traditional clay blocks. Its sound insulation and impenetrability is respectively two times and one time more than traditional clay blocks. Our ready-mixed mortar can meet almost all mortar needs of construction projects. Compared to mortar mixed onsite by workers, our product is produced at our factory through standard manufacturing procedures, which ensures reliable and consistent quality. We believe our ready-mixed mortar could reduce onsite labor costs and improve building quality. Additionally, our ready-mixed mortar is stored in tanks, which reduces leaks during transportation and construction site dust emissions, when compared to mixing mortar onsite. Because our product is pre-mixed, it also reduces waiting and mixing time and improves project efficiency.

We have two production lines and workshops. Our autoclaved aerated concrete block production workshop which occupies an area of 38,750 square feet and has an annual operating capacity of 300,000 cubic meters of autoclaved aerated concrete blocks. Our ready-mixed mortar production workshop which occupies an area of 26,910 square feet and has an annual operating capacity of 300,000 tons of ready-mixed mortar. Our production facilities are located in Nanjing City, China, the capital city of Jiangsu Province, which has the second highest GDP of all 31 provinces in China, at 10.27 trillion RMB (approximately $1.60 trillion) in 2020. All of our sales were made to customers in Jiangsu province, especially in the Nanjing City surrounding area.

Our primary raw materials in the production of concrete blocks, mortar and other construction materials are from mining waste, fly-ash, cement and quicklime. Approximately 6.5% of raw material by weight of our concrete blocks and 75%-80% of raw materials by weight of our mortar products are mining waste. All the fine mining waste we use for the concrete blocks and the mortar products is provided to us free of charge from the neighboring mining company, Nanjing Funiushan Copper Co., Ltd. (“Nanjing Copper”). Currently, Nanjing Copper has 6 million tons of fine mining waste inventory, and produces approximately 600 tons per day. All of the mining waste of Nanjing Copper are fine mining waste under 1.6 mm. Nanjing Funiushan Copper Co., Ltd. has agreed, pursuant to the terms of a letter agreement by Nanjing Copper dated March 10, 2016, to provide us with free mining waste as mentioned above until March 31, 2031, which will reduce the cost of our products, increase our profit margin, and help us compete more effectively in the market. We also use certain rough mining waste which is between 1.6 mm and 3.0 mm for our mortar products which we purchase from third parties at market price. We use almost same the amount of rough mining waste and fine mining waste as raw materials for our mortar products. We do not use any rough mining waste for our concrete blocks

Another primary raw material used in the production of autoclaved aerated concrete blocks and ready-mixed mortar products is fly-ash, which accounts for approximately 73% of raw materials by weight used for concrete block production and approximately 8-15% of raw materials by weight used for ready-mixed mortar production. We also use cement and quicklime as other raw materials which, respectively, account for approximately 9-17% of raw materials by weight for both concrete blocks and ready-mixed mortar production, and approximately 10% of the weight for concrete block production. Due to the PRC’s national energy conservation and environmental protection policy (the “National Environmental Policy”), the number of coal burning power plants and (as the residue from such power plants) the fly-ash inventory have decreased, and the environmental regulatory compliance costs for cement and quicklime companies have increased, which has caused our raw material costs for fly-ash, cement and quicklime to increase significantly in fiscal year 2018 and to continuously increase steadily in 2019 and 2020. We expect the impact of the National Environmental Policy to continue for the foreseeable future, until China’s pollution can be better controlled.

We use mining waste and fly-ash instead of traditional sand and soil to produce our concrete blocks and mortar products. This reduces the amount of sand dredged out of Yangtze River and the removal of soil from arable land. Using mining waste as raw materials also helps mining companies reduce their waste inventory, which occupies valuable land and creates safety and environmental concerns, such as collapse, landslide, water pollution, and the like.

Our products are considered eco-friendly construction materials because we use industrial waste such as fly-ash and mine tailings as our primary raw materials; our autoclaved aerated concrete block weighs less but has better heat insulating ability, sound insulation ability and impenetrability than traditional clay blocks; and our ready-mixed mortar can reduce mortar leakage during transportation and construction site dust emissions.

Currently, Chinese government supports and encourages the development of waste resources recycling businesses. We enjoy preferential tax treatment for our current products because our products use 70% or more industrial waste as their raw materials, they are qualified for such preferential treatment. 70% of the value added tax for all our products will be refunded to us and we can also deduct 10% of revenue generated by our eco-friendly products from our total profit for our enterprise income tax purpose. We have also applied for certain government subsidies for the investment in our new wet mixed mortar production line which will use industrial waste for raw materials. The application is pending for approval upon the completion of the construction of the new production line. The subsidy usually will be 10% of the total investment in the equipment for such new production line, and there is no guarantee that we will successfully receive such additional subsidies.

We use industrial waste as our primary raw materials, and although the cost of sourcing fly-ash has increased significantly in recent years, the biggest raw material cost for our concrete blocks, per square meter, is still quicklime, and the biggest raw material cost for our ready-mixed mortar, per ton, is cement.

Our products are mainly used in commercial, industrial and residential buildings in the areas surrounding Nanjing city. We have entered into long term cooperative agreements with certain construction companies and real estate developers to supply our products, two of which are our 10% or more customers; however, such agreements are non-binding cooperative agreements and therefore such companies and developers may consider our products but are not obligated to buy them under such agreements. Usually, construction companies will control transportation and inventory costs by purchasing construction materials within a 100 kilometer radius. Therefore, we mainly supply construction projects within the greater Nanjing metropolitan area, as well as to other major cities in Jiangsu Province, such as Zhenjiang, Yangzhou, Yizheng and Jurong, each of which is within 50 kilometers of our factory.

Results of Operations

For the Six Months Ended August 31, 2020 and 2019

The following table summarizes the results of our operations for the six months ended August 31, 2020 and 2019, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	Six Months ended August 31, 2020		Six Months ended August 31, 2019		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%
Revenue	$3,948,879	100.00%	$3,433,284	100.00%	$515,595	15.02%
Cost of revenue	2,444,041	61.89%	2,104,244	61.29%	339,797	16.15%
Gross profit	1,504,838	38.11%	1,329,040	38.71%	175,798	13.23%
Selling expenses	485,883	12.30%	376,766	10.97%	109,117	28.96%
General and administrative expenses	340,658	8.63%	393,266	11.45%	(52,608)	(13.38)%
Income from operations	678,297	17.18%	559,008	16.28%	119,289	21.34%
Interest expense	(69,200)	(1.75)%	(83,340)	(2.43)%	14,140	(16.97)%
Government subsidy income	84,879	2.15%	145,566	4.24%	(60,687)	(41.69)%
Other income (expenses), net	(6,525)	(0.17)%	(2,721)	(0.08)%	(3,804)	139.80%
Income before income taxes	687,451	17.41%	618,513	18.02%	68,938	11.15%
Provision for income taxes	105,590	2.67%	69,271	2.02%	36,319	52.43%
Net income	$581,861	14.73%	$549,242	16.00%	$32,619	5.94%

Revenue

Currently, we have two main types of revenue streams deriving from our two major product categories: concrete blocks and mortar. Total revenues for the six months ended August 31, 2020 increased by $515,595, or 15.02%, to $3,948,879 from $3,433,284 for the six months ended August 31, 2019. The increase was mainly attributable to an increase in sales volume in six months ended August 31, 2020.

Our average selling price decreased by $0.38 per unit (average price of per cubic meter for blocks and per ton for mortar) or 0.91% to $41.38 per unit for the six months ended August 31, 2020 from $41.76 per unit for the six months ended August 31, 2019. The decrease was mainly attributable to the depreciation of RMB against U.S. dollar. The average exchange rates for the six months ended August 31, 2020 and 2019, were RMB1 to $0.1421 and RMB1 to $0.1459, respectively, representing a decrease of 2.60%.

The following table sets forth the breakdown of our revenue for the six months ended August 31, 2020 and 2019, respectively:

	Six months ended August 31,				Variance
	2020	%	2019	%	Amount	%
Concrete block	$1,907,826	48.31%	$1,549,505	45.13%	$358,321	23.12%
Mortar	2,041,053	51.69%	1,883,779	54.87%	157,274	8.35%
Total	$3,948,879	100.00%	$3,433,284	100.00%	$515,595	15.02%

Our revenue increased period-over-period as a result of higher quantities of products sold despite lower selling prices, as follows:

	Total revenue for the six months ended August 31,		QTY sold for the six months ended August 31,		Variance	% of QTY	Average unit price for the six months ended August 31,		Price	% in
Product type	2020	2019	2020	2019	in QTY	variance	2020	2019	Difference	change
Concrete block	$1,907,826	$1,549,505	49,933	40,002	9,931	24.83%	$38.21	$38.74	$(0.53)	(1.37)%
Mortar	2,041,053	1,883,779	45,508	42,208	3,300	7.82%	44.85	44.63	0.22	0.49%
Total	$3,948,879	$3,433,284	95,441	82,210	13,231	16.09%	$41.38	$41.76	$(0.38)	(0.91)%

*	QTY: quantity

Concrete blocks

Revenue from concrete blocks for the six months ended August 31, 2020 increased by $358,321 or 23.12%, to $1,907,826 from $1,549,505 for the six months ended August 31, 2019. The increase was mainly attributable to the higher sales volume in the six months ended August 31, 2020. We sold 49,933 cubic meter of concrete blocks in the six months ended August 31, 2020, an increase of 9,931 cubic meter, or 24.83%, as compared with 40,002 cubic meter in the same period of 2019. Our customers are typically major private or publicly owned real estate developers and construction companies, such as Wanke, Hengda and Biguiyuan, as well as some State-owned construction companies. These customers usually use a larger quantity of concrete blocks in the pre-construction stage and used a larger quantity of mortars in the after-construction stage. From January to February 2020, the construction sites were completely closed because of the COVID-19 outbreak and stay home orders. Starting in March 2020, the pandemic became gradually under control in China, and construction work began to resume in various places. Builders have worked overtime to catch up on projects delayed during the outbreak, and demands for construction materials have picked up quickly. In addition, the government increased investment in infrastructure to boost domestic demand and avoid big down turn in economy, which also led to a period of increasing market demand for construction materials. As a result, our sales volume of concrete blocks for the six months ended August 31, 2020 increased as compared with same period of 2019.

The average selling price for concrete block decreased by $0.53 or 1.37% to $38.21 per cubic meter for six months ended August 31, 2020 from $38.74 per cubic meter for six months ended August 31, 2019. The decrease was mainly attributable to the depreciation of RMB against U.S. dollar. The average exchange rates for the six months ended August 31, 2020 and 2019, were RMB1 to $0.1421 and RMB1 to $0.1459, respectively, representing a decrease of 2.60%.

Mortar

Revenue from mortar for the six months ended August 31, 2020 increased by $157,274 or 8.35%, to $2,041,053 from $1,883,779 for the six months ended August 31, 2019. The increase was mainly attributable to the higher sales volume in the six months ended August 31, 2020. We sold 45,508 tons of mortar in the six months ended August 31, 2020, an increase of 3,300 tons, or 7.82%, as compared with 42,208 tons in the same period of 2019. Mortar is used to 1) bind building blocks such as stones, bricks, and concrete masonry units; and 2) plaster the surface of walls, floors, roofing and beam and column structures to protect and decorate. As discussed above, during the six months ended August 31, 2020, the market demand for construction materials increased, which resulted an increase of our sales volume of mortar in the six months ended August 31, 2020 as compared with the same period of 2019.

The average selling price for mortar increased by $0.22 or 0.49% to $44.85 per ton for six months ended August 31, 2020 from $44.63 per ton for six months ended August 31, 2019. The increase was mainly attributable to the increase in market price in demand.

Cost of revenue

The following table sets forth the breakdown of the Company’s cost of revenue for the six months ended August 31, 2020 and 2019, respectively:

	Total cost of revenue for the six months ended August 31,						Average unit
	2020		2019		Variance		cost		Variance
Product type	Amount	%	Amount	%	Amount	%	2020	2019	Unit cost	%
Concrete block	$1,320,459	54.03%	$1,044,113	49.62%	$276,346	26.47%	$26.44	$26.10	$0.34	1.30%
Mortar	1,123,582	45.97%	1,060,131	50.38%	63,451	5.99%	24.69	25.12	(0.43)	(1.71)%
Total	$2,444,041	100.00%	$2,104,244	100.00%	$339,797	16.15%	$25.61	$25.60	$0.01	0.05%

Cost of concrete blocks increased by $276,346 or 26.47% to $1,320,459 for the six months ended August 31, 2020 from $1,044,113 for the six months ended August 31, 2019, which was mainly due to the increase in sales volume. The average unit cost of concrete block increased by $0.34 or 1.30% to $26.44 per cubic meter for the six months ended August 31, 2020 from $26.10 per cubic meter for the six months ended August 31, 2019, which was mainly due to the higher price for the main raw materials we used for the production of concrete blocks, such as cement and fly-ash.

Cost of mortar increased by $63,451 or 5.99%, to $1,123,582 for the six months ended August 31, 2020 from $1,060,131 for the six months ended August 31, 2019, which was mainly due to the increase in sales volume. The average unit cost of mortar decreased by $0.43 or 1.71%, to $24.69 for the six months ended August 31, 2020 from $25.12 for the six months ended August 31, 2019, and such decreases mainly due to the depreciation of RMB against U.S. dollar..

Gross profit

Total gross profit was $1,504,838 for the six months ended August 31, 2020, an increase of $175,798 or 13.23% from $1,329,040 for the six months ended August 31, 2019. Gross profit margin was 38.11% for the six months ended August 31, 2020, as compared with 38.71% for the six months ended August 31, 2019. The decrease in gross profit margin by 0.60% was primarily attributable to increase in average unit cost and decrease in average unit selling price in the six months ended August 31, 2020.

Our gross profit and gross margin by product type are as follows:

	Six months ended August 31,
	2020		2019		Variance
	Gross profit	Gross profit %	Gross profit	Gross profit %	Gross profit	Gross Profit %
Concrete block	$587,367	30.79%	$505,392	32.62%	$81,975	(1.83)%
Mortar	917,471	44.95%	823,648	43.72%	93,823	1.23%
Total	$1,504,838	38.11%	$1,329,040	38.71%	$175,798	(0.60)%

Gross profit for concrete blocks increased by $81,975 to $587,367 for the six months ended August 31, 2020, as compared to $505,392 for the six months ended August 31, 2019. The increase is mainly due to the increase in sales volume of concrete blocks of 24.83%. Gross profit margin decreased to 30.79% for the six months ended August 31, 2020 from 32.62% for the six months ended August 31, 2019. The decrease was mainly due to the increase of the average unit cost and decrease of the average selling price for concrete blocks, as discussed above.

Gross profit for mortar increased by $93,823 to $917,471 for the six months ended August 31, 2020, as compared to $823,648 for the six months ended August 31, 2019. The increase is mainly due to the increase in sales volume of mortar of 7.82% in the six months ended August 31, 2019. Gross profit margin increased to 44.95% for the six months ended August 31, 2020, from 43.72% for the six months ended August 31, 2019. The increase was mainly due to increased selling price and decreased unit cost of mortar in the six months ended August 31, 2020, as discussed above.

Selling expenses

Selling expenses were $485,883 for the six months ended August 31, 2020, an increase of $109,117 or 28.96% from $376,766 for the six months ended August 31, 2019. As a percentage of sales, our selling expenses were 12.30% and 10.97% of our revenue for the six months ended August 31, 2020 and 2019, respectively. The increase in selling expenses was primarily due to an increase of approximately $80,000 in shipping expenses.

General and administrative expenses

Our general and administrative expenses were $340,658 for the six months ended August 31, 2020, a decrease of $52,608 or 13.38% from $393,266 for the six months ended August 31, 2019. As a percentage of revenues, general and administrative expenses were 8.63% and 11.45% of our revenue for the six months ended August 31, 2020 and 2019, respectively. The decrease was primarily attributable to a decrease in expenses related to the listing and IPO of approximately $54,000 for the six months ended August 31, 2020.

Interest expense

Our interest expense was $69,200 for the six months ended August 31, 2020 compared to $83,340 for the six months ended August 31, 2019, a decrease of $14,140 or 16.97%. Because of the COVID-19 outbreak, according to the government’s policy to stabilize the economy, Shenzhen Qianhai Webank did not charge the interest on the Company’s loans from March 2020 to May 2020. As a result, our interest expense was decreased in the six months ended August 31, 2020.

Government subsidy income

Our government subsidy income was $84,879 for the six months ended August 31, 2020 compared to $145,566 for the six months ended August 31, 2019, both are from VAT refund. The Company is a waste recycling enterprise and our sustainable and recycled products qualify us for government subsidies. We periodically receive various government grants such as the “VAT refund” and “Special Fund Subsidy”. The Company does not have performance obligations regarding our receipts of subsidy income. There is no guarantee the Company will continue to receive such grants in the future and the recognition of the subsidy income occurs when the government approves the actual subsidy refund to be distributed to qualified companies.

Income before income taxes

Our income before income taxes was $687,451 for the six months ended August 31, 2020, an increase of $68,938 or 11.15% from $618,513 for the six months ended August 31, 2019. The increase was primarily attributable to increased sales offset by increased selling expenses, and decreased gross margin and government subsidy income, as discussed above.

Provision for income taxes

Our provision for income taxes was $105,590 for the six months ended August 31, 2020, an increase of $36,319 or 52.43% from $69,271 for the six months ended August 31, 2019. Because Nanjing Fuya’s main business is related to the environmental protection industry, it is entitled to deduct 10% of its revenue from its income tax obligation beginning in January 2018 according to The Circular of the Ministry of Finance and the State Taxation Administration on Issues related to Enforcement of the Directory of Enterprise Income Tax Preferences for Comprehensive Utilization of Resources (Caishui (2008) No. 47). The estimated tax savings as the result of the tax break for the six months ended August 31, 2020 and 2019 amounted to $98,722 and $85,832, respectively.

Other comprehensive income

Foreign currency translation adjustments amounted to a gain of $225,270 and a deficit of $578,904 for the six months ended August 31, 2020 and 2019, respectively. The balance sheet amounts with the exception of equity at August 31, 2020 were translated at 1.00 RMB to 0.1460 USD as compared to 1.00 RMB to 0.1397 USD at August 31, 2019. The equity accounts were stated at their historical rate. The average translation rates applied to the income statements accounts for the six months ended August 31, 2020 and 2019 were 1.00 RMB to 0.1421 USD and 1.00 RMB to 0. 1459 USD, respectively. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operation.

The impact attributable to changes in revenue and expenses due to foreign currency translation are summarized as follows.

	Six months ended August 31,
	2020	2019
Impact on revenue	$107,915	$(21,286)
Impact on operating expenses	$18,967	$(4,774)
Impact on net income	$19,510	$(3,405)

For the six months ended August 31, 2020, if using the RMB 1.00 to $0.1460 (foreign exchange rate as of August 31, 2020) to translate our revenue, operating expense and net income, our reported revenue, operation expense and net income would increase by $107,915, $18,967 and $19,510, respectively.

For the six months ended August 31, 2019, if using the RMB 1.00 to $0.1397 (foreign exchange rate as of August 31, 2019) to translate our revenue, operating expense and net income, our reported revenue, operation expense and net income would decrease by $21,286, $4,774 and $3,405, respectively

For the Years Ended February 29, 2020 and February 28, 2019

The following table summarizes the results of our operations for the years ended February 29, 2020 and February 28, 2019, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	Year ended February 29, 2020		Year ended February 28, 2019		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%
Revenue	$8,797,267	100.00%	$7,016,512	100.00%	$1,780,755	25.38%
Cost of revenue	5,186,081	58.95%	4,528,747	64.54%	657,334	14.51%
Gross profit	3,611,186	41.05%	2,487,765	35.46%	1,123,421	45.16%
Selling expenses	938,861	10.67%	835,985	11.91%	102,876	12.31%
General and administrative expenses	568,194	6.46%	428,466	6.11%	139,728	32.61%
Income from operations	2,104,131	23.92%	1,223,314	17.43%	880,817	72.00%
Interest expense	(150,520)	(1.71)%	(96,807)	(1.38)%	(53,713)	55.48%
Government subsidy income	193,480	2.20%	446,023	6.36%	(252,543)	(56.62)%
Other income, net	293	0.00%	676	0.01%	(383)	(56.66)%
Income before income taxes	2,147,384	24.41%	1,573,206	22.42%	574,178	36.50%
Provision for income taxes	351,583	4.00%	214,318	3.05%	137,265	64.05%
Net income	$1,795,801	20.41%	$1,358,888	19.37%	$436,913	32.15%

Revenue

Currently, we have two main types of revenue streams deriving from our two major product categories: concrete blocks and mortar. Revenue generated from other products was minimal after February 2019. Total revenues for the year ended February 29, 2020 increased by $1,780,755, or 25.38%, to $8,797,267 from $7,016,512 for the year ended February 28, 2019. The increase was mainly attributable to higher average unit selling price and an increase in sales volume in fiscal year 2020.

Our average selling price increased by $4.45 per unit or 11.74% to $42.35 per unit for the year ended February 29, 2020 from $37.90 per unit for fiscal year 2019. The average selling price for concrete block increased by $3.44 or 9.76% to $38.68 per cubic meter in fiscal year 2020 from $35.24 per cubic meter in fiscal 2019, and the average selling price for mortar increased by $4.73 or 11.50% to $45.85 per ton in fiscal year 2020 from $41.12 per ton in fiscal year 2019. The cost of raw materials was increased significantly in fiscal year 2018, we did not immediately pass along all of the increased raw material costs to our customers in order to keep our prices consistent with prevailing market prices, but increased in selling price later in fiscal year 2019 based on changes in the market. The costs of our raw materials increased as a result of the adoption by the PRC government of the National Environmental Policy to control pollution generated from production of these materials. New production limits on these materials have created both a shortage and a price increase of these raw materials, such as cement, fly-ash, quicklime, and the like, particularly during the first half of fiscal year 2018. The situation improved somewhat starting in February 2019, after some suppliers retooled their productions to comply with the National Environmental Policy and were able to improve output, although the output still did not come back to the levels prior to 2018. As a result, we faced a shortage of raw materials as supplies remained tight. The prices of raw materials are still rising steadily now. We expect the impacts of the National Environmental Policy to continue for the foreseeable future, until China’s pollution problems can be better controlled.

The following table sets forth the breakdown of our revenue for the years ended February 29, 2020 and February 28, 2019, respectively:

	Years Ended February 29,		Years Ended February 28		Variance
	2020	%	2019	%	Amount	%
Concrete block	$3,924,295	44.61%	$4,012,611	57.19%	$(88,316)	(2.20)%
Mortar	4,872,972	55.39%	2,880,000	41.04%	1,992,972	69.20%
Others	-	-	123,901	1.77%	(123,901)	(100.00)%
Total	$8,797,267	100.00%	$7,016,512	100.00%	$1,780,755	25.38%

Our revenue increased period-over-period as a result of higher selling prices and quantities of products sold, as follows:

	Total revenue for the years ended		QTY sold for the years ended			% of	Average unit price for the years ended
Product type	February 29, 2020	February 28, 2019	February 29, 2020	February 28, 2019	Variance in QTY	QTY variance	February 29, 2020	February 28, 2019	Price Difference	% in change
Concrete block	$3,924,295	$4,012,611	101,462	113,880	(12,418)	(10.90)%	$38.68	$35.24	$3.44	9.76%
Mortar	4,872,972	2,880,000	106,288	70,040	36,248	51.75%	45.85	41.12	4.73	11.50%
Others	-	123,901	-	1,200	(1,200)	(100.00)%	-	103.25	(103.25)	(100.00)%
Total	$8,797,267	$7,016,512	207,750	185,120	22,630	12.22%	$42.35	$37.90	$4.45	11.74%

  *QTY: quantity

Concrete blocks

Revenue from concrete blocks for the year ended February 29, 2020 decreased by $88,316 or 2.20%, to $3,924,295 from $4,012,611 for fiscal year 2019. The decrease was mainly attributable to lower sales volume in the fiscal year 2020. Our customers are usually major private or publicly owned real estate developers and construction companies, such as Wanke, Hengda and Biguiyuan, as well as some State-owned construction companies. These customers usually use a larger quantity of concrete blocks in the pre-construction stage and used a larger quantity of mortars in the after-construction stage.

Mortar

Revenue from mortar for the year ended February 29, 2020 increased by $1,992,972 or 69.20%, to $4,872,972 from $2,880,000 for fiscal year 2019. The increase was mainly due to the increase in sales volume of mortar during the year ended February 29, 2020. Mortar is used to 1) bind building blocks such as stones, bricks, and concrete masonry units; and 2) plaster the surface of walls, floors, roofing and beam and column structures to protect and decorate. For the year ended February 29, 2020, a greater number of our customers were in the after-construction stage. As a result, sales of mortar increased as compared with the same period in 2019, even though sales of concrete blocks decreased.

Others

Revenue from other products for the year ended February 29, 2020 decreased by $123,901 or 100.00% as compared to fiscal year 2019. The Company sold $123,901 of biomass particle in fiscal year 2019 to fill a one-time sales order, and no such order took place during the year ended February 29, 2020.

Cost of revenue

The following table sets forth the breakdown of the Company’s cost of revenue for the years ended February 29, 2020 and February 28, 2019, respectively:

	Total cost of revenue for the years ended February 29,		Total cost of revenue for the years ended February 28,				Average unit
	2020		2019		Variance		cost		Variance
Product type	Amount	%	Amount	%	Amount	%	2020	2019	Unit cost	%
Concrete block	$2,632,486	50.76%	$2,823,368	62.34%	$(190,882)	(6.76)%	$25.95	$24.79	$1.15	4.65%
Mortar	2,553,595	49.24%	1,602,652	35.39%	950,943	59.34%	24.04	22.88	1.14	5.00%
Others	-	-	102,727	2.27%	(102,727)	(100.00)%	-	85.61	(85.61)	(100.00)%
Total	$5,186,081	100.00%	$4,528,747	100.00%	$657,334	14.51%	$24.96	$24.46	$0.50	2.04%

Cost of concrete blocks decreased by $190,882 or 6.76% to $2,632,486 for the year ended February 29, 2020 from $2,823,368 for fiscal year 2019, which was mainly due to a decrease in sales volume. The average unit cost of concrete block increased by $1.15 or 4.65% to $25.95 per cubic meter for the year ended February 29, 2020 from $24.79 per cubic meter for the year ended February 28, 2019, which was mainly due to the higher price for the main raw materials we used for the production of concrete blocks, such as cement and fly-ash.

Cost of mortar increased by $950,943 or 59.34%, to $2,553,595 for the year ended February 29, 2020 from $1,602,652 for fiscal year 2019, which was mainly due to the increase in sales volume. The average unit cost of mortar increased by $1.14 or 5.00%, to $24.04 for the year ended February 29, 2020 from $22.88 for the year ended February 28, 2019, and such increases mainly due to the higher market price in demand for mortar.

Cost of other products for the year ended February 29, 2020 decreased by $102,727 to $0 as compared to fiscal year 2019. The Company sold $123,901 of biomass particle with a cost of $102,727 in fiscal year 2019 to fill a one-time sales order, and no such order took place during the year ended February 29, 2020.

The production limits imposed on the manufacturers of raw materials by the National Environmental Policy resulted in an increase in our average unit cost for cement, fly-ash and quicklime, among other raw materials that we used to manufacture our products. Because approximately 86% of our production costs in fiscal years 2020 and 2019, respectively, have been comprised of raw materials, any change in the unit cost of raw materials can and does impact our cost of revenue significantly.

Gross profit

Total gross profit was $3,611,186 for the year ended February 29, 2020, an increase of $1,123,421 or 45.16% from $2,487,765 in fiscal year 2019. Gross profit margin was 41.05% in fiscal year 2020, as compared with 35.46% in fiscal year 2019. The increase in gross profit margin by 5.59% was primarily attributable to increased average unit selling prices for both concrete block and mortar products in fiscal year 2020.

Our gross profit and gross margin by product type are as follows:

	Years Ended February 29,		Years Ended February 28,
	2020		2019		Variance
	Gross profit	Gross profit %	Gross profit	Gross profit %	Gross profit	Gross Profit %
Concrete block	$1,291,809	32.92%	$1,189,243	29.64%	$102,566	3.28%
Mortar	2,319,377	47.60%	1,277,348	44.35%	1,042,029	3.25%
Others	-	-	21,174	17.09%	(21,174)	(17.09)%
Total	$3,611,186	41.05%	$2,487,765	35.46%	$1,123,421	5.59%

Gross profit for concrete blocks increased by $102,566 to $1,291,809 for the year ended February 29, 2020, as compared to $1,189,243 for the year ended February 28, 2019. Gross profit margin increased to 32.92% for the year ended February 29, 2020 from 29.64% for the year ended February 28, 2019. Both increases were largely due to a significant increase in our average unit selling price of $3.44 or 9.76%, from $35.24 per cubic meter for the year ended February 28, 2019 to $38.68 per cubic meter for the year ended February 29, 2020, which exceeded the 5.11% increase in average unit cost. The increases were primarily attributable to the following factors: 1) we passed along all of the increased raw material costs to our customers caused by the application of the National Environmental Policy; and 2) we improved the quality of our concrete blocks, and increased our selling price.

Gross profit for mortar increased by $1,042,029 to $2,319,377 for the year ended February 29, 2020, as compared to $1,277,348 for the year ended February 28, 2019, largely due to an increase in sales volume of mortar of 51.75% in the year ended February 29, 2020, as compared to the same period in 2019. Gross profit margin increased to 47.60% for the year ended February 29, 2020, from 44.35% for the year ended February 28, 2019. Such increase was mainly due to an increase in our average unit selling price of $4.73 or 11.50%, from $41.12 per ton for the year ended February 28, 2019 to $45.85 per ton for the year ended February 29, 2020, which exceeded the 6.50% increase in average unit cost. Due to the National Environmental Policy, our raw material costs were up significantly starting from the fiscal year 2018. We did not immediately pass along all of the increased raw material costs to our customers in order to keep our prices consistent with prevailing market prices, but increased in selling price in 2019 and 2020 based on changes in the market.

Selling expenses

Selling expenses were $938,861 for the year ended February 29, 2020, an increase of $102,876 or 12.31% from $835,985 in fiscal year 2019. As a percentage of sales, our selling expenses were 11% and 12% of our revenue in fiscal years of 2020 and 2019, respectively. The increase in selling expenses is consistent with the increase in revenues and was primarily attributable to 1) an increase of approximately $67,000 in shipping and handling expenses, which was caused by an increase in sales volume; and 2) an increase of approximately $54,000 in depreciation expenses. In fiscal year 2020, the Company purchased more ready-mixed mortar tanks, which were provided to customers to use at no additional cost. This part of depreciation expenses is included in selling expenses.

General and administrative expenses

Our general and administrative expenses were $568,194 for the year ended February 29, 2020, an increase of $139,728 or 32.61% from $428,466 in fiscal year 2019. As a percentage of revenues, general and administrative expenses were 6% and 6% of our revenue in fiscal years 2020 and 2019, respectively. The increase was primarily attributable to increase in payroll expense.

Interest expense

Our interest expense was $150,520 for the year ended February 29, 2020 compared to $96,807 in fiscal year 2019, an increase of $53,713 or 55.48%. The increase was primarily due to increase in interest expense from long-term loans, and most of long-term loans were borrowed in the second half of the calendar year in 2019.

Government subsidy income

Our government subsidy income was $193,480 for the year ended February 29, 2020 compared to $446,023 in fiscal year 2019, including $179,071 and $415,632 in VAT refunds for the years ended February 29, 2020 and February 28, 2019, respectively. We are a waste recycling enterprise and our sustainable and recycled products qualify us for government subsidies. We periodically receive various government grants such as the “VAT refund” and “Special Fund Subsidy”. The Company does not have performance obligations regarding our receipts of subsidy income. There is no guarantee the Company will continue to receive such grants in the future and the recognition of the subsidy income occurs when the government approves the actual subsidy refund to be distributed to qualified companies.

Income before income taxes

Our income before income taxes was $2,147,384 for the year ended February 29, 2020, an increase of $574,178 or 36.50% from $1,573,206 in fiscal year 2019. The increase was primarily attributable to increased sales and gross margin, offset by increased selling and general and administrative expenses, and decreased government subsidy income, as discussed above.

Provision for income taxes

Our provision for income taxes was $351,583 in fiscal year 2020, an increase of $137,265 or 64.05% from $214,318 in fiscal year 2019. Because Nanjing Fuya’s main business is related to the environmental protection industry, it is entitled to deduct 10% of revenue from its income tax beginning in January 2018 according to The Circular of the Ministry of Finance and the State Taxation Administration on Issues related to Enforcement of the Directory of Enterprise Income Tax Preferences for Comprehensive Utilization of Resources (Caishui (2008) No. 47). The estimated tax savings as the result of the tax break for the years ended February 29, 2020 and February 28, 2019 amounted to $219,932 and $175,413, respectively.

Other comprehensive income

Foreign currency translation adjustments amounted to a deficit of $388,463 and $263,956 for the years ended February 29, 2020 and February 28, 2019, respectively. The balance sheet amounts with the exception of equity at February 29, 2020 were translated at 1.00 RMB to 0.1429 USD as compared to 1.00 RMB to 0.1495 USD at February 28, 2019. The equity accounts were stated at their historical rate. The average translation rates applied to the income statements accounts for the years ended February 29, 2020 and 2019 were 1.00 RMB to 0.1441 USD and 1.00 RMB to 0.1497 USD, respectively. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operation.

The impact attributable to changes in revenue and expenses due to foreign currency translation are summarized as follows.

	Year Ended February 29, 2020	Year Ended February 28, 2019
Impact on revenue	$(70,297)	$(8,603)
Impact on operating expenses	$(10,878)	$(1,551)
Impact on net income	$(15,500)	$(1,665)

For the year ended February 29, 2020, if using the RMB 1.00 to $0.1429 (foreign exchange rate as of February 29, 2020) to translate our revenue, operating expense and net income, our reported revenue, operation expense and net income would decrease by $70,297, $10,878 and $15,500, respectively.

For the year ended February 28, 2019, if using the RMB 1.00 to $0.1495 (foreign exchange rate as of February 28, 2019) to translate our revenue, operating expense and net income, our reported revenue, operation expense and net income would decrease by $8,603, $1,551 and $1,665, respectively.

Liquidity and Capital Resources

We are a holding company incorporated in the Cayman Islands. We conduct our operations primarily through our subsidiaries and consolidated affiliated entities in China. As a result, China Eco-Materials’ ability to pay dividends depends upon dividends paid by Najing Fujin. If Nanjing Fujin incurs debt on its own behalf in the future, the instruments governing its debt may restrict its ability to pay dividends to us. In addition, Nanjing Fujin is permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, each of Nanjing Fujin and our consolidated affiliated entities is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, Nanjing Fujin may allocate a portion of its after-tax profits based on PRC accounting standards to its enterprise expansion fund and staff bonus and welfare funds, at its discretion. Each of our consolidated affiliated entities may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends.

As of August 31, 2020 and February 29, 2020, we had cash of approximately $1.71 million and $3.03 million, respectively, representing a decrease of $1.32 million. The decrease was mainly due to an increase of $2.08 million in advances to suppliers for raw materials inventory purchasing offset with a decrease of $1.88 million in accounts receivable. We did not have any other short-term investments. Our current assets were approximately $8.02 million, a decrease of $0.83 million compared to $8.85 million at February 29, 2020. The decrease was mainly due to decrease in cash and cash equivalents and accounts receivable, offset by increase in advances to suppliers. Our current liabilities were approximately $1.97 million as of August 31, 2020, which resulted in a current ratio of 4.06:1, a decrease of $1.03 million as compared to $3.00 million at February 29, 2020, which resulted in a current ratio of 2.95:1. The decrease of current liabilities was mainly attributable to a decrease in taxes payable. We delayed paying some tax payments in fiscal year 2020, but was paid during the six months ended August 31, 2020.

We have historically funded our working capital needs from operations, bank borrowings, loans from related parties, and capital from shareholders. Presently, our principal sources of liquidity are generated from our operations, and loans from commercial banks and financial institutions. Our working capital requirements are influenced by the level of our operations, the numerical and dollar volume of our sales contracts, the progress of execution on our customer contracts, and the timing of accounts receivable collections. As of August 31, 2020, we had total assets of approximately $14.14 million, which included cash of approximately $1.71 million, accounts receivable of approximately $2.40 million and advances to suppliers of approximately $3.29 million, working capital of approximately $6.05 million, and stockholders’ equity is approximately $10.69 million.

During the period from March 1, 2020 to August 31, 2020, we renewed approximately $0.15 million in short-term loans from China Construction Bank and Agricultural Bank of China. During the period from March 1, 2019 to February 29, 2020, we renewed approximately $0.62 million in short-term loans from China Construction Bank and Agricultural Bank of China. We expect to be able to refinance our short-term loans based on past experience and our good credit history. We do not believe failure to refinance from certain banks would have a significant negative impact on our normal business operations.

We periodically receive VAT refund, a government subsidy, from local government in recognizing us a waste recycling company. Nanjing Fuya is entitled to obtained 70% VAT refund as our products use 70% or more industrial waste as our raw materials as qualified for such preferential treatment. We do not have performance obligations regarding our receipts of subsidy income. We expect to continue to enjoy this preferential treatment until the local government changed or canceled the relevant policy. This preferential treatment will increase the amount of cash available to our company.

Based on our current operating plan, we believe that our existing resources, including cash generated from operations and bank loans, will be sufficient to meet our working capital requirement for our current operations over the next twelve months from this filing date.

The following table sets forth summary of our cash flows for the periods indicated:

	For the six months ended August 31,
	2020	2019
Net cash used in operating activities	$(778,539)	$(465,232)
Net cash used in investing activities	(714,914)	(1,114,541)
Net cash provided by (used in) financing activities	142,802	(396,483)
Effect of exchange rate change on cash and cash equivalents	26,719	(76,487)
Net decrease in cash and cash equivalents	(1,323,932)	(2,052,743)
Cash and cash equivalents, beginning of year	3,030,897	2,445,520
Cash and cash equivalent, end of year	$1,706,965	$392,777

Operating Activities

 Net cash used in operating activities was approximately $0.78 million for the six months ended August 31, 2020, compared to cash used in operating activities of approximately $0.47 million for the six months ended August 31, 2019. The increase in net cash used in operating activities was primarily attributable to the following factors:

●	Cash provided by notes receivable decreased approximately $0.48 million when comparing the six months ended August 31, 2020 to the same period of 2019. During the six months ended August 31, 2019, the Company proceeded approximately net $0.50 million acceptance notes and commercial acceptance notes, that came from multiple customers for payment of accounts receivable, and only $19,279 was net proceeded in the same period of 2020;

●

Cash provided by accounts receivable increased by $2.15 million when comparing the six months ended August 31, 2020 to the same period of 2019. During the six months ended August 31, 2020, we enhanced the collection of accounts receivable. In addition, in order to stabilize the economy during the COVID-19 outbreak, the government has required real estate developers and construction companies, especially state-owned enterprises, to pay their suppliers and construction workers on timely for projects;

And offset by the following factors:

●	Cash provided by advances to suppliers decreased by $1.31 million when comparing the six months ended August 31, 2020 to the same period of 2019, because the Company increased prepayment to raw material suppliers to lock the price due to volatile market price;

●	Cash used in accounts payable increased by $0.63 million when comparing the six months ended August 31, 2020 to the same period of 2019. The increase was mainly due to more and quick payments to our raw material suppliers during the six months ended August 31, 2020; and

●	Cash used in taxes payable increased by $1.07 million when comparing the six months ended August 31, 2020 to the same period of 2019. The increase was because we delayed paying some tax payments in fiscal year 2020, which was paid during the six months ended August 31, 2020.

Investing Activities

Net cash used in investing activities was approximately $0.71 million for the six months ended August 31, 2020, compared to net cash used in investing activities of approximately $1.11 million for the six months ended August 31, 2019. During the six months ended August 31, 2020, the Company spent approximately $0.31 purchase of property and equipment and prepaid approximately $0.68 million to purchase of storage tanks for mortar in order to increase our business. For the six months ended August 31, 2019, the Company spent approximately $0.77 million in improvements to the production facility and purchase of equipment to increase our production capacity and prepaid approximately $0.35 million in purchase of equipment for the new production line of wet-mix mortar.

Financing Activities

Net cash provided by financing activities was approximately $0.14 million for the six months ended August 31, 2020, including proceeds from short-term and long-term loans of $0.69 million, and repayment of loans of $0.53 million as they became due.

Net cash used in financing activities was approximately $0.40 million for the six months ended August 31, 2019, including proceeds from short-term loans of $0.15 million, repayment of loans of $0.48 million as they became due.

The following table sets forth summary of our cash flows for the periods indicated:

	For the Years Ended February 29,	For the Years Ended February 28,
	2020	2019
Net cash provided by operating activities	$2,548,229	$2,324,206
Net cash used in investing activities	(990,463)	(2,689,683)
Net cash (used in) provided by financing activities	(859,002)	1,764,308
Effect of exchange rate change on cash and cash equivalents	(113,387)	(130,411)
Net increase in cash and cash equivalents	585,377	1,268,420
Cash and cash equivalents, beginning of year	2,445,520	1,177,100
Cash and cash equivalent, end of year	$3,030,897	$2,445,520

Operating Activities

Net cash provided by operating activities was approximately $2.55 million for the year ended February 29, 2020, compared to cash provided by operating activities of approximately $2.32 million in fiscal year 2019. The increase in net cash provided by operating activities was primarily attributable to the following factors:

●	Cash provided by notes receivable decreased by approximately $2.58 million when comparing the year ended February 29, 2020 to the same period of 2019. As of February 28, 2019, the Company had a balance of 1.3 million in bank acceptance notes and commercial acceptance notes, that came from multiple customers for collection of accounts receivable, but there was only $35,737 as of February 29, 2020.

●	Cash provided by net income increased by $0.44 million when comparing the fiscal year ended February 29, 2020, to the same period of fiscal year 2019;

●	Cash used in accounts payable decreased by $0.89 million when comparing the year ended February 29, 2020 to the same period of 2019. The decrease was mainly due to more timely payments to our raw material suppliers in fiscal year 2019;

●	Cash used in taxes payable decreased by $0.65 million when comparing the year ended February 29, 2020 to the same period of 2019. The decrease was mainly the delayed payment of tax in fiscal year 2020, which has been paid in the subsequent period;

And offset by the following factors:

●	Cash provided by accounts receivable decreased by $2.6 million when comparing the year ended February 29, 2020 to the same period of 2019. In the second and third quarters of fiscal year 2019, the local government of Nanjing was enforcing city environmental protection regulations and closed some of our competitors that were doing business without appropriate licenses, which caused our products to be in higher demand. We then decided to preferentially supply our products to prepaid customers and shorten credit term to customers, so the accounts receivable turn over in fiscal year 2019 was faster than in fiscal year 2020;

●	Cash provided by inventory decreased by $1.13 million when comparing the year ended February 29, 2020 to the same period of 2019. Our inventory level fluctuated based on the sales orders we received and the fluctuation of raw material prices; and

●	Cash provided by advances to suppliers decreased by $1.28 million when comparing the year ended February 29, 2020 to the same period of 2019, because the Company increased prepayment to raw material suppliers to lock the price due to volatile market price for raw materials.

Investing Activities

Net cash used in investing activities was approximately $0.99 million for the year ended February 29, 2020, compared to $2.69 million of cash used in investing activities for fiscal year 2019. During the year ended February 29, 2020, the Company spent approximately $0.78 million in improvements to the production facility and purchase of equipment to increase our production capacity and prepaid approximately $0.21 million in purchase of equipment for the new production line of wet-mix mortar. During the year ended February 28, 2019, the Company spent $0.5 million on construction projects for the new production line of wet-mix mortar and spent approximately $1.7 million in improvements to the production facility and purchase of equipment to increase our production capacity.

Financing Activities

Net cash used in financing activities was approximately $0.86 million for the year ended February 29, 2020, including repayment of short-term and long-term loans of $0.57 million as they became due, and payment of offering costs of $0.19 million related to preparation for the listing and IPO.

Net cash provided by financing activities was approximately $1.8 million for the year ended February 28, 2019, including proceeds from short-term and long-term loans of $2.2 million, repayment of loans of $1.3 million as they became due, proceeds from capital injection of $3.8 million, and repayment of related party loans of $2.9 million.

Loan Facilities

As of August 31, 2020, the details of all our short-term and long-term loans are as follows:

No.	Type	Contracting Party	Expiration Date	Amount	Effective Interest rate
1	Short-term Loan	Agricultural Bank of China	March, 2021 November, 2021	$481,745	4.35% per annum
2	Short-term Loan	China Construction Bank	March, 2021	$145,983	5.0025% per annum
3	Long-term Loan	Mercedes Benz Auto Finance Co., Ltd.	December, 2020*	$16,324	6.99% per annum
4	Long-term Loan	Shenzhen Qianhai Webank	October, 2020 and October, 2021	$200,727	10.8% per annum
5	Long-term Loan	Chailease International Finance Corp.	November, 2021	$272,309	13.86% per annum
6	Long-term Loan	Maxwealth Financial Leasing Co., Ltd.	March, 2022	$336,231	4.75% per annum

As of February 29, 2020, the details of all our short-term and long-term loans are as follows:

No.	Type	Contracting Party	Expiration Date	Amount	Effective Interest rate
1	Short-term Loan	Agricultural Bank of China	November, 2020 and December, 2020*	$471,725	4.35% per annum
2	Short-term Loan	China Construction Bank	March, 2020 and June, 2020*	$142,947	7.395% per annum
3	Long-term Loan	Mercedes Benz Auto Finance Co., Ltd.	December, 2020*	$41,997	6.99% per annum
5	Long-term Loan	Shenzhen Qianhai Webank	October, 2020 and October, 2021	$228,715	10.8% per annum
6	Long-term Loan	Chailease International Finance Corp.	November, 2021	$376,220	13.86% per annum

*	These loans have been fully repaid before their respective maturity dates.

Subsequently, on December 25, 2020, Nanjing Fuya renewed the loan agreement with Agricultural Bank of China to borrow RMB 3.0 million (approximately $429,000) as working capital with an annual interest rate of 4.35%. Of which, RMB 0.4 million is required to be paid back before March 10, 2021, RMB 0.8 million is required to be paid back before September 10, 2021, and RMB 1.8 million is required to be paid back before November 10, 2021.

On November 13, 2020, Nanjing Fuya obtained a loan of RMB 1.5 million (approximately $214,420) from Chailease International Finance Corp. for 3.5 years, for equipment purchasing with an annual interest rate of 14.41%. The Company pledged its equipment as the collateral. The Company was also required to deposit RMB 225,000 (approximately $32,163) as loan security deposit to guarantee this loan. The Company is required to make monthly interest payments with the principal due at maturity.

Although we currently do not have any material unused sources of liquidity, giving effect to the foregoing bank loans and other financing activities, we believe that our currently available working capital should be adequate to sustain our operations at our current levels through at least the next twelve months. There is no seasonality of our borrowing activities.

Contractual Obligations

Nanjing Fuya leases factory land use rights, factory facilities, and office building facilities under finance leases. The following table summarizes our contractual obligations, which are comprised entirely of finance lease obligations, as of August 31, 2020 and February 29, 2020, and the effect these obligations are expected to have on our liquidity and cash flows in future periods:

Twelve month ending August 31,
2021	$148,903
2022	148,903
2023	148,903
2024	148,903
2025 and thereafter	1,121,151
Total	$1,716,763

Twelve month ending February 28,
2021	$145,806
2022	145,806
2023	145,806
2024	145,806
2025 and thereafter	1,170,735
Total	$1,753,959

Capital Expenditures

We had capital expenditures of approximately $0.03 million and $0.77 million for the six months ended August 31, 2020 and 2019, respectively, and approximately $0.78 million and $1.7 million for the years ended February 29, 2020 and February 28, 2019, respectively, for purchases of property and equipment in connection with our business activities.

As of August 31, 2020, we had capital expenditures of approximately $0.5 million for construction in progress primarily on construction of wet-mix mortar production infrastructure and approximately $0.8 million of prepayment in purchase of equipment for the new production line of wet-mix mortar by Nanjing Fuya. The total planned capital investment for the whole project is around RMB 20 million (approximately $3 million) by our estimation, which consists of (i) 0.5 million to build infrastructure in Najing Fuya, (ii) $1.1 million to build a new factory facility in Nanjing Fuya, (iii) investments of approximately $1.4 million in the new production lines and equipment for Nanjing Fuya. We suspended the construction of wet-mix mortar production facility due to the impact of COVID-19 and resumed it in December 2020. The construction of the project is expected to be fully completed by August 2021.

We expect that our capital expenditures will increase in the future as our business continues to develop and expand. We have used cash generated from our subsidiaries’ operations to fund our capital commitments in the past and anticipate using such funds and certain proceeds received from our initial public offering to fund the project as described in the Use of Proceeds section.

Impact of COVID-19 Outbreak

Beginning in late 2019, there were reports of the COVID-19 (coronavirus) that has surfaced in Wuhan, China, the pandemic quickly spread to many provinces, autonomous regions, and cities all over the China. To the prevention and control of the spread of the pandemic, the Chinese governments issued administrative orders to impose travel and public gathering restrictions as well as to work from home and self-quarantine.

The Company primarily conducts its business operations in the PRC. In response to the evolving dynamics related to the COVID-19 outbreak, the Company has followed the guidelines of local government authorities as it prioritizes the health and safety of its employees, suppliers, customers and business partners. Our office and manufacturing facility were closed for the Lunar New Year Holiday Break at the end of January 2020, and remained closed as a result of the outbreak until early March 2020. All of our office and manufacturing facility are now open and resume ordinary operations.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

●	Our office and manufacturing facility were closed for the Lunar New Year Holiday Break at the end of January 2020, and remained closed as a result of the outbreak until early March 2020. Since March 2020, our office and manufacturing facility have reopened and are in full operation since then. During the closure of the office manufacturing facility, our productions stopped;

●	Due to the temporary closure of stores and business facilities during the outbreak, construction sites were closed and construction activities were stopped in Nanjing City and its surrounding areas until early March 2020, which caused the significant decrease of the demand of our products during January and February 2020;

●	Due to the traffic control and travel restrictions mandated by the Chinese government during the outbreak, transportation of raw materials and finished products were delayed or halted in January and February 2020, which adversely impacted our production and sales;

●	Affected by the self-quarantine requirement and travel restrictions in China during the outbreak, our marketing staff was unable to carry out in-person promotion activities and face-to-face communication with customers, which greatly affected the development of potential new customers during the outbreak.

●	Because of the negative impact of the pandemic on the Chinese and global economy, our customers and potential customers might incline to reduce expenditures and investment in real estate properties, which will negatively impact our sales and operational results.

●	In March 2020, the World Health Organization declared the COVID-19 as a pandemic. To date, confirmed cases are still climbing every day. To prevent and control the spread of the pandemic, many countries have canceled flights, closed borders, banned non-essential economic activities, and issued stay at home or even city lockdown orders. As a result, the global economy has also been materially negatively affected. This crisis is like no other, the impact is large and there is continued severe uncertainty about the duration and intensity of its impacts. It is extremely uncertain about the China and global growth forecast, which would seriously affect people’s investment desires in China and internationally. Due to the COVID-19 outbreak, we delayed the construction of the workshop and production line for wet-mixed mortar. We now expect to complete the project in August 2021.

Although we believe the pandemic is mostly under control and business operations and activities are restored in China, the situation remains highly uncertain for any further outbreak or resurgence of the COVID-19. It is therefore difficult for the Company to estimate the impact on our business or operating results that might be adversely affected by any further outbreak or resurgence of COVID-19.

For a detailed description of the risks associated with COVID-19, see “Risk Factors—Risks Related to Our Business— We face risks related to health epidemics and other outbreaks, including the coronavirus (COVID-19), which may cause business disruptions, resulting in a material, adverse impact to our financial condition and results of operations.”

Off-balance Sheet Commitments and Arrangements

We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or research and development services with us.

Critical Accounting Policies

We prepare our financial statements in conformity with accounting principles generally accepted by the United States of America (“U.S. GAAP”), which requires us to make judgments, estimates and assumptions that affect our reported amount of assets, liabilities, revenue, costs and expenses, and any related disclosures. Although there were no material changes made to the accounting estimates and assumptions in the past two years, we continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates.

We believe that the following accounting policies involve a higher degree of judgment and complexity in their application and require us to make significant accounting estimates. Accordingly, these are the policies we believe are the most critical to understanding and evaluating our consolidated financial condition and results of operations.

Consolidation of variable interest entity

A VIE is an entity that either has a total equity investment that is insufficient to finance its activities without additional subordinated financial support, or whose equity investments lack the characteristics of a controlling financial interest, such as through voting rights, and the right to receive the expected residual returns of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary of, and must consolidate, the VIE.

Nanjing Fujin is deemed to have a controlling financial interest by way of the contractual arrangement and be the primary beneficiary of Nanjing Fuya because it has both of the following characteristics:

(1)	The power to direct activities at Nanjing Fuya that most significantly impact such entity’s economic performance, and

(2)	The right to receive benefits from Nanjing Fuya that could potentially be significant to such entity.

Pursuant to the contractual arrangements with Nanjing Fuya, Nanjing Fuya pays service fees equal to all of its net profit after tax payments to Nanjing Fujin. Such contractual arrangements are designed so that Nanjing Fuya operates for the benefit of Nanjing Fujin and ultimately, the Company.

Accordingly, the accounts of the Nanjing Fuya are consolidated in our financial statements pursuant to ASC 810-10, Consolidation. In addition, their financial positions and results of operations are included in our financial statements.

Use of estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting years. Significant items subject to such estimates and assumptions include, but not limited to, the useful lives of property and equipment; allowance for doubtful accounts and advances to suppliers; assumptions related to the consolidation of entities in which the Company holds variable interests; the valuation of inventories; the useful lives and implicit interest rate of finance leases, and the realization of deferred tax assets. Actual results could differ from those estimates.

Revenue recognition

On March 1, 2017, the Company adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (FASB ASC Topic 606) using the modified retrospective approach. The results of applying Topic 606 using the modified retrospective approach were insignificant and did not have a material impact on the Company’s consolidated financial condition, results of operations, cash flows, business process, controls or systems.

The core principle underlying the revenue recognition ASU is that the Company will recognize revenue to represent the transfer of goods to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The majority of the Company’s contracts have one single performance obligation as the promise to transfer the individual goods is not separately identifiable from other promises in the contracts and is, therefore, not distinct. The Company’s revenue streams are recognized at a point in time.

Revenue is recognized or realizable and earned when all five of the following criteria are met: (1) Identify the Contract with a Customer, (2) Identify the Performance Obligations in the Contract, (3) Determine the Transaction Price, (4) Allocate the Transaction Price to the Performance Obligations in the Contract, and (5) Recognize Revenue When (or As) the Entity Satisfies a Performance Obligation. Revenue is reported net of all value added taxes. The Company generally does not permit customers to return products and historically, customer returns have been immaterial.

There were no contract assets as of August 31, 2020 and February 29, 2020. For the six months ended August 31, 2020 and 2019, and for the fiscal years ended February 29, 2020 and February 28, 2019, revenue recognized from performance obligations related to prior periods was insignificant. Revenue expected to be recognized in any future periods related to remaining performance obligations is insignificant.

Accounts receivable, net

Accounts receivable are recorded at net realizable value consisting of carrying amount less an allowance for uncollectible accounts, as necessary. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customers’ historical payment history, their current credit-worthiness and current economic trends. Accounts are written off against the allowance after efforts at collection prove unsuccessful.

Inventory, net

Inventories consist of raw materials and finished goods and are stated at the lower of cost or net realizable value. The cost of inventories is calculated using the weighted average basis. The Company reviews its inventories periodically to determine if any reserves are necessary for potential obsolescence or if the carrying value exceeds net realizable value. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products.

Income taxes

The Company is subject to the income tax laws of the PRC. No taxable income was generated outside the PRC for the fiscal years ended February 29, 2020 and 2019. The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or future deductibility is uncertain.

ASC 740-10-25 “Accounting for Uncertainty in Income Taxes,” prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. It also provides guidance on the recognition of income tax assets and liabilities, classification accounting for interest and penalties associated with tax positions, years open for tax examination, accounting for income taxes in interim periods and income tax disclosures. There were no material uncertain tax positions as of August 31, 2020 and February 29, 2020. All tax returns since the Company’s inception are subject to examination by tax authorities.

Recent accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. In November 19, 2019, the FASB issued ASU 2019-10 to amend the effective date for ASU 2016-13 to be fiscal years beginning after December 15, 2022 and interim periods therein. The Company has not yet evaluated the potential impact this standard will have on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement,” to improve the effectiveness of disclosures in the notes to financial statements related to recurring or nonrecurring fair value measurements by removing amounts and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, and the valuation processes for Level 3 fair value measurements. The new standard requires disclosure of the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company will adopt this standard on March 2, 2020 for fiscal year ending February 28, 2021 and is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,” which removes certain exceptions to the general principles in Topic 740, and also improves consistent application of and simplify U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted. The Company expects that the adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

INDUSTRY

We have engaged Qianinfo (Beijing) Consulting Co., Ltd (“Qianinfo”) to prepare a commissioned industry report that analyzes the construction materials industry in China. All information and data presented in this section have been derived from Qianinfo’s industry report, unless otherwise noted. The following discussion includes projections for future growth, which may not occur at the rates that are projected or at all.

Autoclaved Aerated Concrete Industry in China

1. The Current Status of Autoclaved Aerated Concrete Industry in China

The autoclaved aerated concrete industry has experienced nearly 50 years of development in China. Based upon current available statistics, there are about 2,000 production enterprises in China, with a total capacity of about 200-300 million cubic meters a year. The total output is about 181 million cubic meters a year, accounting for 9% of wall material output and 15% of new wall materials. The new wall materials are a part of overall wall materials industry but are those considered as energy saving and eco-friendly materials. The rapid development of production has promoted the development of the market, and China’s autoclaved aerated concrete has become the leading wall material for energy-saving buildings in many regions. Autoclaved aerated concrete products are still dominated by blocks, with block output accounting for 98%, while plates and other high-tech products account for only 2%, of the industry. It is estimated that the annual output of aerated concrete blocks in China is about 178 million cubic meters. The proportion of medium- and low-density block products in China is small, and the market is still dominated by B06-grade products, lacking B05-grade and B04-grade products. We have the ability and capacity to produce B04-grade, B05-grade and B06-grade products. Currently, most of the orders that we receive are for B06-grade products.

2. Problems in the Autoclaved Aerated Concrete Block Industry

(1) As far as the entire industry is concerned, the product structure is not ideal. The product variety is low and high-end products are scarce. In terms of the proportion, products with density lower than 500kg/m3 which have excellent energy-saving advantages account for about 8% of the concrete block market, while products with density greater than 600kg/m3 account for 92% of the concrete block market. Autoclaved aerated concrete products are still dominated by blocks, the output of which accounts for 98%, while assembled plates and other high-tech products account for only 2% of the industry. Among blocks, the proportion of high-end products is small, and is still dominated by B06-grade products, and lacks B05-grade and B04-grade products. The application field is still dominated by filling, with less R&D and applications of enclosure structures that could better exert the advantages of aerated concrete.

(2) There are regional limitations in the promotion of advanced application technologies. The advanced application technologies of aerated concrete are widely used only in Jiangsu province, Zhejiang province, Shanghai city, Beijing city and Tianjin city, while traditional construction techniques are still used in many other areas, which makes it difficult to guarantee the quality of aerated concrete construction. There are great differences in technical levels. In the coastal economically developed areas, the leading enterprises in the industry are able to build production lines with their independent intellectual property rights through technology importation, digestion and absorption, and independent research and development. The product quality level is consistent with advanced international levels, which promotes the export of China’s aerated products, and drives the development of local building energy conservation and building industrialization. In some places in mainland China, the level of production and application of new technology is low, which restricts the use of aerated concrete in the field of building energy conservation, not to mention research and development in the field of building industrialization.

(3) There is low-level expansion and low-price competition, as well as repeated construction in some areas, and overcapacity of low-end products. At present, the development of aerated concrete is limited to the development of quantity and lacking strong technical support to improve quality; enterprises are often dragged into the quagmire of low cost, low quality and low efficiency, and local areas have already shown signs of regional low-end overcapacity due to lack of comprehensive understanding of market information and desire to pursue investment in the region.

(4) The lack of applied R&D investment and the use of old experience to cope with new problems in building development needs have led to widespread quality problems in the use of aerated concrete. In recent years, the blind expansion of production capacity, bad behaviors by certain manufacturers such as dumping or using low quality raw materials, pursuit of minimum investment with cost for the maximum output have brought hidden dangers to product quality, and led to the situation that the quality of most of China’s aerated concrete products cannot be improved rapidly. Except for a few enterprises such as our company that have reached the international advanced level, the quality of products is low, and the comprehensive qualification rate of products is not satisfactory.

Ready-mixed Mortar Industry in China

1. The Current Status of Ready-mixed Mortar Industry in China

The application of ready-mixed mortar in China has developed late, starting in the 1980s. Until 2007, China’s modernization needs drove the introduction of relevant national encouragement policies. Six bureaus, including the Ministry of Commerce, the Ministry of Public Security, the Ministry of Construction, and the Ministry of Communications, jointly issued the Notice on the Prohibition of On-site Stirring of Mortar in Certain Cities (Shang Gai Fa [2007] No. 205), which prohibits cement mortar mixing in urban construction sites in phases and batches. As a new kind of green construction technology, the ready-mixed mortar ushered in new opportunities and was gradually promoted nationwide. Subsequently, China has successively released GB/T25181-2010 Ready-mixed mortar, JGJ/T223-2010 Application technical regulations for ready-mixed mortar and other related technical national standards, laying the foundation for the production, application and marketing of ready-mixed mortar, and the ready-mixed mortar has developed further. Various cities actively promote and provide more publicity of ready-mixed mortar, and actively cultivate its production to become leading cities for this industry, such as Beijing, Shanghai, Guangzhou, Chengdu, and Nanjing.

However, during the “Twelfth Five-Year Plan” period, although the ready-mixed mortar is an important part of the “three-in-one” coordinated development for the development and application planning of bulk cement, due to the sluggish construction market and the insufficient implementation of the “prohibition,” unbalanced regional economic development, insufficient economic conditions in third- and fourth-tier cities, inconvenient transportation, lax supervision, and limited economic and development awareness, some construction companies still resist the use of ready-mixed mortar, resulting in over capacity of ready-mixed mortar, and slowing development, such that the further development of this market does not look promising.

2. Problems in the ready-mixed mortar industry

(1) The technology of ready-mixed mortar is not mature.

Due to the lack of complete corresponding specifications, the promotion of ready-mixed mortar in construction projects is limited. Moreover, the corresponding technical support is insufficient, which affected its acceptance in construction project. In recent years, the increase in the types of mortars has also improved the technical requirements for the construction workers. However, due to the lack of professional construction teams and the low degree of mechanization, the advantages of high efficiency and high quality of ready-mixed mortar on-site construction are still not fully reflected.

(2) The cost of ready-mixed mortar is high.

Ready-mixed mortar enterprises are equipped with complete sets of advanced production equipment. The production and operation need to bear the expenses of site, equipment maintenance, raw material processing, taxation, etc. At the same time, in order to ensure the product quality, admixture is added, so the price of ready-mixed mortar is relatively high.

(3) Quality problems of ready-mixed mortar.

In order to gain the price competitive advantage and reduce the production cost, some of ready-mixed mortar enterprises use inferior raw materials, and do not have enough technical personnel to reduce the cost of production management, eventually the technical advantage of ready-mixed mortar is not reflected in actual application, affecting the enthusiasm of the construction industry.

(4) The investment in ready-mixed mortar is large.

The use of ready-mixed mortar is not simply transformation from on-site mixing to factory prefabrication. It is a transformation of project design, construction, project supervision, quality management and other production processes. The design unit must indicate the code of the ready-mixed mortar at different plastering parts in the design documents, and the construction should be equipped with sealing and capping metal storage tanks with good water retention, which can be lifted and moved, etc. In particular, it is necessary to change the traditional organizational mode of construction and change the connection of all construction links. It is a complex systematic project. The one-time investment in the ready-mixed mortar production line is large and unaffordable for many enterprises. Moreover, due to the high technical content of ready-mixed mortar, there is a certain difficulty in using local materials.

(5) The ready-mixed mortar logistics system is not well developed.

The ready-mixed mortar logistics system is not well developed. Compared with traditional on-site mortar blending, ready-mixed mortar faces an important practical problem, that is, the lack of the corresponding logistics system. Based upon research and analysis, for ready-mixed mortar enterprises with an annual output of 400,000 tons, at least 90 mobile storage mixing tanks and two back tank transportation vehicles are required, costing about RMB 5 million. For any enterprise, such investment is a heavy economic burden, and the actual operability is greatly reduced.

Markets for Autoclaved Aerated Concrete and Ready-mixed Mortar Industries in China

1. The market size and growth rate of autoclaved aerated block and ready-mixed mortar industry from 2016 to the third quarter of 2020.

In 2016, China’s autoclaved aerated block output was 145.90 million cubic meters, with a year-on-year increase of 28.30%; in 2017, China’s autoclaved aerated block output was 169.5 million cubic meters, with a year-on-year increase of 16.18%; in 2018, China’s autoclaved block output was 175 million cubic meters, with a year-on-year increase of 3.24%; in 2019, China’s autoclaved aerated block output was 185.92 million cubic meters; during the first three quarters of 2020, China’s autoclaved aerated block output was 145.95 million cubic meters, with a year-on-year increase of 23.61%.

Chart 1 The output and growth rate of the autoclaved block industry from 2016 to the third quarter of 2020

Source: Analyzed and sorted by Qianinfo

In 2016, the output of ready-mixed mortar in China was 75.71 million tons, with a year-on-year increase of 18.02%; in 2017, the output of ready-mixed mortar in China was 91.25 million tons, with a year-on-year increase of 20.53%; in 2018, the output of ready-mixed mortar in China was 108.29 million tons, with a year-on-year increase of 18.67%; in 2019, the output of ready-mixed mortar in China was 129.12 million tons, with a year-on-year increase of 19.24%; during the first three quarters of 2020, the output of ready-mixed mortar in China was 114.2 million tons, with a year-on-year increase of 18.00%..

Chart 2 Output and growth rate of ready-mixed mortar industry from 2016 to the third quarter of 2020

Source: National Bulk Cement Green Industry Development Report, Brokerage Research Report, analyzed and sorted by Qianinfo consulting. (the data is the mean number from Brokerage Research Report and National Bulk Cement Green Industry Development Report)

2. Factors affecting the market size of autoclaved aerated block and ready-mixed mortar industry

1. Price

At present, the competition in China’s autoclaved aerated block and ready-mixed mortar industry mainly depends on brands and prices, price being the key factor in determining the survival status of enterprises in the industry. In addition to the impact of market supply and demand, price decisions are also affected by the quality of post services.

2. Channel

Due to fierce market competition, good service and excellent product quality are equally important for a company. These services are largely achieved through sales channels. In the marketing process oriented by user demand, efficient sales channels are responsible for the delivery of products to end users and feedback of user demands, including logistics, information flow and capital flow.

Channel has become one of the important factors affecting the expansion of the market size. The more channel options, the more sales of products may be made. In terms of channel selection, different companies should choose according to their actual situation.

3. Market supply and demand

The market size of autoclaved aerated blocks and ready-mixed mortars is greatly affected by the changes in demand in the downstream market; in addition, autoclaved aerated blocks and ready-mixed mortars are also greatly affected by factors such as the level of processing and manufacturing processes and product quality standardization.

4. Brand

Brand is a symbol of a company’s competitiveness in the industry. A good brand means high-quality product, while a bad brand means low-quality product. In order to establish their competitive position in the industry and to continuously consolidate their competitiveness, enterprises must constantly establish a good brand image. Establishing a good brand image is not only to gain more market share, but also to enable the enterprise to remain in a favorable position during the downturn of the industrial. Especially enterprises that newly enter the autoclaved aerated block and ready-mixed mortar should first establish the brand and realize the brand benefits.

Market Structure

At present, there are more than 2,000 enterprises in the domestic autoclaved aerated block industry. There are a large number of enterprises in the low-end market, with an average annual production capacity between 20,000 and 100,000 tons, and the market is highly competitive. High-end market enterprises are highly concentrated and their product quality is in accordance with industry technical standards, with an average annual production capacity above 500,000 tons.

At present, there are more than 1,000 enterprises in the domestic ready-mixed mortar industry. The geographical differentiation is great, mainly concentrated in Eastern China, Southern China and coastal economically developed areas. The market concentration of the entire industry is not high and it is a competitive market.

The Market in Jiangsu Province

In 2016, the demand for autoclaved aerated block in Jiangsu Province was 11.95 million cubic meters, with a year-on-year increase of 40.71%; in 2017, the demand for autoclaved aerated block in Jiangsu Province was 13.1 million cubic meters, with a year-on-year of 9.60%; in 2018, the demand for autoclaved aerated block in Jiangsu Province was 14.26 million cubic meters, with a year-on-year increase of 8.86%; in 2019, the demand for autoclaved aerated block in Jiangsu Province was 15.76 million cubic meters, with a year-on-year increase of 10.51%; during the first three quarters of 2020, the demand for autoclaved aerated block in Jiangsu Province was 12.59 million cubic meters, with a year-on-year increase of 6.54%.

Chart 3 demand scale and growth rate of the autoclaved aerated block industry in Jiangsu Province from 2016 to the third quarter of 2020

Source: Data estimated by the National Bureau of Statistics, analyzed and sorted by Qianinfo

In 2016, the demand for ready-mixed mortar in Jiangsu Province was 7.71 million tons, with a year-on-year increase of 26.95%; in 2017, the demand for ready-mixed mortar in Jiangsu Province was 8.84 million tons, with a year-on-year increase of 14.66%; in 2018, the demand for ready-mixed mortar in Jiangsu Province was 10.87 million tons, with a year-on-year increase of 22.96%; in 2019, the demand for ready-mixed mortar in Jiangsu Province was 12.88 million tons, with a year-on-year increase of 18.51%; during the first three quarters of 2020, the demand for ready-mixed mortar in Jiangsu Province was 10.68 million tons, with a year-on-year increase of 10.54%.

Chart 4 Demand scale and growth rate of ready-mixed mortar industry in Jiangsu Province from 2016 to the third quarter of 2020

Source: Data estimated by the National Bureau of Statistics, analyzed and sorted by Qianinfo consulting

The Change Trend of Regional Market Demand

Chart 5 New development of housing spaces and growth rate in Jiangsu Province 2016-2019

Source: National Bureau of Statistics, analyzed and sorted by Qianinfo consulting

The market demand for wall materials is closely related to the housing development. According to the statistics of the National Bureau of Statistics, the area of newly developed housing in Jiangsu Province in 2016-2019 showed an interval fluctuating. In 2018, it achieved a great increase. The area of newly started construction in that year was 168.21 million square meters, with an increase of 22.43%. It was declined in 2019, the area of newly started construction was 162.27 million square meters, with a decrease of 3.53%.

With the steady development of domestic housing construction and the promotion of new wall materials, it is expected that the market demand for the autoclaved aerated block industry in Jiangsu Province will maintain a growth rate of about 10% in the future, the market demand for the ready-mixed mortar industry will grow at an annual rate of about 18%, the demand for autoclaved aerated block in Jiangsu Province will reach 23.29 million cubic meters in 2025, and the demand for ready-mixed mortar will reach 23.47 million tons in 2025.

Downstream Customers (Mainly Real Estate Industry)

1. User structure (user classification and proportion)

Chart 6 Building subdivision and structure type of the real estate industry in 2019

Source: Data estimated by the National Bureau of Statistics, analyzed and sorted by Qianinfo consulting

The subdivision structure data of the downstream real estate industry is calculated based on the new construction space data of the National Bureau of Statistics in 2019. According to the chart data, residential buildings accounted for a relatively high proportion for 73.4%; commercial buildings accounted for 8.5%; office buildings accounted for 3.2%.

Customer demand characteristics and demand trends

1. Residential Buildings

Chart 7 Autoclaved aerated block demand scale and growth rate for residential buildings 2015-2019

Source: Data estimated by the National Bureau of Statistics, analyzed and sorted by Qianinfo

Chart 8 Ready-mixed mortar demand scale and growth rate for residential buildings 2015-2019

Source: Data estimated by the National Bureau of Statistics, analyzed and sorted by Qianinfo

2. Commercial Buildings

Chart 9 Autoclaved aerated block demand scale and growth rate for commercial building 2015-2019

Source: Data estimated by the National Bureau of Statistics, analyzed and sorted by Qianinfo

Chart 10 Ready-mixed mortar demand and growth rate for commercial buildings 2015-2019

Source: Data estimated by the National Bureau of Statistics, analyzed and sorted by Qianinfo

3. Office buildings

Chart 11 Autoclaved aerated block demand scale and growth rate for office buildings 2015-2019

Source: Data estimated by the National Bureau of Statistics, analyzed and sorted by Qianinfo

Chart 12 Ready-mixed mortar demand scale and growth rate for office buildings 2015-2019

Source: Data estimated by the National Bureau of Statistics, analyzed and sorted by Qianinfo

As urbanization advances and residents’ incomes continue to increase, the real estate market still has room to grow.

Housing demand of China’s residents can be divided into three parts: (i) the demand of increasing permanent residents in urban areas, including the rigid demand of natural growth of urban population and rural population settling in cities; (ii) the demand of increase in per person housing area, including residents’ improvement of housing condition demand and pure investment demand; and (iii) the demand of urban upgrades and transformation, mainly from housing demolition caused by housing depreciation and urban functional planning and improvement. In addition to the commercial housing market, housing demand will also be affected by other channels, resulting in a reduction of demand, such as farmers settling in cities with their current houses due to transformation and zoning change of city suburban areas and migrant workers returning to rural areas. According to the National Real Estate Development Investment and Sales Status Report from January to December 2020 released by the National Bureau of Statistics on January 18, 2021, the national real estate development investment was RMB 14 trillion, an increase of 7% year over year, among which the commercial residential building investment was RMB 10.4 trillion, an increase of 7.6% year over year. In 2020, the commercial real estate sales reached 1.76 billion square meters, an increase of 2.6% year over year, among which the sales of commercial residential houses reached 1.55 billion square meters, an increase of 3.2% year over year.

BUSINESS

Overview

We are mainly engaged in the production and sale of the following two eco-friendly construction materials: autoclaved aerated concrete blocks, and ready-mixed mortar, made from mining waste (iron tailings and copper tailings, etc.) and fly-ash, in and around the city of Nanjing, Jiangsu Province, China. We are a holding company and our primary business operations are conducted through our consolidated variable interest entity (or “VIE”), Nanjing Fuya, which we control through contractual arrangements.

A reorganization of the legal structure was completed on May 31, 2019 (the “Reorganization”). The Reorganization involved the incorporation of China Eco-Materials, China Eco-Materials’ acquisition of Hong Kong Zhongnan, and Hong Kong Zhongnan’s incorporation of Nanjing Fujin.

On May 31, 2019, Nanjing Fujin and Hong Kong Zhongnan entered into a series of contractual arrangements (the “Contractual Arrangements”) with Nanjing Fuya and the shareholders of Nanjing Fuya. These agreements include an Exclusive Business Cooperation and Management Agreement, an Equity Interest Pledge Agreement, an Exclusive Option Agreement, and Powers of Attorney. Pursuant to the Contractual Agreements, Nanjing Fujin has the exclusive rights to provide to Nanjing Fuya consulting services related to the business operation and management of Nanjing Fuya, and Nanjing Fuya pays service fees equal to all of its net income to Nanjing Fujin. The Contractual Arrangements are designed so that Nanjing Fuya operates for the benefit of Nanjing Fujin and ultimately, the Company. In essence, Nanjing Fujin has gained effective control over Nanjing Fuya. Therefore, we believe that Nanjing Fuya should be considered as Variable Interest Entity (“VIE”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”, because the equity shareholders in Nanjing Fuya no longer have the characteristics of a controlling financial interest, and the Company, through Nanjing Fujin, is the primary beneficiary of Nanjing Fuya. Accordingly, Nanjing Fuya has been consolidated into Nanjing Fujin, and ultimately, the Company.

Our business consists of two major product categories, including autoclaved aerated concrete block (“concrete block”) and ready-mixed mortar (“mortar”), which accounted for 57% and 41% of our total revenue, respectively, for the year ended February 28, 2019, and 45% and 55% of our total revenue, respectively, for the year ended February 29, 2020. Revenue generated from other products was minimal after February 2019. Our production facilities are located in Nanjing, China, and all of our sales were made to our customers in China for the years ended February 28, 2019 and February 29, 2020.

Our business consists of two major product categories, including autoclaved aerated concrete block (“concrete block”) and ready-mixed mortar (“mortar”), which accounted for 48.31% and 51.69% of our total revenue, respectively, for the six months ended August 31, 2020, and 45.13% and 54.87% of our total revenue, respectively, for the six months ended August 31, 2019. Revenue generated from other products was minimal after February 2019. Our production facilities are located in Nanjing, China, and all of our sales were made to our customers in China for the six months ended August 31, 2020 and 2019.

Based upon the data from a testing report by Jiangsu Province Construction Project and Construction Materials Quality Testing Center Co., Ltd. dated as of April 1, 2108, our autoclaved aerated concrete block weighs only one third the weight of traditional clay blocks, and its heat insulating ability is 3-4 times more than traditional clay blocks. Its sound insulation and impenetrability is respectively two times and one time more than traditional clay blocks. Our ready-mixed mortar can meet almost all mortar needs of construction projects. Compared to mortar mixed onsite by workers, our product is produced at our factory through standard manufacturing procedures, which ensures reliable and consistent quality. We believe our ready-mixed mortar could reduce onsite labor costs and improve building quality. Additionally, our ready-mixed mortar is stored in tanks, which reduces leaks during transportation and construction site dust emissions, when compared to mixing mortar onsite. Because our product is pre-mixed, it also reduces waiting and mixing time and improves project efficiency.

We have two production lines and workshops. Our autoclaved aerated concrete block production workshop which occupies an area of 38,750 square feet and has an annual operating capacity of 300,000 cubic meters of autoclaved aerated concrete blocks. Our ready-mixed mortar production workshop which occupies an area of 26,910 square feet and has an annual operating capacity of 300,000 tons of ready-mixed mortar. Our production facilities are located in Nanjing City, China, the capital city of Jiangsu Province, which has the second highest GDP of all 31 provinces in China, at 10.27 trillion RMB (approximately $1.60 trillion) in 2020. All of our sales were made to customers in Jiangsu province, especially in the Nanjing City surrounding area.

Our primary raw materials in the production of concrete blocks, mortar and other construction materials are from mining waste, fly-ash, cement and quicklime. Approximately 6.5% of raw material by weight of our concrete blocks and 75%-80% of raw materials by weight of our mortar products are mining waste. All the fine mining waste we use for the concrete blocks and the mortar products is provided to us free of charge from the neighboring mining company, Nanjing Funiushan Copper Co., Ltd. (“Nanjing Copper”) Currently, Nanjing Copper has 6 million tons of fine mining waste inventory, and produces approximately 600 tons per day. All of the mining waste of Nanjing Copper are fine mining waste under 1.6 mm. Nanjing Funiushan Copper Co., Ltd. has agreed, pursuant to the terms of a letter agreement by Nanjing Copper dated March 10, 2016, to provide us with free mining waste as mentioned above until March 31, 2031, which will reduce the cost of our products, increase our profit margin, and help us compete more effectively in the market. We also use certain rough mining waste, which is between 1.6 mm and 3.0 mm for our mortar products which we purchase from third parties at market price. We use almost same the amount of rough mining waste and fine mining waste as raw materials for our mortar products. We do not use any rough mining waste for our concrete blocks

Another primary raw material used in the production of autoclaved aerated concrete blocks and ready-mixed mortar products is fly-ash, which accounts for approximately 73% of raw materials by weight used for concrete block production and approximately 8-15% of raw materials by weight used for ready-mixed mortar production. We also use cement and quicklime as other raw materials which, respectively, account for approximately 9-17% of raw materials by weight for both concrete blocks and ready-mixed mortar production, and approximately 10% of the weight for concrete block production. Due to the PRC’s national energy conservation and environmental protection policy (the “National Environmental Policy”), the number of coal burning power plants and (as the residue from such power plants) the fly-ash inventory have decreased, and the environmental regulatory compliance costs for cement and quicklime companies have increased, which has caused our raw material costs for fly-ash, cement and quicklime to increase significantly in fiscal year 2018 and to continuously increase steadily in 2019 and 2020. We expect the impact of the National Environmental Policy to continue for the foreseeable future, until China’s pollution can be better controlled.

We use mining waste and fly-ash instead of traditional sand and soil to produce our concrete blocks and mortar products. This reduces the amount of sand dredged out of Yangtze River and the removal of soil from arable land. Using mining waste as raw materials also helps mining companies reduce their waste inventory, which occupies valuable land and creates safety and environmental concerns, such as collapse, landslide, water pollution, and the like.

Our products are considered eco-friendly construction materials because we use industrial waste such as fly-ash and mine tailings as our primary raw materials; our autoclaved aerated concrete block weighs less but has better heat insulating ability, sound insulation ability and impenetrability than traditional clay blocks; and our ready-mixed mortar can reduce mortar leakage during transportation and construction site dust emissions.

Currently, Chinese government supports and encourages the development of waste resources recycling businesses. We enjoy preferential tax treatment for our current products because our products use 70% or more industrial waste as their raw materials, they are qualified for such preferential treatment. 70% of the value added tax for all our products will be refunded to us and we can also deduct 10% of revenue generated by our eco-friendly products from our total profit for our enterprise income tax purpose. We have also applied for certain government subsidies for the investment in our new wet mixed mortar production line which will use industrial waste for raw materials. The application is pending for approval upon the completion of the construction of the new production line. The subsidy usually will be 10% of the total investment in the equipment for such new production line, and there is no guarantee that we will successfully receive such additional subsidies.

We use industrial waste as our primary raw materials, and although the cost of sourcing fly-ash has increased significantly in recent years, the biggest raw material cost for our concrete blocks, per square meter, is still quicklime, and the biggest raw material cost for our ready-mixed mortar, per ton, is cement.

Our products are mainly used in commercial, industrial and residential buildings in the areas surrounding Nanjing city. We have entered into long term cooperative agreements with certain construction companies and real estate developers to supply our products, two of which are our 10% or more customers; however, such agreements are non-binding cooperative agreements and therefore such companies and developers may consider our products but are not obligated to buy them under such agreements. Usually, construction companies will control transportation and inventory costs by purchasing construction materials within a 100 kilometer radius. Therefore, we mainly supply construction projects within the greater Nanjing metropolitan area, as well as to other major cities in Jiangsu Province, such as Zhenjiang, Yangzhou, Yizheng and Jurong, each of which is within 50 kilometers of our factory.

Competitive Strengths

We believe the following strengths differentiate us from our competitors and are key drivers of our success:

Competitive Cost Structure. We use mining waste (iron tailings and copper tailings, and similar materials) from the neighboring Nanjing Funiushan Copper Co., Ltd. and from other mining companies as the primary raw materials to make our mortar products. All the mining waste we use for the concrete blocks and almost half of mining waste we use for the mortar products is provided to us free of charge. In the Nanjing city metropolitan area, where we operate our business and sell most of our products, we are the only manufacturer that uses free mining waste as the primary raw material to make mortar products.

Environmentally friendly production. Mining waste is an environmental concern to mining companies, because it can negatively impact local environments when it accumulates, which occupies valuable land and creates safety and environmental concerns, such as collapse, landslide, and water pollution, especially during the rainy season. We are able to use mining waste as a raw material for our finished products, by recycling mining waste. This process is highly encouraged by the local and central governments as it is considered environmental friendly.

Highly experienced and efficient operational management. Our operational management team and personnel are highly experienced and efficient compared to many of our competitors in Nanjing, which we believe enables us to achieve consistent quality in our products.

Business Strategy

We believe we can continue to grow our revenue and advance our market position by investing in personnel training and equipment and production upgrades necessary to maintain the quality of our products, on which our reputation is based and our sale efforts are reliant. We also seek to expand our sales force in order to improve our ability to gather and process market and customer information to implement our sales strategy and increase our revenues and profits. We believe that we can largely fund these efforts organically through our operations and the funds raised in this offering of our Ordinary Shares. If necessary, we may also seek financing from banks or additional equity or debt financings in the future, although there is no guarantee that we will be able to obtain those on favorable terms or at all.

Our Products

Currently, we produce and sell the following two eco-friendly construction materials: autoclaved aerated concrete blocks and ready-mixed mortar. Based upon data from a testing report by Jiangsu Province Construction Project and Construction Materials Quality Testing Center Co., Ltd., our autoclaved aerated concrete block weighs only one third the weight of traditional clay blocks, and its heat insulating ability is 3-4 times more than traditional clay blocks. Its sound insulation and impenetrability is respectively two times and one time more than traditional clay blocks. Our ready-mixed mortar can meet almost all mortar needs of construction projects. Compared to mortar mixed onsite by workers, our product is produced at our factory through standard manufacturing procedures, which ensures reliable and consistent quality. Our ready-mixed mortar could reduce onsite labor costs and improve building quality. Additionally, we use tanks for our ready-mixed mortar, which reduces leaks during transportation and construction site dust emissions, when compared to mixing mortar onsite. Because our product is pre-mixed, it also reduces waiting and mixing time and improves project efficiency.

We have two production lines and workshops, including 1) an autoclaved aerated concrete block production workshop which occupies an area of 38,750 square feet and has an annual operating capacity of 300,000 cubic meters of autoclaved aerated concrete blocks; 2) a ready-mixed mortar production workshop which occupies an area of 26,910 square feet and has an annual operating capacity of 300,000 tons of ready-mixed mortar. Our production facilities are located in Nanjing City, China, the capital city of Jiangsu Province, which has the second highest GDP of all 31 provinces in China, at 10.27 trillion RMB (approximately $1.60 trillion) in 2020. All of our sales were made to customers in Jiangsu province, especially in the Nanjing City surrounding area.

Our primary raw materials in the production of concrete blocks, mortar and other construction materials are from mining waste, fly-ash, cement and quicklime. Approximately 6.5% of raw material by weight of our concrete blocks and 75%-80% of raw materials by weight of our mortar products are mining waste. All the fine mining waste we use for the concrete blocks and the mortar products, is provided to us free of charge by Nanjing Funiushan Copper Mining Co., Ltd. All of the mining waste of Nanjing Copper are fine mining waste under 1.6 mm We use almost the same amount of rough mining waste as the fine mining waste as raw materials for our mortar products. We don’t use any rough mining waste (between 1.6 and 3.0 mm) for our concrete blocks. Fly-ash, which is the residue from coal burning power plants, accounts for approximately 73% by weight of our concrete block production and approximately 8-15% of by weight for our ready-mixed mortar production. We also use cement and quicklime as other raw materials which, respectively, account for approximately 9-17% of raw materials by weight for both concrete blocks and ready-mixed mortar production, and approximately 10% of the weight for concrete block production. Due to the PRC’s national energy conservation and environmental protection policy (the “National Environmental Policy”), the number of coal burning power plants and (as the residue from such power plants) the fly-ash inventory have decreased, and the environmental regulatory compliance costs for cement and quicklime companies have increased, which has caused our raw material costs for fly-ash, cement and quicklime to increase significantly in fiscal year 2018 and to continuously increase steadily in 2019 and 2020. We expect the impact of the National Environmental Policy to continue for the foreseeable future, until China’s pollution can be better controlled.

We use industrial waste as our primary raw materials, and although the cost of sourcing fly-ash has increased significantly in recent years, the biggest raw material cost for our concrete blocks, per square meter, is still quicklime, and the biggest raw material cost for our ready-mixed mortar, per ton, is cement.

Our products are considered eco-friendly construction materials because we use industrial waste such as fly-ash and mine tailings as our primary raw materials; our autoclaved aerated concrete block weighs less but has better heat insulating ability, sound insulation ability and impenetrability than traditional clay blocks; and our ready-mixed mortar can reduce mortar leakage during transportation and construction site dust emissions.

Contractual Arrangements

While we do not have any equity interest in our consolidated affiliated entity Nanjing Fuya, we have been and are expected to continue to be dependent on them to operate our business as long as there is no interpretation by local governments of regulations to the effect that foreign investments in companies through contractual arrangements or variable interest entities, such as our consolidated affiliated entity, is illegal. We rely on our consolidated affiliated entities to maintain or renew their respective qualifications, licenses or permits necessary for our business in China. We believe that under the VIE Agreements, we have substantial control over our consolidated affiliated entities and their respective shareholders to renew, revise or enter into new contractual arrangements prior to the expiration of the current arrangements on terms that would enable us to continue to operate our business in China after the expiration of the current arrangements, or pursuant to certain amendments and changes of currently applicable PRC laws, regulations and rules on terms that would enable us to continue to operate our business in China legally. While we currently do not anticipate any changes to PRC laws in the near future that may impact our ability to carry out our business in China, no assurances can be made in this regard. See “Risk Factors—Risks Related to Doing Business in China—Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.” and “Risk Factors—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system could adversely affect us.” For a detailed description of the risks associated with our corporate structure and the contractual arrangements that support our corporate structure, see “Risk Factors—Risks Related to Our Corporate Structure.”

In establishing our business, we have used a variable interest entity, or VIE, structure. In the PRC, investment activities by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. In June 2019, the Guidance Catalog of Industries for Foreign Investment was replaced by the Special Administrative Measures (Negative List) for Foreign Investment Access (2019 Version). In June 2020, the MOFCOM and the NDRC promulgated the Special Administrative Measures (Negative List) for Foreign Investment Access (2020 Version), or the Negative List, which became effective on July 23, 2020. The Negative List divides industries into two categories: restricted and prohibited. Industries not listed in the Negative List are generally open to foreign investment unless specifically restricted by other PRC regulations. Our Company and Nanjing Fujin are considered foreign investors or foreign invested enterprises under PRC law.

The business we conduct through our VIE is within the category for which foreign investment is currently restricted under the Negative List or other PRC Laws. In addition, we intend to centralize our management and operation in the PRC without being restricted to conducting certain business activities which are important for our current or future business but are restricted or might be restricted in the future. As such, we believe the Contractual Arrangements among Nanjing Fujin, Nanjing Fuya and its shareholders are necessary and essential to our business operations. These Contractual Arrangements enable us to exercise effective control over Nanjing Fuya and hence consolidate its financial results as our VIE.

In our case, Nanjing Fujin effectively assumed management of the business activities of our variable interest entity through the Contractual Arrangements. The Contractual Arrangements are comprised of a series of agreements, including an Exclusive Business Cooperation and Management Agreement, an Equity Interest Pledge Agreement, an Exclusive Option Agreement, and Powers of Attorney. Through the Contractual Arrangements, Nanjing Fujin has the exclusive right to provide business support, operational management, technical and consulting services to the variable interest entity for an annual service fee in the amount of the variable interest entity’s total net income. The shareholders of the variable interest entity have pledged all of their right, title and equity interests in the variable interest entity as security for Nanjing Fujin to collect service fees provided to the variable interest entity through the Equity Pledge Agreement. In order to further reinforce Nanjing Fujin’s rights to control and operate the variable interest entity, the variable interest entity’s shareholders granted Nanjing Fujin an exclusive right and option to acquire all of their equity interests in the variable interest entity through the Exclusive Option Agreement.

The following is a summary of the Contractual Arrangements among Hong Kong Zhongnan, Nanjing Fujin, Nanjing Fuya, and Nanjing Fuya’s shareholders.

Exclusive Business Cooperation and Management Agreement. Pursuant to an exclusive business cooperation and management agreement between Nanjing Fujin, and Nanjing Fuya:

●	Nanjing Fujin has the exclusive right to provide consulting services relating to, among other things, general business operations, human resources and business development, to Nanjing Fuya.

●	Nanjing Fujin exclusively owns all intellectual property rights resulting from the performance of this agreement.

●	Without Nanjing Fujin’s prior written consent, Nanjing Fuya shall not accept any similar consultations and/or services provided by any third party and shall not establish similar corporation relationships with any third party regarding the matters contemplated by this Agreement.

●	Nanjing Fuya agrees to follow the proposal provided by Nanjing Fujin from time to time relating to employment, daily operations, and financial management.

●	Nanjing Fuya shall appoint the candidates designated by Nanjing Fujin as its general manager, chief financial officer, and any other senior officer positions.

●	Nanjing Fuya shall pay an annual service fee to Nanjing Fujin in the equivalent amount of Nanjing Fuya’s audited total amount of net income of such year (the “Annual Service Fee”). If Nanjing Fuya’s annual net income is zero, it is not required to pay the Annual Service Fee. If Nanjing Fuya sustains losses in any fiscal year, all such losses will be carried over to next year and deducted from next year’s Annual Service Fee.

●	During the term of the agreement, unless Nanjing Fujin commits gross negligence or a fraudulent act against Nanjing Fuya, Nanjing Fuya shall not terminate the agreement prior to its expiration date. Nevertheless, Nanjing Fujin shall have the right to terminate the agreement upon giving 30 days’ prior written notice to Nanjing Fuya at any time.

●	The term of this agreement shall continue unless all parties thereto agree its termination.

Equity Interest Pledge Agreement. Pursuant to an equity pledge agreement between Nanjing Fujin and each of the shareholders of Nanjing Fuya:

●	The shareholders have pledged all of their equity interests in Nanjing Fuya to Nanjing Fujin, to guarantee Nanjing Fuya’s performance of its obligations under the Exclusive Business Cooperation and Management Agreement.

●	If Nanjing Fuya breaches its contractual obligations under the aforesaid agreement, Nanjing Fujin, as the pledgee, will be entitled to certain rights and entitlements, including priority in receiving payments by the evaluation or proceeds from the auction or sale of all or part of the pledged equity interests of Nanjing Fuya, in accordance with legal procedures.

●	Without Nanjing Fujin’s prior written consent, the shareholders of Nanjin Fuya shall not transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Nanjing Fujin’s interests.

●	The equity interest pledge will be effective upon the completion of the registration of the pledge with the competent local branch of the State Administration of Industry and Commerce or SAIC.

As of the date of this prospectus, the equity interest pledge has been registered.

Exclusive Option Agreement. Pursuant to an option agreement between Hong Kong Zhongnan and each of the shareholders of Nanjing Fuya:

●	The shareholders of Nanjing Fuya have granted Hong Kong Zhongnan an exclusive option to purchase, to the extent permitted under PRC law, all or part of their equity interests in Nanjing Fuya, at the lowest price then permitted by PRC law.

●	Hong Kong Zhongnan has sole discretion as to when to exercise such options, either in part or in full, and is entitled to exercise the options for unlimited times until all of the equity interests of Nanjing Fuya have been acquired, and can freely transfer the options, in whole or in part, to any third party. Equity interests purchased by such third party would be held by such third party.

●	Without Hong Kong Zhongnan’s consent, the shareholders of Nanjing Fuya shall not transfer, donate, pledge, or otherwise dispose of their equity shareholdings in Nanjing Fuya in any way.

●	This agreement will remain in full force and effect until the earlier of: (i) the date on which the option has been exercised in full, or (ii) termination by Hong Kong Zhongnan. The key factor for our decision to exercise the option is whether the current interpretation and practice by the local governments with respect to foreign investment in domestic companies such as our consolidated affiliated entity will be relaxed in the future, which we cannot predict. If such restrictions are relaxed, we will, through Nanjing Fujin, exercise the option and purchase all or part of the equity interests in Nanjing Fuya.

Powers of Attorney. Pursuant to Powers of Attorney between Hong Kong Zhongnan and each of the shareholders of Nanjing Fuya:

●	The shareholders of Nanjing Fuya irrevocably grant their rights to vote and attend shareholder meetings to Hong Kong Zhongnan or its designee.

●	Each Power of Attorney will remain in full force and effect until the earlier of: (i) the date on which the option under the exclusive option agreement has been exercised in full, or (ii) termination by Hong Kong Zhongnan.

In the opinion of Beijing Zhong Lun Law Firm, our PRC legal counsel:

●	the corporate structure of Nanjing Fujin and Nanjing Fuya in China comply with all existing PRC laws and regulations;

●	the Contractual Arrangements are valid, binding and enforceable under PRC law, and will not result in any violation of PRC laws or regulations currently in effect; and

●	Each of Hong Kong Zhongnan, Nanjing Fujin and Nanjing Fuya has all necessary corporate power and authority to conduct its business as described in its business scope under its business license. Each such business license is in full force and effect. Each of Nanjing Fujin and Nanjing Fuya is capable of suing and being sued and may be the subject of any legal proceedings in PRC courts. To the best of Beijing Zhong Lun Law Firm’s knowledge after due inquiry, none of Nanjing Fujin, Nanjing Fuya or their respective assets is entitled to any immunity, on the grounds of sovereignty, from any action, suit or other legal proceedings; or from enforcement, execution or attachment.

We have been advised by our PRC legal counsel, however, that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to the above opinion of our PRC legal counsel. If the PRC government finds that the foregoing agreements that establish the structure for operating our PRC business do not comply with applicable PRC regulations, we could be subject to severe penalties including being prohibited from continuing operations. See “Risk Factors—Risks Related to Our Corporate Structure—Our contractual arrangements with our consolidated affiliated entity may not be as effective in providing operational control as direct ownership.” and “Risk Factors—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system could adversely affect us.”

Customers

Our products are mainly used in commercial, industrial and residential buildings in the areas surrounding Nanjing city. We have entered into long-term cooperative agreements with construction companies and real estate developers to supply our products, two of which are our 10% or more customers; however, such agreements are non-binding cooperative agreements and therefore such companies and developers may consider our products but are not obligated to buy them under such agreements. Usually, construction companies will control transportation and inventory costs by purchasing construction materials within a 100 kilometer radius. Therefore, we mainly supply construction projects within the greater Nanjing metropolitan area, as well as to other major cities in Jiangsu Provinces, such as Zhenjiang, Yangzhou, Yizheng and Jurong, each of which is within 50 kilometers of our factory.

For the year ended February 29, 2020, three major customers accounted for approximately 30%, 25% and 23% of the Company’s total sales. For the year ended February 28, 2019, three major customers accounted for approximately 30%, 20% and 12% of the Company’s total sales, respectively. As of February 29, 2020, two customers’ accounts receivable accounted for 37% and 26% of the total outstanding accounts receivable balance, respectively. As of February 28, 2019, three customers’ accounts receivable accounted for 24%, 14% and 11% of the total outstanding accounts receivable balance, respectively. Should we lose any large-scale customers in the future and be unable to offset any such loss with increased sales to existing customers or sales to new customers, our revenues will suffer.

For the six months ended August 31, 2020, three major customers accounted for approximately 38%, 36% and 17% of the Company’s total sales, respectively. For the six months ended August 31, 2019, five major customers accounted for approximately 19%, 18%, 18%, 12% and 10% of the Company’s total sales, respectively. As of August 31, 2020, three customers’ accounts receivable accounted for 38%, 26% and 21% of the total outstanding accounts receivable balance, respectively. As of February 29, 2020, two customers’ accounts receivable accounted for 37% and 26% of the total outstanding accounts receivable balance, respectively. Any decrease in sales to these major customers may negatively impact the Company’s operations and cash flows if the Company fails to increase its sales to other customers.

Suppliers

For the year ended February 29, 2020, four major suppliers accounted for approximately 37%, 22%, 17% and 11% of the total purchases, respectively. For the year ended February 28, 2019, four major suppliers accounted for approximately 49%, 17%, 14% and 12% of our total purchases, respectively. Advance payments to three major vendors accounted for 44%, 26% and 12% of the total advance payments outstanding as of February 29, 2020, and advance payments to four major vendors accounted for 36%, 25%, 18% and 13% of the total advance payments outstanding as of February 28, 2019, respectively. Accounts payable to three major vendors accounted for 60%, 20% and 14% of the total accounts payable outstanding as of February 29, 2020, and accounts payable to two major vendors accounted for 50% and 21% of the total accounts payable outstanding as of February 28, 2019, respectively.

For the six months ended August 31, 2020, three major suppliers accounted for approximately 32%, 21% and 14% of the total purchases, respectively. For the six months ended August 31, 2019, three major suppliers accounted for approximately 53%, 23% and 10% of the total purchases, respectively. Advance payments to seven major vendors accounted for 17%, 17%, 12%, 11%, 11%, 11% and 11% of the total advance payments outstanding as of August 31, 2020, and advance payments to three major vendors accounted for 44%, 26% and 12% of the total advance payments outstanding as of February 29, 2020, respectively. Accounts payable to two major vendors accounted for 58% and 19% of the total accounts payable outstanding as of August 31, 2020, and accounts payable to three major vendors accounted for 60%, 20% and 14% of the total accounts payable outstanding as of February 29, 2020, respectively.

Our Employees

We had 26 full-time employees and 2 part-time employees for all of our business operations combined as of January 31, 2021.

The table below sets forth the number of employees for each department as of such date, categorized by function:

Function	Number of employees
Management and Administrative	6
Accounting	3
Plant operations	4
Production	9
Inventory/purchasing	2
Quality control	2
Sales	2
Total	28

Since our inception, we have not experienced any strikes or other disruptions of employment. We believe our relationships with our employees are good.

As of January 31, 2021, all our employees were based in Nanjing City, China, where our principal executive office is located.

As required by PRC regulations, our Chinese subsidiaries and VIE participate in various government statutory employee benefit plans, including social insurance funds, namely a pension contribution plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time.

As of July 2019, Nanjing Fuya paid social insurance for 18 full-time employees, but it did not pay social insurance for the other 11 full-time employees because such employees have other insurance, such as New Rural Cooperative Medical Care. Nanjing Fuya has obtained written waivers from the affected employees for this arrangement. In addition, Nanjing Fuya did not pay the housing fund for all employees. As of July 2019, the total amount of Contributions that Nanjing Fuya may need to repay is about $22,000 (including $5,000 for social security and $17,000 for housing funds). The Contributions by Nanjing Fuya for its employees to the social security and housing funds have not been in compliance with relevant PRC regulations as of July, 2019, however Nanjing Fuya has been making full payments for required social insurance and housing funds according to Chinese laws since August, 2019. Pursuant to the PRC Social Insurance Law, the social security authority may order an enterprise to pay the outstanding contributions within a prescribed time limit and a late payment fine computed from the due date at the rate of 0.05% of unpaid amount per day. If the enterprise fails to pay the amount ordered by the social security authority, the agency may impose penalties ranging from one to three times of the unpaid amount. To the extent the relevant authorities determine Nanjing Fuya has underpaid Contributions for its employees, it may be required to pay outstanding Contributions and a late payment fine of approximately $900. Also, if we fail to make Contributions to various employee benefit plans and to comply with applicable PRC labor-related laws in the future, we may be subject to late payment and penalties. See “Risk Factors—Risks Related to Doing Business in China—Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.”

Facilities

Our current principal executive office and manufacturing facilities are all located in Nanjing Fuya in Nanjing City, Jiangsu Province. We lease 10 mu (equivalent to 71,759 square feet) of land use rights for our factory from April 2011 to April 2031 from Qinglin Community of Tangshan, a third party, with annual rent of RMB 300K (approximately $44,859). We also lease our factory building and office building facility from a related party, our major shareholder, Chairman and CEO, Mr. Jinru Lin. The Company is obligated to pay an annual lease fee to Mr. Jinru Lin pursuant to a lease agreement between Nanjing Fuya and Mr. Jinru Lin which has a term of one year and has been renewed annually. For the years ended February 29, 2020 and February 28, 2019, Nanjing Fuya has paid $123,820, and $92,823 for leasing fees, respectively. Due to the Company’s leasing the land use rights for its factory for 20 years, as per the new lease standard ASC 842-10-55, both leases are classified as finance leases.

We currently have two production lines and workshops in our factory, including 1) a 38,750 square feet autoclaved aerated concrete block production area with an annual manufacturing capacity of approximately 300,000 cubic meters. We produced 118,365 cubic meters of autoclaved aerated concrete blocks and were approximately at 39.5% and 33.8% of capacity during the fiscal years ended February 28, 2019 and February 29, 2020, respectively; 2) a 26,910 square feet ready-mixed mortar production area with an annual manufacturing capacity of approximately 300,000 tons. We produced 70,040 tons of ready-mixed mortar and were at approximately 23.4% and 35.4% of capacity during the fiscal years ended February 28, 2019 and February 29, 2020, respectively.

We believe our facilities are adequate for our current needs and we do not believe we will encounter any disputes of property rights or any difficulty in extending the terms of the leases pursuant to which we occupy our respective premises. We are currently building a new production line for our wet-mixed mortar, which is expected to have capacity of 200,000 tons annually upon completion. As of the date of this prospectus, we have completed the construction of the foundation of the new workshop and we expect construction of the new workshop and installation of the new production line to be completed in August 2021.

Intellectual Property

We regard our domain name, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others to protect our proprietary rights. Our domain name is http://www.fuyajiancai.com

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual property. Monitoring unauthorized use of our intellectual property is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriation of our intellectual property. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

In addition, third parties may initiate litigation against us, alleging infringement of their proprietary rights or declaring their non-infringement of our intellectual property rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business could be harmed. Moreover, even if we are able to license the infringed or similar technology, license fees could be substantial and may adversely affect our results of operations.

See “Risk Factors—Risks Related to Our Business—We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.” and “—We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.”

Competition

The construction and building material industry in China is huge and highly fragmented. In the city of Nanjing and surrounding areas, where we conduct our business operations and sell most of our products, there are hundreds of construction and building material companies, ranging from sole proprietors to large scale state-owned companies that employ hundreds of workers. Our principal competitors for our autoclaved aerated concrete block products are: Nanjing Zihouhong New Construction Materials Co., Ltd. and Nanjing Jinshichuan Green Energy Saving Materials Co., Ltd. and the principal competitors for our ready mixed mortar product are: Jiangsu Shanghua New Construction Materials Co., Ltd., Nanjing Yifu New Materials Co., Ltd, Nanjing Shuangqing New Materials Co., Ltd and Nanjing Jiatong New Construction Materials Co., Ltd. Our market share in the industry is relatively small, which gives us substantial upward mobility in the industry. We may lack a competitive advantage in that our competitors may have lower operating costs or may have the financial resources to accept lower margins. Competitors with greater financial resources or less financial leverage than we do may be able to invest more in production equipment or pay for acquisitions, which could provide them with a competitive advantage over us.

Insurance

We participate in government-sponsored social security programs including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing insurance. We have certain property insurance coverage for some of our equipment and machines but we do not maintain business interruption insurance or general third-party liability insurance, nor do we maintain property insurance or key-man life insurance. See “Risk Factors—Our operations are subject to various hazards that may cause personal injury or property damage and increase our operating costs and our insurance coverage might not be sufficient to fully cover our losses and we do not have any insurance coverage for damage due to natural disasters or business liability or disruption insurance to cover our operations and —We do not carry insurance coverage for our business operations. Any material loss to our properties or assets will have a material adverse effect on our financial condition and operations. We consider our insurance coverage to be in line with that of other building products of similarly-sized companies in China.

Legal Proceedings

We may from time to time be involved in litigation and claims incidental to the conduct of our business. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. We are not currently subject to any pending judicial, administrative or arbitration proceedings that we expect to have a material impact on our results of operations or financial condition. See “Risk Factors—Risks Related to Our Business and Industry—Any failure to protect our clients’ privacy and confidential information could lead to legal liability, adversely affect our reputation and have a material adverse effect on our business, financial condition or results of operations.” and “Risk Factors—Risks Related to Our Business and Industry—We may not be able to prevent unauthorized use of our intellectual property, which could reduce demand for our products and services, adversely affect our revenues and harm our competitive position.”

COrporate history and structure

China Eco-Materials was established under the laws of the Cayman Islands on January 7, 2019 as a holding company. On February 25, 2019, China Eco-Materials acquired 100% of the ownership of Hong Kong Zhongnan, which was formed under the laws of Hong Kong on April 9, 2018. On May 23, 2019, Hong Kong Zhongnan formed Nanjin Fujin, a wholly foreign-owned entity (“WFOE”), under the laws of the People’s Republic of China (“China” or the “PRC”).

On May 31, 2019, Nanjing Fujin and Hong Kong Zhongnan entered into a series of contractual arrangements (the “Contractual Arrangements”) with Nanjing Fuya and the shareholders of Nanjing Fuya. These agreements include an Exclusive Business Cooperation and Management Agreement, an Equity Interest Pledge Agreement, an Exclusive Option Agreement, and Powers of Attorney. Pursuant to the Contractual Agreements, Nanjing Fujin has the exclusive rights to provide to Nanjing Fuya consulting services related to the business operation and management of Nanjing Fuya, and Nanjing Fuya pays service fees equal to all of its net income to Nanjing Fujin. The Contractual Arrangements are designed so that Nanjing Fuya operates for the benefit of Nanjing Fujin and ultimately, the Company. In essence, Nanjing Fujin has gained effective control over Nanjing Fuya. Therefore, we believe that Nanjing Fuya should be considered as Variable Interest Entity (“VIE”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”, because the equity shareholders in Nanjing Fuya no longer have the characteristics of a controlling financial interest, and the Company, through Nanjing Fujin, is the primary beneficiary of Nanjing Fuya. Accordingly, Nanjing Fuya has been consolidated into Nanjing Fujin, and ultimately, the Company.

Since China Eco-Materials and its subsidiaries are effectively controlled by the same Controlling Shareholders before and after the Reorganization, they are considered to be under common control. The above-mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Upon the reorganization, the Company has subsidiaries in countries and jurisdictions including the PRC, Hong Kong and Cayman Islands. Details of the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	Ownership	Principal Activities
China Eco-Materials	January 7, 2019	Cayman Islands	Parent	Holding Company
Hong Kong Zhongnan	April 9, 2018	Hong Kong	100%	Holding Company
Nanjing Fujin	May 23, 2019	Jiangsu, China	100%	Holding Company
Nanjing Fuya	November 10, 2004	Jiangsu, China	Contractual Arrangement (VIE)	production and sale of eco-friendly construction materials

Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus and upon completion of this offering based on a proposed number of 4,300,000 Ordinary Shares being offered.

Corporate Information

Our principal executive offices are located at No. 200, Liu Gang Tou, Qin Lin Community, Tangshan, Nanjing, Jiangsu Province, People’s Republic of China. Our telephone number is +86-25-84100618.

Our registered office in the Cayman Islands is Avalon Trust & Corporate Services Ltd., Landmark Square, 1st Floor, 64 Earth Close, PO Box 715, Grand Cayman KY1 1107, Cayman Islands.

Investors should submit any inquiries to the address and telephone number of our principal executive offices.

Contractual Arrangements

While we do not have any equity interest in our consolidated affiliated entity Nanjing Fuya, we have been and are expected to continue to be dependent on them to operate our business as long as there is no interpretation by local governments of regulations to the effect that foreign investments in companies through contractual arrangements or variable interest entities, such as our consolidated affiliated entity, is illegal. We rely on our consolidated affiliated entities to maintain or renew their respective qualifications, licenses or permits necessary for our business in China. We believe that under the VIE Agreements, we have substantial control over our consolidated affiliated entities and their respective shareholders to renew, revise or enter into new contractual arrangements prior to the expiration of the current arrangements on terms that would enable us to continue to operate our business in China after the expiration of the current arrangements, or pursuant to certain amendments and changes of currently applicable PRC laws, regulations and rules on terms that would enable us to continue to operate our business in China legally. While we currently do not anticipate any changes to PRC laws in the near future that may impact our ability to carry out our business in China, no assurances can be made in this regard. See “Risk Factors—Risks Related to Doing Business in China—Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.” and “Risk Factors—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system could adversely affect us.” For a detailed description of the risks associated with our corporate structure and the contractual arrangements that support our corporate structure, see “Risk Factors—Risks Related to Our Corporate Structure.”

In establishing our business, we have used a variable interest entity, or VIE, structure. In the PRC, investment activities by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. In June 2019, the Guidance Catalog of Industries for Foreign Investment was replaced by the Special Administrative Measures (Negative List) for Foreign Investment Access (2019 Version). In June, 2020, the MOFCOM and the NDRC promulgated the Special Administrative Measures (Negative List) for Foreign Investment Access (2020 Version), or the Negative List, which became effective on July 23, 2020. The Negative List divides industries into two categories: restricted and prohibited. Industries not listed in the Negative List are generally open to foreign investment unless specifically restricted by other PRC regulations. Our Company and Nanjing Fujin are considered foreign investors or foreign invested enterprises under PRC law.

The business we conduct through our VIE is within the category for which foreign investment is currently restricted under the Negative List or other PRC Laws. In addition, we intend to centralize our management and operation in the PRC without being restricted to conducting certain business activities which are important for our current or future business but are restricted or might be restricted in the future. As such, we believe the Contractual Arrangements among Nanjing Fujin, Nanjing Fuya and its shareholders are necessary and essential to our business operations. These Contractual Arrangements enable us to exercise effective control over Nanjing Fuya and hence consolidate its financial results as our VIE.

In our case, Nanjing Fujin effectively assumed management of the business activities of our variable interest entity through the Contractual Arrangements. The Contractual Arrangements are comprised of a series of agreements, including an Exclusive Business Cooperation and Management Agreement, an Equity Interest Pledge Agreement, an Exclusive Option Agreement, and Powers of Attorney. Through the Contractual Arrangements, Nanjing Fujin has the exclusive right to provide business support, operational management, technical and consulting services to the variable interest entity for an annual service fee in the amount of the variable interest entity’s total net income. The shareholders of the variable interest entity have pledged all of their right, title and equity interests in the variable interest entity as security for Nanjing Fujin to collect service fees provided to the variable interest entity through the Equity Pledge Agreement. In order to further reinforce Nanjing Fujin’s rights to control and operate the variable interest entity, the variable interest entity’s shareholders granted Nanjing Fujin an exclusive right and option to acquire all of their equity interests in the variable interest entity through the Exclusive Option Agreement.

The following is a summary of the Contractual Arrangements among Hong Kong Zhongnan, Nanjing Fujin, Nanjing Fuya, and Nanjing Fuya’s shareholders.

Exclusive Business Cooperation and Management Agreement. Pursuant to an exclusive business cooperation and management agreement between Nanjing Fujin, and Nanjing Fuya:

●	Nanjing Fujin has the exclusive right to provide consulting services relating to, among other things, general business operations, human resources and business development, to Nanjing Fuya.

●	Nanjing Fujin exclusively owns all intellectual property rights resulting from the performance of this agreement.

●	Without Nanjing Fujin’s prior written consent, Nanjing Fuya shall not accept any similar consultations and/or services provided by any third party and shall not establish similar corporation relationships with any third party regarding the matters contemplated by this Agreement.

●	Nanjing Fuya agrees to follow the proposal provided by Nanjing Fujin from time to time relating to employment, daily operations, and financial management.

●	Nanjing Fuya shall appoint the candidates designated by Nanjing Fujin as its general manager, chief financial officer, and any other senior officer positions.

●	Nanjing Fuya shall pay an annual service fee to Nanjing Fujin in the equivalent amount of Nanjing Fuya’s audited total amount of net income of such year (the “Annual Service Fee”). If Nanjing Fuya’s annual net income is zero, it is not required to pay the Annual Service Fee. If Nanjing Fuya sustains losses in any fiscal year, all such losses will be carried over to next year and deducted from next year’s Annual Service Fee.

●	During the term of the agreement, unless Nanjing Fujin commits gross negligence or a fraudulent act against Nanjing Fuya, Nanjing Fuya shall not terminate the agreement prior to its expiration date. Nevertheless, Nanjing Fujin shall have the right to terminate the agreement upon giving 30 days’ prior written notice to Nanjing Fuya at any time.

●	The term of this agreement shall continue unless all parties thereto agree its termination.

Equity Interest Pledge Agreement. Pursuant to an equity pledge agreement between Nanjing Fujin and each of the shareholders of Nanjing Fuya:

●	The shareholders have pledged all of their equity interests in Nanjing Fuya to Nanjing Fujin, to guarantee Nanjing Fuya’s performance of its obligations under the Exclusive Business Cooperation and Management Agreement.

●	If Nanjing Fuya breaches its contractual obligations under the aforesaid agreement, Nanjing Fujin, as the pledgee, will be entitled to certain rights and entitlements, including priority in receiving payments by the evaluation or proceeds from the auction or sale of all or part of the pledged equity interests of Nanjing Fuya, in accordance with legal procedures.

●	Without Nanjing Fujin’s prior written consent, the shareholders of Nanjin Fuya shall not transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Nanjing Fujin’s interests.

●	The equity interest pledge will be effective upon the completion of the registration of the pledge with the competent local branch of the State Administration of Industry and Commerce or SAIC.

Exclusive Option Agreement. Pursuant to an option agreement between Hong Kong Zhongnan and each of the shareholders of Nanjing Fuya:

●	The shareholders of Nanjing Fuya have granted Hong Kong Zhongnan an exclusive option to purchase, to the extent permitted under PRC law, all or part of their equity interests in Nanjing Fuya, at the lowest price then permitted by PRC law.

●	Hong Kong Zhongnan has sole discretion as to when to exercise such options, either in part or in full, and is entitled to exercise the options for unlimited times until all of the equity interests of Nanjing Fuya have been acquired, and can freely transfer the options, in whole or in part, to any third party. Equity interests purchased by such third party would be held by such third party.

●	Without Hong Kong Zhongnan’s consent, the shareholders of Nanjing Fuya shall not transfer, donate, pledge, or otherwise dispose of their equity shareholdings in Nanjing Fuya in any way.

●	This agreement will remain in full force and effect until the earlier of: (i) the date on which the option has been exercised in full, or (ii) termination by Hong Kong Zhongnan. The key factor for our decision to exercise the option is whether the current interpretation and practice by the local governments with respect to foreign investment in domestic companies such as our consolidated affiliated entity will be relaxed in the future, which we cannot predict. If such restrictions are relaxed, we will, through Nanjing Fujin, exercise the option and purchase all or part of the equity interests in Nanjing Fuya.

Powers of Attorney. Pursuant to Powers of Attorney between Hong Kong Zhongnan and each of the shareholders of Nanjing Fuya:

●	The shareholders of Nanjing Fuya irrevocably grant their rights to vote and attend shareholder meetings to Hong Kong Zhongnan or its designee.

●	Each Power of Attorney will remain in full force and effect until the earlier of: (i) the date on which the option under the exclusive option agreement has been exercised in full, or (ii) termination by Hong Kong Zhongnan.

In the opinion of Beijing Zhong Lun Law Firm, our PRC legal counsel:

●	the corporate structure of Nanjing Fujin and Nanjing Fuya in China comply with all existing PRC laws and regulations;

●	the Contractual Arrangements are valid, binding and enforceable under PRC law, and will not result in any violation of PRC laws or regulations currently in effect; and

●	Each of Hong Kong Zhongnan, Nanjing Fujin and Nanjing Fuya has all necessary corporate power and authority to conduct its business as described in its business scope under its business license. Each such business license is in full force and effect. Each of Nanjing Fujin and Nanjing Fuya is capable of suing and being sued and may be the subject of any legal proceedings in PRC courts. To the best of Beijing Zhong Lun Law Firm’s knowledge after due inquiry, none of Nanjing Fujin, Nanjing Fuya or their respective assets is entitled to any immunity, on the grounds of sovereignty, from any action, suit or other legal proceedings; or from enforcement, execution or attachment.

We have been advised by our PRC legal counsel, however, that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to the above opinion of our PRC legal counsel. If the PRC government finds that the foregoing agreements that establish the structure for operating our PRC business do not comply with applicable PRC regulations, we could be subject to severe penalties including being prohibited from continuing operations. See “Risk Factors—Risks Related to Our Corporate Structure—Our contractual arrangements with our consolidated affiliated entity may not be as effective in providing operational control as direct ownership.” and “Risk Factors—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system could adversely affect us.”

REGULATION

As we operate our business solely in China, we are subject to a variety of PRC laws, rules and regulations across a number of aspects of our business. This section summarizes the principal PRC laws, rules and regulations relevant to our business and operations.

PRC Regulations Relating to Company Establishment and Foreign Investment

The establishment, operation and management of corporate entities in China is governed by the Company Law of the PRC (the “Company Law”). According to the Company Law, companies established in the PRC are either limited liability companies or joint stock limited liability companies. The Company Law applies to both PRC domestic companies and foreign-invested companies. The establishment procedures, approval procedures, registered capital requirements, foreign exchange matters, accounting practices, taxation and labor matters of a wholly foreign-owned enterprise are regulated by the Wholly Foreign-owned Enterprise Law of the PRC and the Implementation Regulation of the Wholly Foreign-owned Enterprise Law. According to these regulations, foreign-invested enterprises in the PRC may only pay dividends out of their accumulated profit, if any, determined in accordance with PRC accounting standards and regulations. A PRC company is required to set aside general reserves of at least 10% of its after-tax profit, until the cumulative amount of such reserves reaches 50% of its registered capital unless the provisions of laws regarding foreign investment provide otherwise. In addition, PRC companies may allocate a portion of their after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves and employee welfare and bonus funds are not distributable as cash dividends. A PRC company may not distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

In September 2016, the National People’s Congress Standing Committee published its decision to revise the laws relating to wholly foreign-owned enterprises and other foreign-invested enterprises. Such decision, which became effective on October 1, 2016, changes the “filing or approval” procedure for foreign investments in China such that foreign investments in business sectors not subject to special administrative measures will only be required to complete a filing instead of the existing requirements to apply for approval. The special entry management measures shall be promulgated or approved to be promulgated by the State Council. Pursuant to a notice issued by NDRC and MOFCOM on October 8, 2016, the special entry management measures shall be implemented with reference to the relevant regulations as stipulated in the Catalogue of Industries for Guiding Foreign Investment in relation to the restricted foreign investment industries, prohibited foreign investment industries and encouraged foreign investment industries. Pursuant to the Provisional Administrative Measures on Establishment and Modifications Filing for Foreign Investment Enterprises promulgated by MOFCOM on October 8, 2016 and amended on June 29, 2018, establishment and changes of foreign investment enterprises not subject to the approval under the special entry management measures shall be filed with the relevant commerce authorities.

In the PRC, investment activities by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. In June 2019, the Guidance Catalog of Industries for Foreign Investment was replaced by the Special Administrative Measures (Negative List) for Foreign Investment Access (2019 Version). In June 2020, the MOFCOM and the NDRC promulgated the Special Administrative Measures (Negative List) for Foreign Investment Access (2020 Version), or the Negative List, which became effective on July 23, 2020. The Negative List divides industries into two categories: restricted and prohibited. Industries not listed in the Negative List are generally open to foreign investment unless specifically restricted by other PRC regulations.

In March 2019, the National People’s Congress Standing Committee released Foreign Investment Law of the People’s Republic of China, which became effective on January 1, 2020. In addition, on December 26, 2019, State Counsel of PRC issued Regulation on the Implementation of the Foreign Investment Law of PRC, effective on January 1, 2020

Our Company and Nanjing Fujin are considered foreign investors or foreign invested enterprises under PRC law. Our primary business operations are conducted through our consolidated variable interest entity, Nanjing Fuya, which we control through contractual arrangements pursuant to which Nanjing Fujin is deemed to have a controlling financial interest in and be the primary beneficiary of Nanjing Fuya. Nanjing Fuya and Nanjing Fujin are companies established and in good standing according to the PRC laws and regulations then effective, and the VIE arrangements are not in violation of current PRC laws and regulations related to foreign investment.

PRC Regulations Relating to Foreign Exchange and Dividend Distribution

Foreign Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, which were most recently amended in August 2008. Payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can usually be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate PRC authorities or banks authorized by appropriate PRC authorities is required where RMB capital is to be converted into foreign currency and remitted out of China to pay capital expenses.

From 2012, SAFE has promulgated several circulars to substantially amend and simplify the current foreign exchange procedure. Pursuant to these circulars, the opening of various special purpose foreign exchange accounts, the reinvestment of RMB proceeds by foreign investors in the PRC and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE. In addition, domestic companies are no longer limited to extend cross-border loans to their offshore subsidiaries but are also allowed to provide loans to their offshore parents and affiliates and multiple capital accounts for the same entity may be opened in different provinces. SAFE also promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents in May 2013, which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted by way of registration and banks shall process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches. In February 2015, SAFE promulgated SAFE Circular 13, which took effect on June 1, 2015. SAFE Circular 13 delegates the power to enforce the foreign exchange registration in connection with inbound and outbound direct investments under relevant SAFE rules from local branches of SAFE to banks, thereby further simplifying the foreign exchange registration procedures for inbound and outbound direct investments.

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises (the “Circular 19”), effective on June 1, 2015, in replacement of SAFE Circular 142 (the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises. According to Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans or the repayment of inter-enterprise loans or the repayment of banks loans that have been transferred to a third party. Although Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in the PRC in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account (the “Circular 16”), effective on June 9, 2016, which reiterates some of the rules set forth in Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 or Circular 16 could result in administrative penalties.

On January 26, 2017, SAFE issued the Notice of State Administration of Foreign Exchange on Improving the Check of Authenticity and Compliance to Further Promote Foreign Exchange Control (the “SAFE Circular 3”), which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Dividend Distribution

The principal regulations governing the distribution of dividends by foreign holding companies include the Company Law of China (1993), as amended in 2013, the Foreign Investment Enterprise Law (1986), as amended in 2000, and the Administrative Rules under the Foreign Investment Enterprise Law (1990), as amended respectively in 2001 and 2014. Under these regulations, wholly foreign-owned investment enterprises in China may pay dividends only out of their retained profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned investment enterprises in China are required to allocate at least 10% of their respective retained profits each year, if any, to fund certain reserve funds unless these reserves have reached 50% of the registered capital of the enterprises. These reserves are not distributable as cash dividends, and a wholly foreign-owned enterprise is not permitted to distribute any profits until losses from prior fiscal years have been offset.

We are a holding company, and we may rely on dividends and other distributions on equity to be paid by our wholly-owned PRC subsidiary, Nanjing Fujin, for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by SAFE.

PRC Regulations Relating to Offshore Special Purpose Companies Held by PRC Residents

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles (the “SAFE Circular 37”) in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizen’s or resident’s name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions.

SAFE Circular 37 was issued to replace SAFE Circular 75 (the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Round-trip Investments via Overseas Special Purpose Vehicles. SAFE further enacted the Notice on Further Simplifying and Improving the Foreign Exchange Management Policies for Direct Investment (the “SAFE Notice 13”) effective from June 1, 2015, which allows PRC residents or entities to register with qualified banks in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. However, remedial registration applications made by PRC residents that previously failed to comply with the SAFE Circular 37 continue to fall under the jurisdiction of the relevant local branch of SAFE. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from distributing profits to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

Of our current shareholders, our major shareholders Jinru Lin, Geng Lin and Yin Wang are individual Chinese residents to whom Circular 37 applies. As of the date of this prospectus, each of Jinru Lin, Geng Lin and Yin Wang has completed registration in accordance with the requirements of SAFE Circular 37.

PRC Regulations Relating to Tax

Enterprise Income Tax

Under the PRC Enterprise Income Tax Law, which was promulgated on March 16, 2007, became effective on January 1, 2008, and was last amended on February 24, 2017, and the Regulations on the Implementation of Enterprises Income Tax Law of the PRC was promulgated by the State Council on December 6, 2007 and became effective on January 1, 2008, together, the “EIT Laws,” enterprises consist of resident enterprise and non-resident enterprise. An enterprise established inside the PRC or the one outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. In 2009, the State Administration of Taxation (the “SAT”) issued the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprise on the Basis of De Facto Management Bodies (“SAT Circular 82”), which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Further to SAT Circular 82, in 2011 the SAT issued the Administrative Measures for Enterprise Income Tax of Chinese-Controlled Offshore Incorporated Resident Enterprises (Trial) (“SAT Bulletin 45”) to provide more guidance on the implementation of the SAT Circular 82.

According to the SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be considered a PRC resident enterprise by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following conditions are met: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board of directors and shareholders’ meetings are located or kept in the PRC; and (d) more than half of the enterprise’s directors or senior management with voting rights habitually reside in the PRC. Although SAT Circular 82 and SAT Bulletin 45 only apply to offshore-incorporated enterprises controlled by PRC enterprises or PRC enterprise groups and not those controlled by PRC individuals or foreigners, the determination criteria set forth therein may reflect the SAT’s general position on how the term “de facto management body” could be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, individuals or foreigners. A PRC resident enterprise would have to pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular 698, issued by SAT in 2009 with retroactive effect from January 1, 2008, where a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by disposition of the equity interests of an overseas holding company, or an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the non-resident enterprise, being the transferor, shall report to the competent tax authority of the PRC resident enterprise this Indirect Transfer.

In February 2015, SAT issued a Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Circular 7, which supersedes the rules with respect to the Indirect Transfer under SAT Circular 698, but does not touch upon the other provisions of SAT Circular 698, which remain in force. SAT Circular 7 extends its tax jurisdiction to not only Indirect Transfers set forth under SAT Circular 698 but also transactions involving transfer of other taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Circular 7 provides clearer criteria than SAT Circular 698 for assessment of reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Circular 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

In October 2017, SAT issued an Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or SAT Circular 37, effective December 2017, which, among others, repealed the Circular 698 and amended certain provisions in SAT Circular 7. According to SAT Circular 37, where the non-resident enterprise fails to declare the tax payable pursuant to Article 39 of the Enterprise Income Tax, the tax authority may order it to pay the tax due within required time limits, and the non-resident enterprise shall declare and pay the tax payable within such time limits specified by the tax authority. However, if the non-resident enterprise voluntarily declares and pays the tax payable before the tax authority orders it to do so within required time limits, it shall be deemed that such enterprise has paid the tax in time.

Value-Added Tax

In November 2011, the Ministry of Finance and the SAT promulgated the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax. In March 2016, the Ministry of Finance and the SAT further promulgated the Notice on Fully Promoting the Pilot Plan for Replacing Business Tax by Value-Added Tax, which became effective on May 1, 2016.

Pursuant to the pilot plan and relevant notices, VAT is generally imposed in the modern service industries, including the VATs, on a nationwide basis. VAT of a rate of 6% applies to revenue derived from the provision of some modern services. Unlike business tax, a taxpayer is allowed to offset the qualified input VAT paid on taxable purchases against the output VAT chargeable on the modern services provided.

We are a holding company and our primary business operations are conducted through our consolidated variable interest entity, Nanjing Fuya, which we control through contractual arrangements pursuant to which Nanjing Fujin is deemed to have a controlling financial interest in and be the primary beneficiary of Nanjing Fuya. Nanjing Fuya and Nanjing Fujin, which are established in PRC, shall comply with PRC laws and regulations relating to tax.

PRC Regulations Relating to Mergers and Acquisitions

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006 and were amended on June 22, 2009. The M&A Rules, among other things, require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC domestic enterprises or individuals to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, the CSRC published a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

The M&A Rules, and other recently adopted regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand.

Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress on August 30, 2007 and effective as of August 1, 2008, requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by MOFCOM before they can be completed. In addition, on February 3, 2011, the General Office of the State Council promulgated a Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (“Circular 6”), which officially established a security review system for mergers and acquisitions of domestic enterprises by foreign investors. Further, on August 25, 2011, MOFCOM promulgated the Regulations on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors (the “MOFCOM Security Review Regulations”), which became effective on September 1, 2011, to implement Circular 6. Under Circular 6, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns and mergers and acquisitions by which foreign investors may acquire the “de facto control” of domestic enterprises with “national security” concerns. Under the MOFCOM Security Review Regulations, MOFCOM will focus on the substance and actual impact of the transaction when deciding whether a specific merger or acquisition is subject to security review. If MOFCOM decides that a specific merger or acquisition is subject to security review, it will submit it to the Inter-Ministerial Panel, an authority established under Circular 6 led by NDRC and MOFCOM under the leadership of the State Council, to carry out the security review. The regulations prohibit foreign investors from bypassing the security review by structuring transactions through trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions. There is no explicit provision or official interpretation stating that the merger or acquisition of a company engaged in the marketplace lending business requires security review.

Our PRC legal counsel, Beijing Zhong Lun Law Firm, has advised us that, based on their understanding of the current PRC laws and regulations:

●	we currently control our operating company by virtue of Nanjing Fujin’s contractual agreements with Nanjing Fuya but not through equity interest acquisition nor asset acquisition which are stipulated in the New M&A Rule; and

●	in spite of the above, CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this new procedure.

PRC Regulations Relating to Labor and Social Security

Pursuant to the PRC Labor Law, the PRC Labor Contract Law and the Implementing Regulations of the Employment Contracts Law, labor relationships between employers and employees must be executed in written form. Wages may not be lower than the local minimum wage. Employers must establish a system for labor safety and sanitation, strictly abide by state standards and provide relevant education to its employees. Employees are also required to work in safe and sanitary conditions.

On December 28, 2012, the PRC Labor Contract Law was amended with effect on July 1, 2013 to impose more stringent requirements on labor dispatch. Under such law, dispatched workers are entitled to pay equal to that of full-time employees for equal work, but the number of dispatched workers that an employer hires may not exceed a certain percentage of its total number of employees as determined by the Ministry of Human Resources and Social Security. Additionally, dispatched workers are only permitted to engage in temporary, auxiliary or substitute work. According to the Interim Provisions on Labor Dispatch promulgated by the Ministry of Human Resources and Social Security on January 24, 2014, which became effective on March 1, 2014, the number of dispatched workers hired by an employer shall not exceed 10% of the total number of its employees (including both directly hired employees and dispatched workers). The Interim Provisions on Labor Dispatch require employers not in compliance with the PRC Labor Contract Law in this regard to reduce the number of its dispatched workers to below 10% of the total number of its employees prior to March 1, 2016. In addition, an employer is not permitted to hire any new dispatched worker until the number of its dispatched workers has been reduced to below 10% of the total number of its employees.

Under PRC laws, rules and regulations, including the Social Insurance Law, the Interim Regulations on the Collection and Payment of Social Security Funds and the Regulations on the Administration of Housing Accumulation Funds, employers are required to contribute, on behalf of their employees, to a number of social security funds, including funds for basic pension insurance, unemployment insurance, basic medical insurance, occupational injury insurance, maternity leave insurance and housing accumulation funds. These payments are made to local administrative authorities and any employer who fails to contribute may be fined and ordered to pay the deficit amount.

We are a holding company and our primary business operations are conducted through our consolidated variable interest entity, Nanjing Fuya, which we control through contractual arrangements pursuant to which Nanjing Fujin is deemed to have a controlling financial interest in and be the primary beneficiary of Nanjing Fuya. Nanjing Fuya and Nanjing Fujin, which are established in PRC, shall comply with PRC laws and the Labor and Social Security regulations. As of July 23, 2019, Nanjing Fuya paid social insurance for 18 full-time employees, but it did not pay social insurance for the other 11 full-time employees because such employees have other insurance, such as New Rural Cooperative Medical Care. Nanjing Fuya has obtained written waivers from the affected employees for this arrangement. In addition, Nanjing Fuya did not pay the housing fund for all employees. As of July, 2019, the total amount of Contributions that Nanjing Fuya may need to repay is about $22,000 (including $5,000 for social security and $17,000 for housing funds). The Contributions by Nanjing Fuya for its employees to the social security and housing funds have not been in compliance with relevant PRC regulations as of July, 2019, however Nanjing Fuya has been making full payments for required social insurance and housing funds according to Chinese laws since August, 2019. Pursuant to the PRC Social Insurance Law, the social security authority may order an enterprise to pay the outstanding contributions within a prescribed time limit and a late payment fine computed from the due date at the rate of 0.05% of unpaid amount per day. If the enterprise fails to pay the amount ordered by the social security authority, the agency may impose penalties ranging from one to three times of the unpaid amount. To the extent the relevant authorities determine Nanjing Fuya has underpaid Contributions for its employees, it may be required to pay outstanding Contributions and a late payment fine of approximately $900. Also, if we fail to make Contributions to various employee benefit plans and to comply with applicable PRC labor-related laws in the future, we may be subject to late payment and penalties. See “Risk Factors—Risks Related to Doing Business in China—Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.”

PRC Regulations Relating to Building Materials and Eco-Friendly Building Products

The Law of the People’s Republic of China on Promoting Circular Economy (Presidential Decree No. 4) promulgated on August 29, 2008, amended in October 2018 provides that the State encourages production of building materials using nontoxic and harmless solid wastes, encourages the use of bulk cement and promoting the use of premixed concrete and premixed mortar. The State prohibits damage to arable land for brick-making. Production, sale and use of clay bricks are prohibited within such period and territory as specified by the State Council or provincial, autonomous region or municipal people’s government.

The Energy Conservation Law of the People’s Republic of China, revised in 2018, provides that the state encourages the use of new types of wall materials and other energy-saving building materials and energy-saving equipment in energy-saving renovation of new buildings and existing buildings, as well as installation and use of solar and other renewable energy utilization systems.

The Guiding Opinions of the General Office of the State Council on Promoting Stable Growth, Restructuring and Benefit Increase of Building Material Industry (Guobanfa (2016) No. 34), promulgated on May 5, 2016, encourages the accelerated development of special cement, sand aggregates, concrete admixtures, premixed concrete, premixed mortar, cement products and componentized products, active use such solid wastes as tailings and waste stones and building debris to replace natural resources, development of machine-made sand gravels, concrete admixtures, masonry wall materials and low-carbon cement, as well as development of such new-type cementing materials as magnesia cementing materials. It also encourages promoting the use of renewable resources for preparation of new-type wall materials, supports the use of crop straws, bamboo fibers and wood chips for development of biomass building materials, as well as development of such products as biomass fiber-reinforced wood plastics and magnesia building materials.

On February 6, 2017, the General Office of National Development and Reform Commission and the General Office of Ministry of Industry and Information Technology promulgated the Circular on Printing and Distribution of New-type Wall Materials Popularization and Application Action Plan (Fagaibanhuanzi (2017) No. 212), requiring that no solid clay bricks be used in cities at the county level or beyond across the country, restricting use of clay products in prefecture cities and other planning areas (excluding county towns) and prohibiting production and use of clay products in cities at the sub-provincial level or beyond and in their planning areas; requiring that the production of new-type wall materials account for 80% of total wall material production and the use percentage of new-type wall materials in new buildings reach 90%, while the comprehensive utilization of such solid waste as coal gangue, coal ash, tailings, river or lake sludge (silt), industrial byproduct gypsum and ceramic slag powder shall be promoted, in addition to expanding the scope of comprehensive utilization of resources and increasing the total quantity of resources comprehensively utilized.

On February 21, 2008, the Jiangsu Provincial Commission of Economy and Trade, Jiangsu Provincial Department of Public Security, Jiangsu Provincial Department of Construction, Jiangsu Provincial Department of Transport, Jiangsu Provincial Bureau of Quality and Technical Supervision and Jiangsu Provincial Department of Environmental Protection jointly issued the Circular on Printing and Distribution of Jiangsu Provincial Regulations on Production and Use of Premixed Mortar (Sujingmaohuanzi (2008) No. 212), providing that the department in charge of bulk cement and bulk cement administration determined by the people’s government at the county level or above (i.e., the bulk cement office) is responsible for administering the production of premixed mortar in the respective administrative areas and administrative departments in charge of construction at all levels shall intensify the administration of the premixed mortar use process according to the requirements of urban construction and planning and the development of the construction industry, and the department of public security shall intensify the regulation of transport and loading activities of premixed mortar-special vehicles and prevent vehicle overloading; shall issue passes according to applicable rules; special vehicles shall be subject to local traffic management; the quality supervision department shall intensify the supervision and inspection of product quality of premixed mortar producers; and the environmental protection department shall conduct proper preliminary environmental impact assessment and post-commissioning environmental monitoring of premixed mortar producers. Premixed mortar producers shall establish and improve quality assurance systems and strictly comply with the applicable rules in terms of standardized management, process control, and quality inspection in order to ensure the quality of premixed mortar products. Premixed mortar producers shall fully use bulk cement. The availability of bulk mortar at the corporate level shall exceed 80%. Companies are encouraged to use artificial machine-made sand made from general industrial solid waste such as coal ash, desulfurization residues, steel slag and industrial tailings in the production of premixed mortar in order to reduce the use of natural sand.

On June 4, 2008, the Jiangsu Provincial Commission of Economy and Trade issued Jiangsu Provincial Interim Regulations on Filing of Premixed Mortar Enterprises (Sujingmaohuanzi (2008) No. 488), requiring companies engaged in premixed mortar production in the administrative area of the province and companies based in other provinces and cities that sell premixed mortar in Jiangsu be registered with Jiangsu Provincial Bulk Cement Office and that registered companies handle the appropriate change formalities within 30 days of any change. Nanjing Fuya currently holds a valid Jiangsu Provincial Certificate of Registration of Premixed Mortar Production Enterprise.

On November 18, 2008, the standing committee of Jiangsu Provincial People’s Congress promulgated Jiangsu Provincial Regulations on Development of New-type Wall Materials (No. 10 Proclamation of the Standing Committee of the 11th People’s Congress of Jiangsu Province), applicable to research, development, production, sale, use, supervision and management of new-type wall materials in the administrative area of this province. The new-type wall materials as referred to in this regulation mean building material products produced using non-clay materials as the main raw materials and which are beneficial to land conservation and comprehensive utilization of resources, environmental protection and building function improvement and used for building walls, in line with the direction of national and provincial industry policies. The regulation encourages the use of coal gangues, coal ash, building waste residues and other nontoxic and harmless solid wastes as well as river silt in development and production of new-type wall materials and encourages prioritized development of self-insulation building materials to gradually realize the resource recycling, clean production and building energy conservation. Eligible wall material producers may apply to the wall materials administration for a new-type wall material product designation. Nanjing Fuya currently holds a valid Jiangsu Provincial Certificate of New-type Wall Material Product Designation.

The Circular of the Ministry of Finance and the State Taxation Administration on Issues related to Enforcement of the Directory of Enterprise Income Tax Preferences for Comprehensive Utilization of Resources (Caishui (2008) No. 47) promulgated on January 1, 2008 provides that the income acquired by companies from production of products within the Directory of Enterprise income tax Preferences for Comprehensive Utilization of Resources (2008 version) that meet the applicable national or industry standards using the materials listed in the aforesaid directory as the main raw materials as of January 1, 2008 will be counted towards the current-year total income at 90% when calculating the taxable income. Nanjing Fuya is eligible for such preferential treatment of enterprise income tax.

The Circular on Printing and Distribution of the Directory of Value-added Tax Preferences for Products and Services of Comprehensive Utilization of Resources (Caishui (2015) No. 78) promulgated by the Ministry of Finance and the State Taxation Administration on June 12, 2015 adopts a policy of 70% VAT refund upon collection for self-made products of comprehensive utilization of resources sold by taxpayers and services of comprehensive utilization of resources provided by them which are included in the Directory of Value-added Tax Preferences for Products and Services of Comprehensive Utilization of Resources annexed to the circular. The following products of Nanjing Fuya are all eligible for such preferential treatment: autoclaved aerated concrete blocks and ready mixed mortar.

PRC Regulations Relating to Real Property Rights

Civil relationships arising from the ownership and use of property are governed by the Property Law of the People’s Republic of China (the “Property Law”), which is effective as of October 1, 2007. According to the Presidential Decree No. 45, the Civil Code of the People’s Republic of China (“Civil Code of PRC”), adopted at the Third Session of the 13th National People’s Congress of the People’s Republic of China on May 28, 2020, became effective on January 1, 2021. According to Article 1260 of Civil Code of PRC, it shall come into force as of January 1, 2021, simultaneously repealing the Marriage Law of the People’s Republic of China, the Law of Succession of the People’s Republic of China, the General Principles of the Civil Law of the People’s Republic of China, the Adoption Law of the People’s Republic of China, the Security Law of the People’s Republic of China, the Contract Law of the People’s Republic of China, the Property Law of the People’s Republic of China, the Tort Law of the People’s Republic of China and the General Rules of the Civil Law of the People’s Republic of China. According to the Civil Code of PRC, the certificate of ownership of real estate shall be proof of a right holder’s entitlement to ownership of the real-estate. The creation, variation, transfer and extinguishment of property right pursuant to law shall become effective upon the registration with the local Land and Resources Bureau.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers, directors and director nominees as of the date of this prospectus. Unless otherwise stated, the business address for our directors and executive officers is that of our principal executive offices at No. 200, Liu Gang Tou, Qin Lin Community, Tangshan, Nanjing, Jiangsu Province, People’s Republic of China.

Directors and Executive Officer	Age	Position/Title
Jinru Lin	56	Chairman of the Board, Director, Chief Executive Officer
Geng Lin	40	Director
Peng Hu	38	Chief Financial Officer
Vick Bathija	34	Independent Director
Michael Viotto	69	Independent Director
Haitao Wang	52	Independent Director

Biography

Jinru Lin. Mr. Jinru Lin was appointed as a member and Chairman of the Board of Directors of the Company on January 7, 2019 and was appointed as Chief Executive Officer of the Company on July 23, 2019. Since 2004, he has served as the Chairman of Nanjing Fuya New Construction Materials Co., Ltd., our VIE entity. Mr. Jinru Lin is the founder of Nanjing Fuya. Mr. Jinru Lin graduated from Changle QiaoZhong High School in June 1985.

Geng Lin. Mr. Geng Lin was appointed as a member of the Board of Directors of the Company on July 24, 2019. Since 2006, Mr. Geng Lin has served as the general manager of Nanjing Fuya New Construction Co., Ltd., our VIE entity. Since 2008, he has served as the vice president of the Nanjing Brick and Tile Association. Over the years, he has devoted himself to the research of mineral processing waste residue and has accumulated much experience in this area. In 2013, Mr. Geng Lin was awarded the title of Excellent Manager (Director) by China Brick and Tile Industry Association. Mr. Lin also participated in the revision of the national standard of autoclaved lime sand brick organized by the Jiangsu Provincial Economic and Information Committee, Nanjing Brick and Tile Association, Nanjing Energy Conservation Center, Nanjing Quality Testing Center. Mr. Geng Lin graduated from Changle Sanzhong High School in June, 1996.

Peng Hu. Ms. Hu was appointed as our Chief Financial Officer in January 2021. From January 2020 to December 2020, Ms. Hu was the Chief Financial Officer of Fuling Global Inc. (NASDAQ: FORK). From July 2019 to January 2020, Ms. Hu was an independent director and the Audit Committee Chair of the Company. From May 2018 to July 2019, Ms. Hu served as an independent director and Audit Committee Chair of China Xiangtai Food Co., Ltd. (NASDAQ: PLIN). From January 2019 to July 2019, Ms. Hu was the Chief Financial Officer of Hunan Eurbest Nutrition Co., Ltd. She was the Financial Controller at Hunan International Economics University, a subsidiary of Laureate Education, Inc. (NASDAQ: LAUR) from May 2015 to May 2018. Prior to that, Ms. Hu was a Senior Auditor at Friedman LLP from July 2011 to December 2013, a Senior Accountant at China Customs from January 2008 to March 2009, and a Senior Auditor at Ernst & Young from August 2005 to November 2007. Ms. Hu acquired her master’s degree in taxation from Baruch College, Zicklin School of Business, CUNY in August 2011, and her bachelor’s degree in accounting from Tsinghua University, School of Economics and Management in July 2005. Ms. Hu is familiar with Chinese GAAP and US GAAP.

Vick Bathija. Mr. Bathija was appointed as an independent director of our board of directors on January 20, 2020. Since December 2016, Mr. Bathija has been the owner of Commerce CPA, LLC. From November 2014 to December 2016, Mr. Bathija was a Hedge Fund Tax Accountant of Ernst & Young. From December 2013 to May 2014, Mr. Bathija was the Tax Consultant of HedgeServ. From November 2010 to December 2013, Mr. Bathija was the Tax Consultant of Baker Tilly Virchow Krause, LLP. Mr. Bathija received his master degree of taxation from Hofstra University in 2010 and his bachelor degree of accounting in 2007.

Michael Viotto. Mr. Viotto was appointed as an independent director of our board of directors on January 20, 2020. Mr. Viotto has serviced as a Board member and Chief Financial Officer of Fuse Group Holding Inc. (OTC: FUST) since August 2017. Mr. Viotto has served as an Independent Director, Chairman of the Compensation Committee and member of Nomination and Audit Committees of the Board of Dunxin Financial Holding Limited (NYSE AMERICAN: DXF) since December 2017. Mr. Viotto served as Non-Executive Independent Director, Chairman of the Nomination and Remuneration Committee and Member of the Audit Committee of Future World Financial Holdings, Inc. (Hong Kong Stock Exchange: 0572) from September 2106 to January 2017. Mr. Viotto has served as President of MJV Consulting Inc. since October 2014.  From May 2013 to January 2017, Mr. Viotto served as an independent director, Chairman of Nominating and Corporate Governance Committee and a member of Compensation and Audit Committees of Nova Lifestyle, Inc. (NASDAQ: NVFY). From May 2009 to September 2014, Mr. Viotto was the President of MJV Financial Inc. and was appointed as exclusive agent for Coface North America, an internationally recognized leader in the Trade Finance Industry.  Mr. Viotto received his Bachelor of Science Degree in Business Administration from California Polytechnic University in Pomona, California in 1985.

Haitao Wang. Mr. Wang was appointed as an independent director of our board of directors on July 24, 2019. Since August 2016, Mr. Wang has served as the Vice President of Kaichen (Shenzhen) Fund Management Co., Ltd. and as the Supervisor of Shanghai Yudai Industrial Co., Ltd. From September 2010 to July 2016, Mr. Wang was the Vice President of Beijing Hongtianxia Agricultural Development Co., Ltd. Mr. Wang received his bachelor’s degree in planning statistics from Harbin University of Commerce in July, 1990. Mr. Wang was a member of the Fourth Council of China Real Estate and Housing Research Association (2004-2009); the Director of the Hainan Real Estate Research Association (1993-1999); and the Director of the Sanya Entrepreneur Association (1996-1999).

Board of Directors

Our Board of Directors consists of five directors, including three independent directors. A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with our company is required to declare the nature of his or her interest at a meeting of our directors. In addition, the interested Director shall not vote (nor be counted in the quorum) on any resolution of our Board approving any contract or arrangement or any other proposal in which he or any of his close associates is materially interested in except for certain circumstances as set out in the Articles of Association. The NASDAQ Capital Market corporate governance rules require that a majority of an issuer’s board of directors must consist of independent directors. We have a majority of independent directors serving on our board of directors.

Our board of directors may exercise all the powers of our company to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of our company or of any third party. None of our non-executive directors has a service contract with us that provides for severance payments upon termination of service.

Board Committee

We have established three standing committees under the board: the audit committee, the compensation committee and the corporate governance and nominating committee. Each committee has three members, and each member is independent and satisfies the independence requirements of Rule 5605(a)(2) of the Listing Rules of the NASDAQ Stock Market and the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The audit committee is responsible for overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company, including the appointment, compensation and oversight of the work of our independent auditors. The compensation committee of the board of directors reviews and makes recommendations to the board regarding our compensation policies for our officers and all forms of compensation, and also administers and has authority to make grants under our incentive compensation plans and equity-based plans (but our board will retain the authority to interpret those plans). The corporate governance and nominating committee of the board of directors is responsible for the assessment of the performance of the board, considering and making recommendations to the board with respect to the nominations or elections of directors and other governance issues. The corporate governance nominating committee considers diversity of opinion and experience when nominating directors.

The members of the audit committee, the compensation committee and the nominating committee are set forth below. All such members qualify as independent under the rules of the NASDAQ Capital Market.

	Audit Committee	Compensation Committee	Corporate governance and Nominating Committee
Vick Bathija	Member, Chair, Audit Committee Financial Expert	Member	Member
Michael Viotto	Member	Member, Chair	Member
Haitao Wang	Member	Member	Member, Chair

Code of Business Conduct and Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees in accordance with the rules of the NASDAQ and the SEC. The code of business conduct and ethics codifies the business and ethical principles that govern all aspects of our business. We have filed a copy of our Code of Ethics as an exhibit to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov.

Family Relationship

There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to us, including a duty of loyalty, a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association and the class rights vested thereunder in the holders of the shares. A shareholder may in certain circumstances have rights to damages if a duty owed by the directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such shares in our share register.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until such time as their successors have been duly elected and qualified or until their removal or earlier resignation or death. A director will be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his/her creditors; (ii) is found by our company to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the Company; or (iv) is replaced or removed from office by an ordinary resolution duly passed by the Company in general meeting.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we may agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Compensation of Directors and Executive Officers

For the fiscal year ended February 29, 2020, we paid an aggregate of RMB915,771 (approximately $131,000) to our executive officers, and $50,000 to our non-executive directors. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. Our PRC subsidiaries and our variable interest entity are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance, maternity insurance, on-the-job injury insurance, and housing fund plans through a PRC government-mandated defined contribution plan.

RELATED PARTY TRANSACTIONS

Contractual Arrangements with Our Variable Interest Entity and its Shareholders

See “Corporate History and Structure—Contractual Arrangements.”

Private Placements

See “Description of Share Capital — History of Securities Issuances.”

Employment Agreements

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for an initial term of one year and the agreement is renewable upon mutual agreement of the Company and the executive officer.

The executive officers are entitled to a fixed salary and to participate in our equity incentive plans, if any, and other benefits, each as determined by the Board from time to time.

We may terminate the executive officer’s employment for cause, at any time, without notice or remuneration, for certain acts, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or material breach of any term of any employment or other services, confidentiality, intellectual property or non-competition agreements with the Company. In such case, the executive officer will solely be entitled to accrued and unpaid salary through the effective date of such termination, and his/her right to all other benefits will terminate, except as required by any applicable law. The executive officers are not entitled to severance payments upon any termination.

The executive officer may voluntarily terminate his/her employment for any reason and such termination shall take effect 30 days after the receipt by Company of the notice of termination. Upon the effective date of such termination, the executive officer shall be entitled to (a) accrued and unpaid salary and vacation through such termination date; and (b) all other compensation and benefits that were vested through such termination date. In the event the executive officer is terminated without notice, it shall be deemed a termination by the Company for cause.

Each of our executive officers has agreed not to use for his/her personal purposes nor divulge, furnish, or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret information or knowledge of the Company, whether developed by him/herself or by others.

In addition, each executive officer has agreed to be bound by non-competition restrictions during the term of his or her employment and for six months following the last date of employment.

Each executive officer also has agreed not to (i) solicit or induce, on his/her own behalf or on behalf of any other person or entity, any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates; or (ii) solicit or induce, on his/her own behalf or on behalf of any other person or entity, any customer or prospective customer of the Company or any of their respective affiliates to reduce its business with the Company or any of its affiliates.

The Company agreed, to the maximum extent provided under applicable law, indemnify and hold the executive officers harmless from and against any expenses, including reasonable attorney’s fees, judgments, fines, settlements and other legally permissible amounts, incurred in connection with any proceeding arising out of, or related to, Executive’s employment by the Company, other than any such Losses incurred as a result of the executive officers’ negligence or willful misconduct.

Other Transactions with Related Parties

From time to time, Nanjing Fuya has borrowed loans as working capital from Mr. Jinru Lin, Chairman of the board of directors of the Company. As of February 29, 2020, February 28, 2019 and 2018, Nanjing Fuya owed Mr. Jinru Lin $23,156, $37,799 and $3,078,410, respectively. As of August 31, 2020, February 29, 2020 and February 28, 2019, Nanjing Fuya owed Mr. Jinru Lin $47,060, $23,156 and $37,799, respectively. The balance due to related parties is interest-free and due upon demand. As of January 31, 2021, the balances due to related parties have been fully repaid.

Nanjing Fuya leases its factory building and office building from Mr. Jinru Lin, Chairman of the Board of Directors of the Company, and a major shareholder of the Company. The rental payments related to this lease were $123,820, $92,823 and $89,880 for the years ended February 29, 2020, February 28, 2019 and 2018, respectively. The rental payments related to this lease were $51,156, $52,530 and $46,124 for the six months ended August 31, 2020, 2019 and 2018, respectively.

On December 19, 2018, Nanjing Fuya entered into a loan agreement with Agricultural Bank of China (“ABC”) to borrow RMB 3.8 million (equivalent to $568,217 as of February 28, 2019) as working capital for ten months with a due date on December 10, 2019 and an annual interest rate of 4.35%. The loan was guaranteed by three shareholders, two former shareholders and two employees of the Company. Mr. Geng Lin, a member of the board and a major shareholder, and Ms. Xiaoqin Lei, a former shareholder, pledged their personal property and land use right as collateral. Mr. Jinru Lin, the Chairman of the board of directors of the Company, also pledged his personal property and land use right, as additional collateral. On December 13, 2019, the Company renewed this loan with ABC to borrow a different amount of RMB 3.3 million (equivalent to $471,725 as of February 29, 2020) as working capital with same annual interest rate and two new maturity dates, of which RMB 0.3 million was due on November 10, 2020, which was fully repaid upon maturity, and RMB 3 million was due on December 10, 2020, which was renewed on December 25, 2020 with same annual interest rate. The new loan has three different maturity dates, of which RMB 0.4 million is due on March 10, 2021, RMB 0.8 million is due on September 10, 2021, and RMB 1.8 million is due on November 10, 2021.

On March 30, 2020, the Company obtained a loan of RMB 3 million (equivalent to $437,950 as of August 31, 2020) from Maxwealth Financial Leasing Co., Ltd. for two years, for equipment purchasing with an annual interest rate equal to the benchmark interest rate of the people’s Bank of China (the effective rate is 4.75%). The Company pledged its equipment as collateral. The loan also was guaranteed by Mr. Jinru Lin, the Chairman of the board of directors of the Company. The Company is required to make monthly interest payments with the principal due at maturity. The outstanding principal balance of this loan as of February 18, 2021 was approximately RMB1.56 million (equivalent to $242,600).

PRINCIPAL SHAREHOLDERS

The following tables set forth certain information with respect to the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of the ordinary shares offered by us in our initial public offering, for:

●	each of our directors and executive officers;

●	our directors and executive officers as a group; and

●	each person known to us to beneficially own 5% or more of our ordinary shares.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally define beneficial ownership to include any shares over which a person exercises sole or shared voting or investment power. Such determination is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power or the power to receive the economic benefit with respect to all ordinary shares that they beneficially own, subject to applicable community property laws. None of the shareholders listed in the table are a broker-dealer or an affiliate of a broker dealer. None of the shareholders listed in the table are located in the United States. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days.

Applicable percentage ownership prior to the offering is based on 13,000,000 ordinary shares outstanding as of the date of this filing. The table also lists the percentage ownership after this offering based on ordinary shares outstanding immediately after the completion of this offering sale of 4,300,000 Ordinary Shares. Unless otherwise indicated, the address of each beneficial owner listed in the table below is Qinglin Community, Tangshan Township, Nanjing City, Jiangsu Province, PRC.

	Ordinary shares beneficially owned prior to this offering(1)		Shares beneficially owned after this offering(2)
Name	Number	%	Number	%
Directors and Executive Officers:
Jinru Lin(3)	4,289,483	33%	4,289,483	24.79%
Geng Lin(4)	2,134,197	16.4%	2,134,197	12.34%
Peng Hu	-	-		-
Vick Bathija	-	-		-
Michael Viotto	-	-		-
Haitao Wang	-	-		-
				-
All directors and executive officers as a group	6,423,680	49.4	6,423,680	37.13%
Principal Shareholders:
Kinghong Holding Limited(3)	4,289,483	33	4,289,483	24.79%
Fule Holding Limited(4)	2,134,197	16.4	2,134,197	12.34%
	6,423,680	49.4	6,423,680	37.13%

(1)	For each person and entity included in this column, percentage ownership is calculated by dividing the number of ordinary shares beneficially owned by such person or entity by the sum of total number of ordinary shares outstanding, which is 13,000,000 ordinary shares as of the date of this prospectus.

(2)	For each person and entity included in this column, the percentage of voting rights is calculated by dividing the number of ordinary shares beneficially owned by such person or entity by 17,300,000, being the total number of ordinary shares outstanding immediately after the completion of this offering.

(3)	Jinru Lin is the beneficial owner and control person of Kinghong Holding Limited, a British Virgin Islands corporation, whose address is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(4)	Geng Lin is the beneficial owner and control person of Fule Holding Limited, a British Virgin Islands corporation, whose address is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

As of the date of this prospectus, we are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company. See “Description of Share Capital—History of Securities Issuances” for a description of issuances of our ordinary shares that have resulted in significant changes in ownership held by our major shareholders during the past three years.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company limited by shares and our affairs are governed by our memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below.

As of the date of this prospectus, our authorized share capital is US$50,000.00 divided into 500,000,000 shares comprising of (i) 450,000,000 ordinary shares of a nominal or par value of US$0.0001 each; and (ii) 50,000,000 preferred shares of a nominal or par value of US$0.0001 each. Immediately prior to the completion of this offering, there will be 13,000,000 ordinary shares issued and outstanding.

Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member (including the amount paid or agreed to be considered as paid, on the shares of each member, and confirmation of whether each relevant category of shares held by each member carries voting rights under our articles of association, and if so, whether such voting rights are conditional);

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members should be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this offering, our company’s register of members will be immediately updated to record and give effect to the issue of the Ordinary Shares. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name in the register of members.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any delinquent or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is modeled after that of England but does not follow recent English statutory enactments and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provide shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow general meetings also be convened on the written requisition, duly signed, of any holder or holders of not less than one-third of the issued voting shares deposited at the registered office of the Company specifying the objects of the meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

As a Cayman Islands exempted company, shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by a majority of our board of directors. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of all of the issued shares of that class or with the sanction of an ordinary resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our memorandum and articles of association may only be amended by passing and registering a special resolution in the manner prescribed by the Company Law of Cayman Island.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

Upon the incorporation of China Eco-Materials, on January 7, 2019, we issued 8,710,000 ordinary shares to Kinghong Holding Limited, 3,653,000 ordinary shares to Fule Holding Limited, and 637,000 ordinary shares to Meile Holding Limited.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for shares of our Ordinary Shares. Future sales of substantial amounts of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Following this initial public offering, we will have 17,300,000 Ordinary Shares outstanding. The Ordinary Shares that were not offered and sold in our initial public offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

As a result of the lock-up agreements and market standoff provisions described below and subject to the provisions of Rules 144 and 701 under the Securities Act, these restricted securities will be available for sale in the public market as follows:

●	on the date of this prospectus, none of these restricted securities will be available for sale in the public market;

●	181 days after the date of this prospectus, additional ordinary shares held by shareholders subject to the terms of the lock-up agreements; and

●	366 days after the date of this prospectus, additional ordinary shares held by our officers and directors subject to the terms of the lock-up agreements.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person (or persons whose shares are aggregated) who is deemed to be an affiliate of our company at the time of sale, or at any time during the preceding three months, and who has beneficially owned restricted shares for at least six months, would be entitled to sell within any three-month period a number of the restricted securities that does not exceed the greater of 1% of the then outstanding ordinary shares of the same class, or the average weekly trading volume of ordinary shares of the same class, in the form of Ordinary Shares or otherwise, during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain manner of sale provisions, notice requirements and the availability of current public information about our company. In addition, sales by our affiliates may be subject to the terms of lock-up agreements. See “– Lock-Up Agreements.”

In general, beginning 90 days after the date of this prospectus, a person who has not been our affiliate at any time during the three months preceding a sale, and who has beneficially owned his or her restricted securities for at least six months, would be entitled under Rule 144 to sell such shares without regard to any manner of sale, notice provisions or volume limitations described above. Any such sales must comply with the public information provision of Rule 144 until our Ordinary Shares have been held for one year.

Rule 701

Securities issued in reliance on Rule 701 are also restricted and may be sold by shareholders other than affiliates of our company subject only to manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with its six-month holding period requirement.

Lock-Up Agreements

Our directors, executive officers and existing 5% or more shareholders will enter into lock-up agreements with the Underwriter prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of 180 days (5% or more shareholders) or 1 year (officers and directors) from the effective date of the registration statement of which this prospectus is a part, agree, subject to certain exceptions, not to: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Share or Ordinary Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Ordinary Shares (including Ordinary Shares which may be deemed to be beneficially owned by such person in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired; (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the foregoing securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Ordinary Share or Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Share; or (4) publicly disclose the intention to do any of the foregoing. See “Underwriting” for a description of the lock-up provisions.

TAXATION

The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, China and the United States.

PRC Enterprise Income Tax

According to the Enterprise Income Tax Law of PRC (the “EIT Law”), which was promulgated on March 16, 2007, effective as of January 1, 2008, and last amended in February 2017, the income tax for both domestic and foreign-invested enterprises is at a uniform rate of 25%. The Regulation on the Implementation of Enterprise Income Tax Law of the PRC (the “EIT Rules”) was promulgated on December 6, 2007 and became effective on January 1, 2008.

Uncertainties exist with respect to how the EIT Law applies to the tax residence status of China Eco-Materials and our offshore subsidiaries. Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise”, which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise, the only official guidance for this definition currently available is set forth in Circular 82 issued by the State Administration of Taxation, on April 22, 2009 which provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with its “de facto management bodies” located within China if the following criteria are satisfied:

●	the place where the senior management and core management departments that are in charge of its daily operations perform their duties is mainly located in the PRC;

●	its financial and human resources decisions are made by or are subject to approval by persons or bodies in the PRC;

●	its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and

●	more than half of the enterprise’s directors or senior management with voting rights frequently reside in the PRC.

We believe that China Eco-Materials is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body”. If we are deemed a China resident enterprise, we may be subject to the EIT at the rate of 25% on our global income, except that the dividends we receive from our Chinese subsidiaries may be exempt from the EIT to the extent such dividends are deemed dividends among qualified resident enterprises. If we are considered a resident enterprise and earn income other than dividends from our Chinese subsidiaries, a 25% EIT on our global income could significantly increase our tax burden and materially and adversely affect our cash flow and profitability.

PRC Value-Added Tax

On March 23, 2016, the Ministry of Finance of China and the State Administration of Taxation of China jointly issued the Circular on the Nationwide Implementation of Pilot Program for the Collection of Value Added-Tax Instead of Business Tax, or Circular 36, which became effective on May 1, 2016. Subsequent to the effectiveness of Circular 36, most of our PRC subsidiaries’ business will be subject to value-added tax, or VAT, at a rate of 6%, and they would be permitted to offset input VAT by providing valid VAT invoices received from vendors against their VAT liability.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands, and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of the shares or on an instrument of transfer in respect of a share.

U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing U.S. federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, certain financial institutions, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock, investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes, or U.S. holders (as defined below) that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-U.S., alternative minimum tax, state, or local tax or any non-income tax (such as the U.S. federal gift or estate tax) considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of an investment in our Ordinary Shares.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a U.S. person under applicable U.S. Treasury regulations.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular U.S. federal income tax consequences of an investment in our Ordinary Shares.

For U.S. federal income tax purposes, a U.S. holder of Ordinary Shares will generally be treated as the beneficial owner of the underlying shares represented by the Ordinary Shares. The remainder of this discussion assumes that a U.S. holder of our Ordinary Shares will be treated as the beneficial owner of the underlying shares represented by the Ordinary Shares. Accordingly, deposits or withdrawals of Ordinary Shares will generally not be subject to U.S. federal income tax.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be a “passive foreign investment company,” or “PFIC,” for U.S. federal income tax purposes, if, in any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the average quarterly value of its assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income. Cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets.

We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. Although the law in this regard is unclear, we intend to treat our VIE (including its subsidiaries) as being owned by us for U.S. federal income tax purposes, and we treat it that way, not only because we exercise effective control over the operation of such entity but also because we are entitled to substantially all of the economic benefits associated with it, and, as a result, we consolidate its results of operations in our consolidated U.S. GAAP financial statements. Assuming that we are the owner of our VIE (including its subsidiaries) for U.S. federal income tax purposes, and based upon our current and expected income and assets (taking into account the expected proceeds from this offering) and projections as to the market price of our Ordinary Shares immediately following the offering, we do not presently expect to be a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be or become a PFIC in the current or future taxable years, the determination of whether we are or will become a PFIC will depend in part upon the value of our goodwill and other unbooked intangibles (which will depend upon the market price of our Ordinary Shares from time-to-time, which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization immediately following the close of this offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. It is also possible that the IRS may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or one or more future taxable years.

The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets, which may be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we determine not to deploy significant amounts of cash for active purposes or if we were treated as not owning our VIE (including its subsidiaries) for U.S. federal income tax purposes, our risk of being classified as a PFIC may substantially increase. Because our PFIC status for any taxable year is a factual determination that can be made only after the close of a taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. If we are a PFIC for any year during which a U.S. holder holds our Ordinary Shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. holder holds our Ordinary Shares.

The discussion below under “Dividends” and “Sale or Other Disposition of Ordinary Shares” is written on the basis that we will not be or become a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply if we are a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under “Passive Foreign Investment Company Rules.”

Dividends

Subject to the PFIC rules discussed below, any cash distributions paid on our Ordinary Shares (including the amount of any tax withheld) out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. holder as dividend income on the day actually or constructively received by the U.S. holder, in the case of Ordinary Shares. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, we will generally report any distribution paid as a dividend for U.S. federal income tax purposes. Dividends received on the Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations.

Individuals and other non-corporate U.S. holders will generally be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our Ordinary Shares are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefit of the United States-PRC income tax treaty, (2) we are neither a PFIC nor treated as such with respect to a U.S. holder for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. We applied for listing the Ordinary Shares on the NASDAQ Capital Market. Provided the listing is approved, we believe that the Ordinary Shares will be readily tradable on an established securities market in the United States and that we will be a qualified foreign corporation with respect to dividends paid on the Ordinary Shares. There can be no assurance that our Ordinary Shares will continue to be considered readily tradable on an established securities market in later years. Since we do not expect that our Ordinary Shares will be listed on established securities markets, we do not believe that dividends that we pay on our Ordinary Shares currently meet the conditions required for the reduced tax rate. However, in the event we are deemed to be a resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty and in that case, we would be treated as a qualified foreign corporation with respect to dividends paid on our Ordinary Shares. Each non-corporate U.S. holder is advised to consult its tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income for any dividends we pay with respect to our Ordinary Shares.

Dividends generally will be treated as income from foreign sources for U.S. foreign tax credit purposes and generally will constitute passive category income. In the event that we are deemed to be a PRC “resident enterprise” under the Enterprise Income Tax Law, a U.S. holder may be subject to PRC withholding taxes on dividends paid on our Ordinary Shares. See “Taxation—PRC Enterprise Income Tax.” In that case, a U.S. holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on Ordinary Shares. A U.S. holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. holder generally will recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long-term if the Ordinary Shares have been held for more than one year and generally will be U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of individuals and other non-corporate U.S. holders generally are eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations.

In the event that we are treated as a PRC “resident enterprise” under the Enterprise Income Tax Law and gain from the disposition of the Ordinary Shares is subject to tax in the PRC, a U.S. holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat the gain as PRC source income. If a U.S. holder is not eligible for the benefits of the income tax treaty or fails to make the election to treat any gain as foreign source, then such U.S. holder may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the Ordinary Shares unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). U.S. holders are advised to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances and the election to treat any gain as PRC source.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares, and unless the U.S. holder makes a mark-to-market election (as described below), the U.S. holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, for subsequent taxable years, on (i) any excess distribution that we make to the U.S. holder (which generally means any distribution paid during a taxable year to a U.S. holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. holder’s holding period for the Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. holder’s holding period prior to the first taxable year in which we are a PFIC, or pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares and any of our non- U.S. subsidiaries is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower tier PFIC for purposes of the application of these rules. U.S. holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to our Ordinary Shares, provided that the Ordinary Shares are regularly traded on the NASDAQ Capital Market. Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. holder who makes a mark-to-market election with respect to our Ordinary Shares will generally continue to be subject to the foregoing rules with respect to such U.S. holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

If a U.S. holder makes a mark-to-market election with respect to our Ordinary Shares, the U.S. holder generally will (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. Further, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the Ordinary Shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. It should also be noted that it is intended that only the Ordinary Shares will be listed on the NASDAQ Capital Market.

If a U.S. holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

We do not intend to provide information necessary for U.S. holders to make qualified electing fund elections, which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. holder is advised to consult its tax advisors regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Beijing Zhong Lun Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

Our PRC counsel has advised us that the recognition and enforcement of foreign judgments are regulated by the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. Our PRC counsel has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or social public interest.

Maples and Calder (Hong Kong) LLP, our legal counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

UNDERWRITING

We expect to enter into an underwriting agreement with Network 1 Financial Securities, Inc., as the Underwriter named therein, with respect to the Ordinary Shares in this offering. The Underwriter may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the Underwriter the number of shares indicated below:

Name	Number of shares
Network 1 Financial Securities, Inc.
Total

The Underwriter is offering the shares subject to its acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the Underwriter to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriter is obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken..

The underwriting agreement provides that the obligation of the Underwriter to take and pay for the Ordinary Shares, is subject to certain conditions precedent, including but not limited to (1) obtaining listing approval on the Nasdaq Capital Market, (2) delivery of legal opinions and (3) delivery of auditor comfort letters. To list on the Nasdaq Capital Market, we are required to satisfy the financial and liquidity requirements of Nasdaq Capital Market under the Nasdaq Listing Rules. To qualify for listing, we will need to meet the pre-tax income standard requirements of having net income of US$750,000, total shareholders’ equity of above US$4 million in the most recent fiscal year, having at least 300 round lot holders, a minimum bid price of US$3 per Ordinary Share, a minimum of 1 million unrestricted publicly-held shares, the market value of unrestricted publicly held Ordinary Shares of at least US$5 million, in addition to meeting the board independence requirement.

In order to facilitate the offering of the shares, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our shares. Specifically, if the Underwriter is concerned that there may be downward pressure on the price of our shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the Underwriter may bid for, and purchase, shares in the open market to stabilize the price of our shares. These activities may raise or maintain the market price of our shares above independent market levels or prevent or retard a decline in the market price of our shares. The Underwriter is not required to engage in these activities and may end any of these activities at any time.

Upon the declaration of effectiveness of the registration statement of which this prospectus is a part, we will enter into an underwriting agreement with the Underwriter. The terms of the underwriting agreement provide that the obligations of the Underwriter is subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and our auditors.

Discounts and Expenses

We have agreed to pay the Underwriter a fee equal to 7.5% of the gross proceeds of the offering.

We have agreed to pay a non-accountable expense allowance to the Underwriter of 1.5% of the gross proceeds of the offering. We have agreed to pay the underwriter’s reasonable out-of-pocket expenses (including reasonable clearing charges, travel and out-of-pocket expense in connection with this offering reasonable fees and expenses of legal counsel incurred by the Underwriter in connection with this offering, the cost of any due diligence meetings, and preparation of printed documents for closing and deal mementos) incurred by the Underwriter in connection with this offering up to US$150,000. We have paid an advance of US$115,000 to the Underwriter to be applied to the Underwriter’s anticipated out-of-pocket expenses. The advance will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g).

We have agreed to pay our expenses related to the offering. We estimate that our total expenses related to this offering, excluding the estimated discounts to the Underwriter and payment of the Underwriter’s accountable and non-accountable expenses referred to above, will be approximately US$1,612,000.

Except as disclosed in this prospectus, the Underwriter has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “ZGHB”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

The table below shows the per Ordinary Share and total discounts that we will pay to the Underwriter.

	Per Share	Total
Initial public offering price	$	$

Underwriting discounts to be paid by us	$	$

Proceeds, before expenses, to us	$	$

Warrants

In addition, we have agreed to grant the Underwriter non-redeemable warrants to purchase an amount equal to ten percent (10%) of the Ordinary Shares sold in the offering, which warrants will be exercisable at any time after the effective date of the registration statement, have five (5) year terms and cashless exercise options. Such warrants are exercisable at a price of 140% of the public offering price of the Ordinary Shares offered pursuant to this offering. We will register the Ordinary Shares underlying the underwriter’s warrants and will file all necessary undertakings in connection therewith. The underwriter’s warrants and the ordinary shares underlying the underwriter’s warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of the offering (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any member participating in the offering and the officers or partners thereof, and that all securities so transferred remain subject to the lock-up restriction for the remainder of the time period. The underwriter’s warrants may be exercised as to all or a lesser number of Ordinary Shares and will provide for cashless exercise. The underwriter warrants contain unlimited “piggyback” registration rights at our expense. The piggyback registration rights may be exercised at any time following issuance of the warrants but no later than five years following the effectiveness of the registration statement in compliance with FINRA rule 5110(g).

Right of First Negotiation

In addition, we have agreed to grant to the underwriter, upon the closing of this offering, a right of first negotiation to co-manage any public underwriting or private placement of debt or equity securities (excluding (i) shares issued under any compensation or stock option plan approved by our shareholders, (ii) shares issued in payment of the consideration for an acquisition or as part of strategic partnerships or transaction and (iii) conventional banking arrangements and commercial debt financing) of the Company or any subsidiary or successor of the Company, receiving the right to underwrite or place a number of the securities to be sold having an aggregate purchase price equal to a minimum of the aggregate purchase price of the Ordinary Shares being sold in this offering, until twelve (12) months after the effective date of the registration statement of which this prospectus forms a part.

Lock-up Agreements

We have agreed that, subject to certain exceptions, we will not without the prior written consent of the Underwriter, during the period ending 180 days after the closing of the offering (the “restricted period”):

●	sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company, except for the shares or options issued under the Company’s incentive plan;

●	file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company; or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our Company whether any such transaction described above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

Each of our directors and officers named in the section “Management”, and all of our existing shareholders that own 5% or more of our total outstanding shares have agreed that, subject to certain exceptions, such director, executive officer or shareholder will not, without the prior written consent of the Underwriter, during the restricted period, which is equal to 1 year from the date of this prospectus for our directors and officers and is 6 months for our 5% or more shareholders:

●	offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or capital stock of our Company including any securities convertible into or exercisable or exchangeable for such Ordinary Shares or capital stock, or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Ordinary Shares or capital stock whether any such transaction described above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

Pricing of the Offering

Prior to this offering, there has been no public market for the Ordinary Shares. The initial public offering price will be determined by negotiations between us and the Underwriter. In determining the initial public offering price, we and the Underwriter expects to consider a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the Underwriter;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the Underwriter and us.

The estimated initial public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Underwriter can assure investors that an active trading market will develop for our ordinary shares, or that the shares will trade in the public market at or above the initial public offering price.

Indemnification

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the Underwriter may be required to make for these liabilities.

Electronic Offer, Sale and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the Underwriter. In addition, Ordinary Shares may be sold by the Underwriter to securities dealers who resell Ordinary Shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as Underwriter and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia. This prospectus is not a product disclosure statement, prospectus or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the Ordinary Shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the Ordinary Shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the Ordinary Shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the Ordinary Shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada. The Ordinary Shares may not be offered, sold or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands. This prospectus does not constitute a public offer of the Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. The Underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares to any member of the public in the Cayman Islands.

European Economic Area. In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Ordinary Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Ordinary Shares to the public in that Relevant Member State at any time,

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

●	in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of Ordinary Shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of Ordinary Shares to the public” in relation to any Ordinary Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong. The Ordinary Shares may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

United Kingdom. An offer of the Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the Underwriter in relation to the Ordinary Shares must be complied with in, from or otherwise involving the United Kingdom.

Israel. This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

The address of Network 1 Financial Securities, Inc. is 2 Bridge Avenue, Suite 241 Red Bank, NJ 07701.

eXPENSES RELATED TO THIS OFFERING

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discounts) will be as follows. With the exception of the filing fees for the U.S. Securities Exchange Commission, FINRA and NASDAQ, all amounts are estimates.

U.S. Securities and Exchange Commission registration fee	$2,976
FINRA filing fee	$3,500
NASDAQ application and listing fee	$75,000
Legal fees and expenses for Chinese counsel	$120,000
Legal fees and expenses for Cayman counsel	$30,000
Legal fees and expenses for U.S. counsel	$285,000
Accounting fees and expenses	$310,000
Printing fees and expenses	$25,000
Miscellaneous	$330,000
Total	$1,181,476

LEGAL MATTERS

We are being represented by FisherBroyles, LLP with respect to legal matters of United States federal securities law. The Underwriter is being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities law. The validity of the Ordinary Shares and certain legal matters relating to the offering as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters relating to the offering as to PRC law will be passed upon for us by Beijing Zhong Lun Law Firm and for the Underwriter by Allbright Law Offices. FisherBroyles LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Beijing Zhong Lun Law Firm with respect to matters governed by PRC law. Hunter Taubman Fischer & Li LLC may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Allbright Law Offices with respect to matters governed by PRC law.

EXPERTS

Our consolidated financial statements as at February 28, 2019 and February 29, 2020, and for each of the two fiscal years then ended included herein have been so included in reliance upon the report of Friedman LLP, an independent registered public accounting firm, given on the authority of that said firm as experts in accounting and auditing.

The office of Friedman LLP is located at One Liberty Plaza, 165 Broadway 21st Floor, New York, New York 10006.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently do not file periodic reports with the SEC. Upon closing of our initial public offering, we will be required to file periodic reports (including an annual report on Form 20-F, which we will be required to file within 120 days from the end of each fiscal year), and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

CHINA ECO-MATERIALS GROUP CO. LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 29, 2020 AND FEBRUARY 28, 2019

CHINA ECO-MATERIALS GROUP CO. LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

China Eco-materials Group Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of China Eco-material Group Co., Ltd. and its subsidiaries (collectively, the “Company”) as of February 29, 2020 and February 28, 2019, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for each of the two years in the period ended February 29, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of February 29, 2020 and February 28, 2019, and the results of its operations and its cash flows for each of the two years in the period ended February 29, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2019.

New York, New York

February 19, 2021

CHINA ECO-MATERIALS GROUP CO. LIMITED

CONSOLIDATED BALANCE SHEETS

	February 29,	February 28,
	2020	2019

ASSETS
Current Assets:
Cash and cash equivalents	$3,030,897	$2,445,520
Notes receivable	35,737	1,330,821
Accounts receivable, net	4,284,129	2,962,883
Inventories, net	290,061	301,437
Advance to suppliers, net	1,205,653	318,124
Total current assets	8,846,477	7,358,785

Property, plant and equipment, net	3,121,400	2,905,772
Advance to suppliers - non current	877,814	697,769
Right-of-use lease assets, net	1,227,881	1,244,605
Deferred offering costs	189,142	-
Deferred tax assets	29,392	21,496
Loan security deposit	85,768	89,718
Total Assets	$14,377,874	$12,318,145

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term loans	$614,672	$867,277
Current portion of long-term loans	393,494	378,854
Accounts payable	353,901	54,281
Current portion of finance lease liabilities	81,718	89,488
Taxes payable	1,046,265	478,518
Due to related parties	23,156	37,799
Customer deposits	95,271	32,335
Other payables and accrued liabilities	391,749	21,463
Total current liabilities	3,000,226	1,960,015

Long-term loans	253,439	660,966
Long-term portion of finance lease liabilities	1,237,733	1,218,026
Total Liabilities	4,491,398	3,839,007

Commitments and Contingencies

Stockholders’ Equity
Ordinary Shares, $0.0001 par value, 450,000,000 shares authorized, 13,000,000 issued and outstanding at February 29, 2020 and February 28, 2019, respectively	1,300	1,300
Preferred stock, $0.0001 par value, 50,000,000 shares authorized, no shares issued and outstanding at February 29, 2020 and February 28, 2019, respectively	-	-
Additional paid-in capital	4,563,633	4,563,633
Statutory reserve	594,241	393,910
Retained earnings	5,174,348	3,578,878
Accumulated other comprehensive loss	(447,046)	(58,583)
Total Stockholders’ Equity	9,886,476	8,479,138

Total Liabilities and Stockholders’ Equity	$14,377,874	$12,318,145

The accompanying notes are an integral part of these consolidated financial statements.

CHINA ECO-MATERIALS GROUP CO. LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Year Ended February 29,	For the Year Ended February 28,
	2020	2019
Revenue
Concrete block	$3,924,295	$4,012,611
Mortar	4,872,972	2,880,000
Others	-	123,901
Total revenue	8,797,267	7,016,512

Cost of Revenue
Concrete block	2,632,486	2,823,368
Mortar	2,553,595	1,602,652
Others	-	102,727
Total cost of revenue	5,186,081	4,528,747

Gross Profit	3,611,186	2,487,765

Operating Expenses:
Selling expenses	938,861	835,985
General and administrative expenses	568,194	428,466
Total operating expenses	1,507,055	1,264,451

Income From Operations	2,104,131	1,223,314

Other Income (Expenses)
Interest expense	(150,520)	(96,807)
Government subsidy income	193,480	446,023
Other expenses, net	293	676
Total other income, net	43,253	349,892

Income Before Income Taxes	2,147,384	1,573,206

Provision for Income Taxes	351,583	214,318

Net Income	1,795,801	1,358,888

Other Comprehensive Income
Foreign currency translation adjustment	(388,463)	(263,956)

Comprehensive Income	$1,407,338	$1,094,932

Earnings Per share – Basic and Diluted	$0.14	$0.10

Weighted Average Shares Outstanding – Basic and Diluted	13,000,000	13,000,000

The accompanying notes are an integral part of these consolidated financial statements.

CHINA ECO-MATERIALS GROUP CO. LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED FEBRUARY 29, 2020 AND FEBRUARY 28, 2019

						Accumulated Other
	Ordinary Shares		Paid in	Statutory	Retained	Comprehensive
	Shares	Amount	Capital	Reserves	Earnings	Income (Loss)	Total

Balance at February 28, 2018	13,000,000	$1,300	$755,333	$272,493	$2,341,407	$205,373	$3,575,906

Capital contribution	-	-	3,808,300	-	-	-	3,808,300
Net income for the year	-	-	-	-	1,358,888	-	1,358,888
Statutory reserve	-	-	-	121,417	(121,417)	-	-
Foreign currency translation gain	-	-	-	-	-	(263,956)	(263,956)

Balance at February 28, 2019	13,000,000	$1,300	$4,563,633	$393,910	$3,578,878	$(58,583)	$8,479,138

Net income for the year	-	-	-	-	1,795,801	-	1,795,801
Statutory reserve	-	-	-	200,331	(200,331)	-	-
Foreign currency translation loss	-	-	-	-	-	(388,463)	(388,463)

Balance at February 29, 2020	13,000,000	$1,300	$4,563,633	$594,241	$5,174,348	$(447,046)	$9,886,476

The accompanying notes are an integral part of these consolidated financial statements.

CHINA ECO-MATERIALS GROUP CO. LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended February 29,	For the Year Ended February 28,
	2020	2019
Cash flows from operating activities:
Net income	$1,795,801	$1,358,888
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	552,713	440,243
Bad debt provisions	35,650	83,044
Inventory reserve	-	(34,958)
Deferred income taxes	(8,912)	(12,022)
Changes in operating assets and liabilities:
Notes receivable	1,246,452	(1,332,455)
Accounts receivable	(1,519,998)	1,084,558
Inventories	(1,911)	1,127,110
Advance to suppliers	(887,838)	395,645
Other receivable and other current assets	-	(89,665)
Accounts payable	304,443	(581,699)
Customer deposits	64,878	(25,373)
Taxes payable	593,559	(58,849)
Other payables and accrued liabilities	373,392	(30,261)
Net cash provided by operating activities	2,548,229	2,324,206

Cash flows from investing activities:
Changes in prepayment for property and equipment purchase	(212,463)	(477,049)
Acquisition of property and equipment	(778,000)	(2,212,634)
Net cash used in investing activities	(990,463)	(2,689,683)

Cash flows from financing activities:
Deferred offering costs	(190,624)	-
Repayment of finance lease liabilities	(89,359)	(67,019)
Proceeds from short-term loans	619,623	1,137,827
Repayments of short-term loans	(835,771)	(1,137,827)
Proceeds from long-term loans	-	1,047,998
Repayments of long-term loans	(349,902)	(146,591)
Capital injection from shareholders	-	3,808,300
Repayment of related party loans	(12,969)	(2,878,380)
Net cash (used in) provided by financing activities	(859,002)	1,764,308

Effect of exchange rate changes on cash and cash equivalents	(113,387)	(130,411)

Net increase in cash and cash equivalents	585,377	1,268,420

Cash and cash equivalents, beginning of year	2,445,520	1,177,100

Cash and cash equivalents, end of year	$3,030,897	$2,445,520

Supplemental disclosure information:
Cash paid for income tax	$274,368	$173,457
Cash paid for interest	$141,641	$106,265

Supplemental non-cash activities:
Right of use assets obtained in exchange for operating lease obligations	$159,422	$-

The accompanying notes are an integral part of these consolidated financial statements.

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and nature of business

China Eco-Materials Group Co. Limited (“China Eco-Materials” or the “Company”) is a limited liability company established under the laws of the Cayman Islands on January 7, 2019 as a holding company. The Company is primarily engaged in the manufacture of eco-friendly building products, autoclaved aerated concrete blocks, and ready-mixed mortar through its subsidiary, which the Company controls through contractual arrangements.

A reorganization of the legal structure was completed on May 31, 2019. The reorganization involved the incorporation of China Eco-Materials, a Cayman Islands holding company, Hong Kong Zhongnan Renewable Resources Co., Limited (“Hong Kong Zhongnan”), a Hong Kong company; and the incorporation of Nanjing Fujin Eco Technology Co., Ltd. (“Nanjing Fujin”), a new wholly foreign-owned entity (“WFOE”) formed by Hong Kong Zhongnan under the laws of the People’s Republic of China (“China” or the “PRC”).

Nanjing Fuya was formed on November 10, 2004 in city of Nanjing, PRC by three individual shareholders, and is engaged in the manufacture of eco-friendly building products, autoclaved aerated concrete blocks, and ready-mixed mortar. On May 31, 2019, Nanjing Fujin entered into a series of contractual arrangements with Nanjing Fuya and the shareholders of Nanjing Fuya. These agreements include 1) an Exclusive Business Cooperation and Management Agreement; 2) an Equity Interest Pledge Agreement, pursuant to the equity interest pledge agreement between the shareholders of Nanjing Fuya and Nanjing Fujin, such shareholders pledged all of their equity interests in Nanjing Fuya to Nanjing Fujin, to guarantee Nanjing Fuya’s performance of its obligations under the Exclusive Business Cooperation and Management Agreement. Without Nanjing Fujin’s prior written consent, the shareholders of Nanjin Fuya shall not transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Nanjing Fujin’s interests. If Nanjing Fuya breaches its contractual obligations under the aforesaid agreement, Nanjing Fujin, as the pledgee, will be entitled to certain rights and entitlements, including priority in receiving payments by the evaluation or proceeds from the auction or sale of all or part of the pledged equity interests of Nanjing Fuya, in accordance with legal procedures; 3) an Exclusive Option Agreement, and 4) Powers of Attorney. Pursuant to these agreements, Nanjing Fujin has the exclusive rights to provide consulting services to Nanjing Fuya related to the business operation and management of Nanjing Fuya. For such services, Nanjing Fuya agrees to pay service fees determined based on all of its net profit after tax payments to Nanjing Fujin or Nanjing Fujin has obligation to absorb all of the Nanjing Fuya’s losses. The agreements remains in effect until and unless all parties agree to its termination. Until such termination, the Nanjing Fuya may not enter into another agreement for the provision of management consulting services without the prior consent of Najing Fujin. In essence, Nanjing Fujin has gained effective control over Nanjing Fuya. Therefore, Nanjing Fuya is considered a Variable Interest Entity (“VIE”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”, because the equity investments in Nanjing Fuya no longer have the characteristics of a controlling financial interest, and the Company, through Nanjing Fujin, is the primary beneficiary of Nanjing Fuya. Accordingly, Nanjing Fuya has been consolidated. See Note 2.

Since China Eco-Materials and its subsidiaries are effectively controlled by the same controlling shareholders before and after the Reorganization, they are considered to be under common control. The above-mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Upon the reorganization, the Company has subsidiaries in countries and jurisdictions including PRC, Hong Kong and Cayman Islands. Details of the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
China Eco-Materials	January 7, 2019	Cayman Islands	Parent, 100	Holding Company
HongKong Zhongnan	April 9, 2018	Hong Kong	100	Holding Company
Nanjing Fujin	May 23, 2019	Jiangsu, China	100	Holding Company
Nanjing Fuya	November 10, 2004	Jiangsu, China	0 (VIE)	Development of building materials marketing and manufacture eco-friendly building products

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied. The consolidated financial statements include the accounts of the Company, its subsidiaries, and the VIE. All intercompany transactions and balances between the Company, its subsidiaries and the VIE are eliminated upon consolidation.

Consolidation of Variable Interest Entity

A VIE is an entity that either has a total equity investment that is insufficient to finance its activities without additional subordinated financial support, or whose equity investments lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary of, and must consolidate, the VIE.

Nanjing Fujin is deemed to have a controlling financial interest in and be the primary beneficiary of Nanjing Fuya because it has both of the following characteristics:

(1)	The power to direct activities at Nanjing Fuya that most significantly impact such entity’s economic performance, and
(2)	The right to receive benefits from Nanjing Fuya that could potentially be significant to such entity.

Pursuant to the contractual arrangements with Nanjing Fuya, Nanjing Fuya pays service fees equal to all of its net profit after tax payments to Nanjing Fujin. Such contractual arrangements are designed so that the Nanjing Fuya’s operate for the benefit of Nanjing Fujin and ultimately, the Company.

Accordingly, the accounts of the Nanjing Fuya are consolidated in the Company’s financial statements pursuant to ASC 810-10, Consolidation. In addition, their financial positions and results of operations are included in the Company’s financial statements. The carrying amount of this VIE’s assets and liabilities are as follows:

	February 29, 2020	February 28, 2019

Current assets	$8,846,477	$7,358,785
Plant and equipment, net	3,121,400	2,905,772
Other non-current assets	2,409,997	2,053,588
Total assets	14,377,874	12,318,145
Total current liabilities	(2,898,507)	(1,962,589)
Total non-current liabilities	(1,491,172)	(1,878,992)

	For the year ended February 29, 2020	For the year ended February 28, 2019

Revenue	$8,797,267	$7,016,512
Operating expenses	$1,363,131	$1,264,451
Net income	$1,939,725	$1,358,888

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies (continued)

	For the year ended February 29, 2020	For the year ended February 28, 2019

Net cash provided by operating activities	$2,548,229	$2,324,206
Net cash used in investing activities	$(990,463)	$(2,689,683)
Net cash (used in) provided by financing activities	$(859,002)	$1,764,308
Net increase in cash and cash equivalents	$585,377	$1,268,420

Risks and uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, in addition to the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expense transactions are denominated in RMB, and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China, the central bank of China. Remittances in currencies other than RMB may require certain supporting documentation in order to effectuate the remittance.

The Company does not carry any business interruption insurance, product liability insurance or any other insurance policy except for a limited property insurance policy. As a result, the Company may incur uninsured losses, increasing the possibility that investors would lose their entire investment in the Company.

Nanjing Funiushan Copper Co., Ltd., a third party, has agreed, pursuant to the terms of a letter agreement with Nanjing Copper, dated March 10, 2016, to provide us with free mining waste until March 31, 2031, which reduces the cost of our products, and helps us compete more effectively in the market. Although contractually obligated, Nanjing Funiushan Copper Co., Ltd. could ultimately discontinue to supply us with free mining waste, a primary raw material for our product, which could have a material adverse impact on our results of operations. See Note 2, Concentrations of credit risk.

In December 2019, a novel strain of coronavirus (“COVID-19”) has surfaced in Wuhan, China. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic. The outbreak has reached more than 160 countries, resulting in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. The Chinese government has ordered quarantines, travel restrictions, and the temporary closure of stores and facilities in early 2020. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses.

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies (continued)

Because of the shelter-in-place orders and travel restrictions mandated by the Chinese government, employees of the Company could not return to work on time after the Chinese New Year holiday of 2020 until early March 2020 and the transportation of raw materials and finished products were delayed or halted between January and February 2020, which adversely impacted the Company’s production and sales, as well as the construction of its new wet-mix mortar facility during that period. Although the production and sales have gradually recovered since March 2020 and the Company resumed the construction of its new facility in December 2020, any resurgence of COVID-19 might further impact the Company’s production and sales or delays the construction, and the Company’s financial condition, results of operations, and cash flows could continue to be adversely affected.

Although the COVID-19 outbreak seems to have been under relative control in China since May 2020, it may continue to materially adversely affect the Company’s business operations and condition and operating results for 2021, including but not limited to material negative impact on its total revenue, slower collection of accounts receivables, and additional allowance for doubtful accounts if there is any resurgence of COVID-19. Because of the significant uncertainties surrounding the COVID-19 outbreak, the Company cannot reasonably estimate the extent of the potential business disruption and the related financial impact.

Use of estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting years. Significant items subject to such estimates and assumptions include, but are not limited to, the useful lives of property and equipment; allowance for doubtful accounts and advance to suppliers; assumptions related to the consolidation of entities in which the Company holds variable interest; the valuation of inventories; the useful lives and implicit interest rate of finance leases and the realization of deferred tax assets. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash on deposits and other highly liquid investments which are unrestricted as to withdrawal or use, and which have maturities of three months or less when purchased. The Company maintains cash and cash equivalents with various financial institutions mainly in the PRC. Cash balances in bank accounts in PRC are not insured by the Federal Deposit Insurance Corporation or other programs.

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies (continued)

Accounts receivable, net

Accounts receivable are recorded at net realizable value consisting of carrying amount less an allowance for uncollectible accounts, as necessary. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowance when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customers’ historical payment history, their current credit-worthiness and current economic trends. As of February 29, 2020 and February 28, 2019, the allowances for doubtful accounts were $114,524 and $61,054, respectively. Accounts are written off against the allowance after efforts at collection prove unsuccessful.

Inventory, net

Inventories consist of raw materials and finished goods and are stated at the lower of cost or net realizable value. The cost of inventories is calculated using the weighted average basis. The Company reviews its inventories periodically to determine if any reserves are necessary for potential obsolescence or if the carrying value exceeds net realizable value. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products.

Advance to suppliers, net

Advance to suppliers represent prepayments made to certain suppliers for equipment purchases and raw materials purchases. To ensure continuous high-quality supplies and favorable purchase prices of raw materials, the Company is required from time to time to make cash advances when placing its purchase orders. The Company reviews its advance to suppliers on a periodic basis and makes general and specific allowances when there is doubt as to the ability of a supplier to provide supplies to the Company or refund the advance. As of February 29, 2020 and February 28, 2019, the allowances for doubtful accounts were $133 and $21,888, respectively.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life.

Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. The estimated useful lives for significant property and equipment are as follows:

Useful life
Leasehold improvements	10 years
Machinery and equipment	5-10 years
Transportation equipment	5-10 years
Office equipment	5-10 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized.

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies (continued)

The cost and related accumulated depreciation of assets sold or otherwise retired are removed from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income.

Construction-in-progress represents property and buildings under construction and consists of construction expenditures, equipment procurement, and other direct costs attributable to the construction. No depreciation is provided for construction in progress until it is completed and placed into service.

Leased property under finance leases

The Company early adopted ASU 2016-02, “Leases” on February 28, 2017 and used modified retrospective method that requires application at the beginning of the earliest comparative year presented. The most significant impact upon adoption relates to the recognition of new Right-of-use (“ROU”) assets and lease liabilities on the Company’s balance sheet for office space leases. Upon adoption, the Company recognized additional lease liabilities of approximately $1.5 million, with corresponding ROU assets of the same amount based on the present value of the remaining rental payments under current leasing standards for existing leases. The remaining balance of lease liabilities are presented within current portion of finance lease liabilities and the non-current portion of lease liabilities on the Consolidated Balance Sheet. See Note 14 for further discussion.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition below are the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no indicators of impairments of these assets as of February 29, 2020 and February 28, 2019.

Fair value of financial instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

Level 3 - inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, advances to suppliers, accounts payable, customer deposits, accrued expenses, short-term loans and long-term loans approximate their recorded values due to their short-term maturities.

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies (continued)

Revenue recognition

On March 1, 2017, the Company adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (FASB ASC Topic 606) using the modified retrospective approach. The results of applying Topic 606 using the modified retrospective approach were insignificant and did not have a material impact on the Company’s consolidated financial condition, results of operations, cash flows, business process, controls or systems.

The core principle underlying the revenue recognition ASU is that the Company will recognize revenue to represent the transfer of goods to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The majority of the Company’s contracts have one single performance obligation as the promise to transfer the individual goods is not separately identifiable from other promises in the contracts and is, therefore, not distinct. The Company’s revenue streams are recognized at a point in time.

Revenue is recognized or realizable and earned when all five of the following criteria are met: (1) Identify the Contract with a Customer, (2) Identify the Performance Obligations in the Contract, (3) Determine the Transaction Price, (4) Allocate the Transaction Price to the Performance Obligations in the Contract, and (5) Recognize Revenue When (or As) the Entity Satisfies a Performance Obligation. Revenue is reported net of all value added taxes. The Company generally does not permit customers to return products and historically, customer returns have been immaterial.

There were no contract assets as of February 29, 2020 and February 28, 2019. For the fiscal years ended February 29, 2020 and February 28, 2019, revenue recognized from performance obligations related to prior periods was insignificant. Revenue expected to be recognized in any future periods related to remaining performance obligations is insignificant.

Please see Note 15 – Segment reporting for details of revenue disaggregation.

Cost of revenues

Cost of revenues includes cost of raw materials purchased, inbound freight cost, cost of direct labor, depreciation expense, finance lease interest and other overhead. Write-down of inventory for lower of cost or net realizable value adjustments is also recorded in cost of revenues.

Shipping and handling

All shipping and handling costs are expensed as incurred and included in selling expenses. Total shipping and handling expenses were $670,078 and $603,249 for the years ended February 29, 2020 and February 28, 2019, respectively.

Government subsidy income

The company is a waste resources recycling enterprise and the sustainable and recyclable production line is qualified for the government grants. The Company periodically receives various government grants such as “VAT refund” and “Special Fund Subsidy”. The Company does not have performance obligations regarding to receipts of subsidy income. There is no guarantee the Company will continue to receive such grants in the future.

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies (continued)

Income taxes

The Company is subject to the income tax laws of the PRC. No taxable income was generated outside the PRC for the years ended February 29, 2020 and February 28, 2019. The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or future deductibility is uncertain.

ASC 740-10-25 “Accounting for Uncertainty in Income Taxes,” prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. It also provides guidance on the recognition of income tax assets and liabilities, classification accounting for interest and penalties associated with tax positions, years open for tax examination, accounting for income taxes in interim periods and income tax disclosures. There were no material uncertain tax positions as of February 29, 2020 and February 28, 2019. All tax returns since the Company’s inception are subject to examination by tax authorities.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17%, depending on the type of products sold. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products.

Each local tax authority at times may grant tax holidays to local enterprises as a way to encourage entrepreneurship and stimulate local economy. The Company is entitled to obtain a 70% VAT refund as a result of that Nanjing Fuya’s products using industrial wastes as their raw materials; because the Company’s products use 70% or more industrial waste as their raw materials, they are qualified for such preferential treatment. For the years ended February 29, 2020 and February 28, 2019, the Company received $179,071 and $415,632 in VAT refunds, respectively, recorded as government subsidy income.

Concentrations

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, trade accounts receivable and advances to suppliers. All of the Company’s cash is maintained with banks within the People’s Republic of China of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts. A significant portion of the Company’s sales are credit sales which are primarily to customers whose ability to pay are dependent upon the industry economics prevailing in these areas. The Company also makes cash advances to certain suppliers to ensure the stable supply of key raw materials. The Company performs ongoing credit evaluations of its customers and key suppliers to help further reduce credit risk.

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies (continued)

For the year ended February 29, 2020, three major customers accounted for approximately 30%, 25% and 23% of the Company’s total sales. For the year ended February 28, 2019, three major customers accounted for approximately 30%, 20% and 12% of the Company’s total sales, respectively. As of February 29, 2020, two customers’ accounts receivable accounted for 37% and 26% of the total outstanding accounts receivable balance, respectively. As of February 28, 2019, three customers’ accounts receivable accounted for 24%, 14% and 11% of the total outstanding accounts receivable balance, respectively. Any decrease in sales to these major customers may negatively impact the Company’s operations and cash flows if the Company fails to increase its sales to other customers. The percentage of the Company’s total sales for major customers consisted of the following:

Customer	For the years ended February 29, 2020	For the years ended February 28, 2019
A	30%	30%
B	25%	6%
C	23%	20%
D	4%	12%

The Company relies on third parties to provide supplies, including mining waste (i.e. iron tailings and copper tailings) and fly-ash, which are necessary for operations. If any major suppliers stop doing business with the company such that the Company is unable to source sufficient raw materials, this, may negatively impact the Company’s operations and cash flows if the Company fails to increase its purchases from other suppliers. The Company also relies on fine mining waste as a primary raw material for their products free of charge from Nanjing Funiushan Copper Co., Ltd. If the Company could not obtain sufficient supplies of these materials or this sources of supply ceased to be available to them, they could experience shortages in materials or be unable to meet their commitments to customers. Alternative sources of supply could be more expensive or, in some cases, not available.

For the year ended February 29, 2020, four major suppliers accounted for approximately 37%, 22%, 17% and 11% of the total purchases, respectively. For the year ended February 28, 2019, four major suppliers accounted for approximately 49%, 17%, 14% and 12% of the total purchases, respectively. Nanjing Funiushan Copper Co., Ltd. was not calculated in the Company’s major suppliers since the Company was not technically purchased from them. Advance payments to three major vendors accounted for 44%, 26% and 12% of the total advance payments outstanding as of February 29, 2020, and advance payments to four major vendors accounted for 36%, 25%, 18% and 13% of the total advance payments outstanding as of February 28, 2019, respectively. Accounts payable to three major vendors accounted for 60%, 20% and 14% of the total accounts payable outstanding as of February 29, 2020, and accounts payable to two major vendors accounted for 50% and 21% of the total accounts payable outstanding as of February 28, 2019, respectively.

Comprehensive income

Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income consists of foreign currency translation adjustment from the Company not using the U.S. dollar as its functional currency.

Foreign currency translation

The Company’s financial information is presented in U.S. dollars (“USD”). The functional currency of the Company is the Chinese Yuan, Rimini (“RMB”), the currency of the PRC. Any transactions which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China prevailing at the dates of the transactions, and exchange gains and losses are included in the statements of operations as foreign currency transaction gain or loss. The consolidated financial statements of the Company have been translated into U.S. dollars in accordance with ASC 830, “Foreign Currency Matters”. The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates for assets and liabilities and average exchange rates for revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income in stockholder’s equity. Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

The exchange rates in effect as of February 29, 2020 and February 28, 2019 were RMB1 for $0.1429 and $0.1495, respectively. The average exchange rates for the years ended February 29, 2020 and February 28, 2019 were RMB1 for $0.1441 and $0.1497, respectively.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average Shares outstanding for the period. Diluted presents the dilutive effect on a per share basis of potential Shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended February 29, 2020 and February 28, 2019, the Company had no potential Shares outstanding that could potentially dilute EPS in the future.

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of significant accounting policies (continued)

Statement of cash flows

In accordance with ASC 230, “Statement of Cash Flows,” cash flows from the Company’s operations are formulated based upon local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Recent accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. In November 19, 2019, the FASB issued ASU 2019-10 to amend the effective date for ASU 2016-13 to be fiscal years beginning after December 15, 2022 and interim periods therein. The Company has not yet evaluated the potential impact this standard will have on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement,” to improve the effectiveness of disclosures in the notes to financial statements related to recurring or nonrecurring fair value measurements by removing amounts and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, and the valuation processes for Level 3 fair value measurements. The new standard requires disclosure of the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company will adopt this standard on March 2, 2020 for fiscal year ending February 28, 2021 and is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,” which removes certain exceptions to the general principles in Topic 740, and also improves consistent application of and simplify U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted. The Company expects that the adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

Note 3 – Accounts receivable, net

Accounts receivable consisted of the following:

	February 29, 2020	February 28, 2019

Trade accounts receivable	$4,398,653	$3,023,937
Less: allowance for doubtful accounts	(114,524)	(61,054)

Accounts receivable, net	$4,284,129	$2,962,883

Note 4 – Notes receivable

Notes receivable do not carry a stated interest rate, but have a specific due date usually for a period of six months. These notes are negotiable documents issued by financial institutions on the Company’s customer’s behalf to the Company. These notes can either be endorsed by the Company to other third parties as payment, or can be factored to other financial institutions before becoming due. These notes are short-term in nature. As of February 29, 2020 and February 28, 2019, the Company had notes receivable of $35,737 and $1,330,821 from multiple customers, respectively.

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 – Inventory, net

Inventory consisted of the following:

	February 29, 2020	February 28, 2019

Raw materials	$219,020	$270,590
Finished goods	73,952	33,892
Subtotal	292,972	304,482
Inventory reserve	(2,911)	(3,045)
Total	$290,061	$301,437

Note 6 – Advance to suppliers, net

Advance to suppliers consisted of the following:

	February 29, 2020	February 28, 2019

Advances for raw material purchasing	$1,205,786	$340,012
Advances for equipment purchasing	877,814	697,769
Subtotal	2,083,600	1,037,781
Less: allowance for doubtful accounts	(133)	(21,888)
Total advance to suppliers, net	2,083,467	1,015,893
Less: net current portion of advance to suppliers	(1,205,653)	(318,124)
Non-current advance to suppliers	$877,814	$697,769

Note 7 – Property and equipment, net

Property, plant and equipment, net, consisted of the following:

	February 29, 2020	February 28, 2019

Machinery and equipment	$3,594,620	$2,952,844
Transportation equipment	174,366	182,397
Leasehold improvements	165,016	172,616
Office equipment	96,602	101,051
	4,030,604	3,408,907
Construction in progress	521,115	545,115
Accumulated depreciation	(1,430,319)	(1,048,250)
Property and equipment, net	$3,121,400	$2,905,772

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Property and equipment, net (continued)

Depreciation expense was $431,671 and $347,338 for the years ended February 29, 2020 and February 28, 2019, respectively.

The Company’s construction in progress primarily consisted of expenditure incurred on construction of the Company’s wet-mix mortar production infrastructure under Nanjing Fuya. As of February 29, 2020, only the infrastructure construction has been substantially completed. The total planned capital investment for the whole project is around RMB 20 million (approximately $3 million) by the Company’s estimation, which consists of (i) 0.5 million to build infrastructure in Najing Fuya, (ii) $1.1 million to build a new factory facility in Nanjing Fuya, (iii) investments of approximately $1.4 million in the new production lines and equipment for Nanjing Fuya. The Company suspended the construction of wet-mix mortar production facility due to the impact of COVID-19 and resumed in December 2020. The construction of the project is expected to be fully completed by August 2021.

Note 8 – Rights to use lease assets, net

Rights to use lease assets, net consisted of the following:

	February 29, 2020	February 28, 2019

Leased property under finance lease	$1,098,886	$984,064
Leased land use rights under finance lease	437,420	457,566
Subtotal	1,536,306	1,441,630
Less: accumulated amortization	(308,425)	(197,026)
Rights to use lease assets, net	$1,227,881	$1,244,605

Amortization expense was $121,042 and $92,905 for the years ended February 29, 2020 and 2019, respectively. As of February 29, 2020, $1,098,886 of the leased property under finance leases was from related party transactions, as discussed in Note 12 to the consolidated financial statements.

The estimated amortization expenses for each of the five succeeding years is as follows:

Year ending February 28,	Amortization expense
2021	$104,468
2022	104,468
2023	104,468
2024	104,468
2025	104,468
Thereafter	705,543
Total	$1,227,881

Note 9 – Short-term loans

Short-term loans consisted of the following:

	February 29, 2020	February 28, 2019

Agricultural Bank of China (1)	$471,725	$568,217
China Construction Bank (2)	142,947	149,530
Bank of Jiangsu (3)	-	149,530
Total	$614,672	$867,277

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 – Short-term loans (continued)

(1)	On December 19, 2018, Nanjing Fuya entered into a loan agreement with Agricultural Bank of China (“ABC”) to borrow RMB 3.8 million (equivalent to $568,217 as of February 28, 2019) as working capital for ten months with a due date on December 10, 2019 and an annual interest rate of 4.35%. The loan was guaranteed by three shareholders, two former shareholders and two employees of the Company. Mr. Geng Lin, a member of the board and a major shareholder, and Ms. Xiaoqin Lei, a former shareholder, pledged their personal property and land use right as collateral. Mr. Jinru Lin, the Chairman of the board of directors of the Company, also pledged his personal property and land use right, as additional collateral. On December 13, 2019, the Company renewed this loan with ABC to borrow a different amount of RMB 3.3 million (equivalent to $471,725 as of February 29, 2020) as working capital with same annual interest rate and two new maturity dates, of which RMB 0.3 million was due on November 10, 2020, which was fully repaid upon maturity, and RMB 3 million was due on December 10, 2020, which was renewed on December 25, 2020 with same annual interest rate. The new loan has three different maturity dates, of which RMB 0.4 million is due on March 10, 2021, RMB 0.8 million is due on September 10, 2021, and RMB 1.8 million is due on November 10, 2021.

(2)	On June 22, 2018, Nanjing Fuya entered into a line of credit agreement with China Construction Bank to borrow RMB 1 million (equivalent to $149,530 as of February 28, 2019) as working capital for one year, with an annual interest rate of 7.395%. This loan, borrowed under the Company’s line of credit agreement, was required to be repaid before the maturity date, June 22, 2019. The loan was repaid in full on June 21, 2019. On March 22, 2019 and June 21, 2019, Nanjing Fuya borrowed RMB 480,000 (equivalent to $68,615 as of February 29, 2020) and RMB 520,000 (equivalent to $74,332 as of February 29, 2020), respectively, as working capital for one year with an annual interest rate of 5.0025% under its line of credit agreement with new maturity dates were March 22, 2020 and June 21, 2020, respectively. Both loans were renewed upon maturity under its line of credit agreement with two new maturity dates were March 22, 2021 and March 21, 2021, respectively.

(3)	On June 21, 2018, the Company entered into a loan agreement with Bank of Jiangsu to borrow RMB 1 million (equivalent to $149,530 as of February 28, 2019) with a repayment date of June 22, 2019 and an annual interest rate of 7.395%. The loan was guaranteed by Mr. Jinru Lin. The loan was repaid in full on June 17, 2019.

For the years ended February 29, 2020 and February 28, 2019, interest expense on all short-term loans amounted to $36,972 and $49,654, respectively.

Note 10 – Long-term loans

Long-term loans consisted of the following:

	February 29, 2020	February 28, 2019

Mercedes Benz Auto Finance Co., Ltd. (1)	$41,997	$93,390
Shenzhen Qianhai Webank (2)	228,715	396,256
Chailease International Finance Corp. (3)	376,221	550,174
Subtotal	646,933	1,039,820
Less: current maturities of long-term loans	(393,494)	(378,854)
Noncurrent portion of long-term loans	$253,439	$660,966

(1)	On December 27, 2017, the Company obtained an auto loan of RMB 1.29 million (equivalent to $203,546 as of February 28, 2018) from Mercedes Benz Auto Finance Co., Ltd. with an annual interest rate of 6.99%. The annual principal and interest payment is $54,483 and the term of the arrangement is three years. The Company is required to make monthly interest payments with principal due at maturity. This loan has been fully repaid in December 2020 upon maturity.

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 – Long-term loans (continued)

(2)	In October 2018, the Company obtained two loans of RMB 0.3 million (equivalent to $44,859 as of February 28, 2019) and RMB 2.7 million (equivalent to $403,732 as of February 28, 2019) from Shenzhen Qianhai Webank as working capital for two years and three years, respectively. The annual interest rate is 10.8%. These loans borrowed under the Company’s line of credit agreement require monthly interest payments with the principal due at maturity.

Future obligations for payments of this long-term loan are as below:

Twelve months ended February 28,
2021	$142,947
2022	85,768
Total	$228,715

(3)	On November 30, 2018, the Company obtained a loan of RMB 4 million (equivalent to $598,122 as of February 28, 2019) from Chailease International Finance Corp. for three years, for equipment purchasing. The annual interest rate is 13.86%. The Company pledged its equipment as the collateral. The Company was also required to deposit RMB 0.4 million (equivalent to $89,718 as of February 28, 2019) as loan security deposit to guarantee this loan. The Company is required to make monthly interest payments with the principal due at maturity.

Future obligations for payments of this long-term loan are as below:

Twelve months ended February 28,
2021	$208,550
2022	167,671
Total	$376,221

For the years ended February 29, 2020 and 2019, interest expense on all long-term loans amounted to $114,632 and $47,143, respectively.

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 - Equity

Ordinary Shares

China Eco-Materials (or the “Company”) is established under the laws of the Cayman Islands on January 7, 2019 with 500,000,000 authorized ordinary shares. As of February 29, 2020 and February 28, 2019, 13,000,000 ordinary shares were issued and outstanding with a par value of US$0.0001. In October, 2019, the Company amended its Memorandum of Association to redistribute the authorized ordinary shares from 500,000,000 shares at par value of $0.0001 per share to (i) 450,000,000 ordinary shares of par value of $0.0001 each; and (ii) 50,000,000 preferred shares of par value of $0.0001 each. As a part of the company’s recapitalization prior to completion of its initial public offering, the Company has retroactively restated all shares and per share data for all the periods presented.

Additional Paid-in Capital

Nanjing Fuya’s initial registered capital was RMB 500,000 (approximately $0.06 million) when it was established in 2004. After registered capital increases and capital contributions, the registered capital of Nanjing Fuya was increased to RMB 5,000,000 (approximately $0.8 million) in June 2011. On April 15, 2018, the Shareholders approved a resolution to increase the registered capital by RMB 30 million (approximately $4.6 million). The additional capital was fully funded on September 26, 2018 by its shareholders.

Statutory Reserve

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the surplus reserve are made at the discretion of the Board of Directors. As of February 29, 2020 and February 28, 2019, the balance of statutory reserve was $594,241 and $393,910, respectively.

Note 12 – Related Party transactions

Due to related parties

From time to time, the Company borrowed loans as working capital from Mr. Jinru Lin, Chairman of the board of directors of the Company. As of February 29, 2020 and February 28, 2019, the Company owed Mr. Jinru Lin $23,156 and $37,799, respectively. The balance due to related parties is interest-free and due upon demand. See Note 14 for more details.

Related Party Leases

The Company leases its factory and office building facility from Mr. Jinru Lin, Chairman of the Board of Directors of the Company, who is the majority shareholder of the Company. The Company is obligated to pay an annual base rent under this annual lease agreement (refer to Note 14). The rental payments related to this lease were $123,820 and $92,823 for the years ended February 29, 2020 and February 28, 2019, respectively.

Note 13 – Taxes

Corporation Income Tax (“CIT”)

The Company is subject to income taxes on an entity basis on income derived from the location in which each entity is domiciled.

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 – Taxes (continued)

China ECO-Materials is incorporated in the Cayman Islands as an offshore holding company and is not subject to tax on income or capital gain under the laws of the Cayman Islands.

Hong Kong Zhongnan is incorporated in Hong Kong as a holding company with no activities. Under the Hong Kong tax laws, an entity is not subject to income tax if no revenue is generated in Hong Kong.

Under the Enterprise Income Tax (“EIT”) Law of PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemptions may be granted on case-by-case basis. EIT grants preferential tax treatment to companies whose products using industrial wastes as their raw materials. Under this preferential tax treatment, Companies that meet these conditions are entitled to exempt 10% of their revenue from income tax. Nanjing Fuya is entitled to exempt 10% of its revenue from income tax beginning in January 2018 and will remain available to enjoy this preferential treatment until the local government amends or cancels the relevant policy. The estimated tax savings as a result of the tax break for the years ended February 29, 2020 and February 28, 2019 amounted to $219,932 and $175,413, respectively. Per share effects of the tax exemption were $0.02 and $0.01 for the years ended February 29, 2020 and February 28, 2019, respectively.

The following table reconciles the statutory rate to the Company’s effective tax rate:

	For the year ended February 29, 2020	For the year ended February 28, 2019

China Statutory income tax rate	25.0%	25.0%
Effect of PRC preferential tax holidays	(10.2)%	(11.2)%
Non-taxable income	(0.2)%	(0.5)%
Non-PRC entities not subject to PRC tax	1.7%	-
Non-deductible expenses-permanent difference	0.1%	0.9%
Change in valuation allowance	-	(0.6)%
Effective tax rate	16.4%	13.6%

The provision for income tax consists of the following:

	For the year ended February 29, 2020	For the year ended February 28, 2019

Current income tax provision	$360,495	$226,340
Deferred income tax benefit	(8,912)	(12,022)
Total	$351,583	$214,318

Deferred income taxes reflect the net effects of the temporary difference between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. The Company’s deferred tax assets as of February 29, 2020 and February 28, 2019 were $29,392, and $21,496, respectively, which were derived from the temporary difference from provision for doubtful accounts. The Company periodically evaluates the likelihood of the realization of deferred tax assets and reduces the carrying amount of the deferred tax assets by a valuation allowance to the extent it believes a portion will not be realized. No allowance for deferred tax assets was considered necessary for the years ended February 29, 2020 and February 28, 2019.

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 – Taxes (continued)

Taxes Payable

The Company’s taxes payable consists of the following:

	February 29, 2020	February 28, 2019

VAT tax payable	$339,049	$223,619
Income tax payable	544,410	195,398
Land use tax and other taxes payable	162,805	59,501
Total taxes payable	$1,046,265	$478,518

Note 14 – Commitments

Leases

On April 28, 2011, the Company entered into a lease agreement with a third party to lease 10 mu (equivalent to 71,759 square feet) of land use rights for a factory for 20 years with annual rent of RMB 300K (approximately $44,859 as of February 28, 2019). Per the new lease standard ASC 842, this lease should be treated as a finance lease. Management determined the loan interest rate of 6.8% at 2017 is the reasonable discount rate for the lease. See Note 8 to the consolidated financial statements for additional information on lease land use rights.

The Company also leased its factory and office building facility from a related party, Mr. Jinru Lin - See Note 12, Related Party Transactions. The Company is obligated to pay an annual base rent under an annual lease agreement. Due to the Company’s leasing the land use rights for its factory for 20 years, as per the new lease standard ASC 842-10-55, this lease is also treated as finance lease. Management determined the loan interest rate of 4.9% at 2017 is the reasonable discount rate for the lease. See Note 8 for additional information.

The following is a summary of future minimum lease payments, including renewal options the Company has determined to be reasonably assured, for all finance leases as of February 29, 2020:

Year ending February 28,	Land use rights under finance lease	Property under finance lease	Total finance leases
2021	$42,884	$102,922	$145,806
2022	42,884	102,922	145,806
2023	42,884	102,922	145,806
2024	42,884	102,922	145,806
2025 and thereafter	307,336	863,399	1,170,735
Total minimum lease payments including interest	478,872	1,275,087	1,753,959
Less: amounts representing interest	110,622	323,886	434,508
Present value of minimum lease principal payments	368,250	951,201	1,319,451
Less: current portion of principal payment obligations under finance leases	25,405	56,313	81,718
Long-term portion of principal payment obligations under finance leases	$342,845	$894,888	$1,237,733

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 – Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on management’s assessment, the Company has determined that it has three operating segments as defined by ASC 280, including concrete blocks, mortar and others.

Adjustments and eliminations of inter-company transactions were not included in determining segment (loss) profit, as they are not used by the chief operating decision maker.

The following table presents summary information by segment for the years ended February 29, 2020 and February 28, 2019, respectively:

	For the year ended February 29, 2020
	Concrete block	Mortar	Others	Total
Revenues	$3,924,295	$4,872,972	$-	$8,797,267
Cost of goods sold	2,632,486	2,553,595	-	5,186,081
Gross profit	1,291,809	2,319,377	-	3,611,186
Depreciation and amortization	246,555	306,158	-	552,713
Capital expenditures	-	778,000	-	778,000
Income from operations	938,613	1,165,518	-	2,104,131
Provision for income taxes	156,835	194,748	-	351,583
Segment profit	801,073	994,728	-	1,795,801
Segment assets as of February 29, 2020	$5,143,314	$9,234,560	$-	$14,377,874

	For the year ended February 28, 2019
	Concrete block	Mortar	Others	Total
Revenues	$4,012,611	$2,880,000	$123,901	$7,016,512
Cost of goods sold	2,823,368	1,602,652	102,727	4,528,747
Gross profit	1,189,243	1,277,348	21,174	2,487,765
Depreciation and amortization	251,767	180,702	7,774	440,243
Capital expenditures	974,682	1,237,952	-	2,212,634
Income from operations	704,365	505,549	13,400	1,223,314
Provision for income taxes	123,401	88,569	2,348	214,318
Segment profit	783,291	562,197	13,400	1,358,888
Segment assets as of February 28, 2019	$5,888,526	$6,324,777	$104,843	$12,318,145

All long-lived assets were located in China as of February 29, 2020 and February 28, 2019, respectively. 100% of the sales were made to customers in China for the years ended February 29, 2020 and February 28, 2019, respectively.

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 – Subsequent events

These consolidated financial statements were approved by management and available for issuance on February 19, 2021. The Company evaluated subsequent events through the date these consolidated financial statements were issued.

Long-term loan

On March 30, 2020, the Company obtained a loan of RMB 3 million (equivalent to $428,841 as of February 29, 2020) from Maxwealth Financial Leasing Co., Ltd. for two years, for equipment purchasing with an annual interest rate equaling the Benchmark interest rate of the people’s Bank of China (4.75% as of March 30, 2020). The Company pledged its equipment as the collateral. The loan also was guaranteed by Mr. Jinru Lin, the Chairman of the board of directors of the Company. The Company is required to make monthly interest payments with the principal due at maturity.

On November 13, 2020, Nanjing Fuya obtained a loan of RMB 1.5 million (equivalent to $214,420 as of February 29, 2020) from Chailease International Finance Corp. for 3.5 years, for equipment purchasing with an annual interest rate of 14.41%. The Company pledged its equipment as the collateral. The Company was also required to deposit RMB 225,000 (approximately $32,163) as loan security deposit to guarantee this loan. The Company is required to make monthly interest payments with the principal due at maturity.

Note 17 – Condensed financial information of the parent company

Pursuant to the requirements of Rule 12-04(a), 5-04(c), and 4-08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiaries exceed 25% of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s PRC subsidiaries exceeded 25% of the consolidated net assets of the Company. Therefore, the condensed financial statements of the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances, or cash dividends without the consent of a third party.

The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investments in its subsidiaries and VIE. The parent company and its subsidiaries, and VIE were included in the consolidated financial statements where inter-company balances and transactions were eliminated upon consolidation. For purpose of the parent company’s stand-alone financial statements, its investments in subsidiaries and VIE were reported using the equity method of accounting. The parent company’s share of income from its subsidiaries and VIE were reported as share of income of subsidiaries and VIE in the accompanying parent company financial statements.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted.

The Company did not pay any dividend for the periods presented. As of February 29, 2020 and February 28, 2019, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those separately disclosed in the consolidated financial statements, if any.

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17 – Condensed financial information of the parent company (continued)

CHINA ECO-MATERIALS GROUP CO. LIMITED

PARENT COMPANY BALANCE SHEETS

	As of February 29, 2020	As of February 28, 2019
ASSETS
Non-current assets
Investment in subsidiaries and VIE	$9,988,195	$8,479,138

Total assets	$9,988,195	$8,479,138

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accrued expenses and other current liabilities	$101,719	$-
Total current liabilities	101,719

STOCKHOLDERS’ EQUITY
Ordinary Shares, $0.0001 par value, 450,000,000 shares authorized, 13,000,000 issued and outstanding at February 29, 2020 and February 28, 2019, respectively	1,300	1,300
Preferred stock, $0.0001 par value, 50,000,000 shares authorized, no shares issued and outstanding at February 29, 2020 and February 28, 2019, respectively	-	-
Additional paid-in capital	4,563,633	4,563,633
Statutory reserve	594,241	393,910
Retained earnings	5,174,348	3,578,878
Accumulated other comprehensive loss	(447,046)	(58,583)
Total stockholders’ equity	9,886,476	8,479,138

Total liabilities and stockholders’ equity	$9,988,195	$8,479,138

CHINA ECO-MATERIALS GROUP CO. LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17 – Condensed financial information of the parent company (continued)

CHINA ECO-MATERIALS GROUP CO. LIMITED

PARENT COMPANY STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Year Ended February 29, 2020	For the Year Ended February 28, 2019
GENERAL AND ADMINISTRATIVE EXPENSES	$(143,924)	$-
EQUITY IN EARNINGS OF SUBSIDIARIES AND VIE	1,939,725	1,358,888
NET INCOME	1,795,801	1,358,888
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(388,463)	(263,956)
COMPREHENSIVE INCOME	$1,407,338	$1,094,932

CHINA ECO-MATERIALS GROUP CO. LIMITED

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the Year Ended February 29, 2020	For the Year Ended February 28, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,795,801	$1,358,888
Adjustments to reconcile net income to net cash used in operating activities:
Equity in earnings of subsidiaries and VIE	(1,898,820)	(1,358,888)
Accrued expenses and other current liabilities	103,019	-
Net cash used in operating activities	-	-

CHANGES IN CASH	-	-

CASH, beginning of year	-	-

CASH, end of year	$-	$-

CHINA ECO-MATERIALS GROUP CO. LIMITED

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED AUGUST 31, 2020 AND 2019

CHINA ECO-MATERIALS GROUP CO. LIMITED

CHINA ECO-MATERIALS GROUP CO. LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	August 31,	February 29,
	2020	2020

ASSETS
Current Assets:
Cash and cash equivalents	$1,706,965	$3,030,897
Notes receivable	56,302	35,737
Accounts receivable, net	2,404,582	4,284,129
Inventories, net	426,814	290,061
Advance to suppliers, net	3,290,363	1,205,653
Other current assets	134,869	-
Total current assets	8,019,895	8,846,477

Property, plant and equipment, net	2,995,439	3,121,400
Advance to suppliers - non current	1,599,259	877,814
Right-of-use lease assets, net	1,200,618	1,227,881
Deferred offering costs	187,942	189,142
Deferred tax assets	49,330	29,392
Loan security deposit	87,590	85,768
Total Assets	$14,140,073	$14,377,874

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term loans	$627,728	$614,672
Current portion of long-term loans	572,883	393,494
Accounts payable	143,831	353,901
Current portion of finance lease liabilities	85,505	81,718
Taxes payable	127,586	1,046,265
Due to related parties	47,060	23,156
Customer deposits	124,078	95,271
Other payables and accrued liabilities	244,684	391,749
Total current liabilities	1,973,355	3,000,226

Long-term loans	252,708	253,439
Long-term portion of finance lease liabilities	1,220,403	1,237,733
Total Liabilities	3,446,466	4,491,398

Commitments and Contingencies

Stockholders’ Equity
Ordinary Shares, $0.0001 par value, 450,000,000 shares authorized, 13,000,000 issued and outstanding at August 31, 2020 and February 29, 2020, respectively	1,300	1,300
Preferred stock, $0.0001 par value, 50,000,000 shares authorized, no shares issued and outstanding at August 31, 2020 and February 29, 2020, respectively	-	-
Additional paid-in capital	4,563,633	4,563,633
Statutory reserve	594,241	594,241
Retained earnings	5,756,209	5,174,348
Accumulated other comprehensive loss	(221,776)	(447,046)
Total Stockholders’ Equity	10,693,607	9,886,476

Total Liabilities and Stockholders’ Equity	$14,140,073	$14,377,874

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA ECO-MATERIALS GROUP CO. LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the Six Months Ended August 31,
	2020	2019
Revenue
Concrete block	$1,907,826	$1,549,505
Mortar	2,041,053	1,883,779
Total revenue	3,948,879	3,433,284

Cost of Revenue
Concrete block	1,320,459	1,044,113
Mortar	1,123,582	1,060,131
Total cost of revenue	2,444,041	2,104,244

Gross Profit	1,504,838	1,329,040

Operating Expenses:
Selling expenses	485,883	376,766
General and administrative expenses	340,658	393,266
Total operating expenses	826,541	770,032

Income From Operations	678,297	559,008

Other Income (Expenses)
Interest expense	(69,200)	(83,340)
Government subsidy income	84,879	145,566
Other income (expenses), net	(6,525)	(2,721)
Total other income, net	9,154	59,505

Income Before Income Taxes	687,451	618,513

Provision for Income Taxes	105,590	69,271
Net Income	581,861	549,242

Other Comprehensive Income (loss)
Foreign currency translation adjustment	225,270	(578,904)
Comprehensive Income (loss)	$807,131	$(29,662)

Earnings Per share – Basic and Diluted	$0.04	$0.04

Weighted Average Shares Outstanding – Basic and Diluted	13,000,000	13,000,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA ECO-MATERIALS GROUP CO. LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED AUGUST 31, 2020 AND 2019

(UNAUDITED)

	Ordinary Shares		Preferred Stock		Paid in	Statutory	Retained	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Reserves	Earnings	Income (Loss)	Total

Balance at February 28, 2019	13,000,000	$1,300	-	$-	$4,563,633	$393,910	$3,578,878	$(58,583)	$8,479,138

Net income for the period	-	-	-	-	-	-	549,242	-	549,242
Foreign currency translation loss	-	-	-	-	-	-	-	(578,904)	(578,904)

Balance at August 31, 2019	13,000,000	$1,300	-	$-	$4,563,633	$393,910	$4,128,120	$(637,487)	$8,449,476

Balance at February 29, 2020	13,000,000	$1,300	-	$-	$4,563,633	$594,241	$5,174,348	$(447,046)	$9,886,476

Net income for the period	-	-	-	-	-	-	581,861	-	581,861
Foreign currency translation gain	-	-	-	-	-	-	-	225,270	225,270

Balance at August 31, 2020	13,000,000	$1,300	-	$-	$4,563,633	$594,241	$5,756,209	$(221,776)	$10,693,607

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA ECO-MATERIALS GROUP CO. LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For The Six Month Ended August 31,
	2020	2019
Cash flows from operating activities:
Net income	$581,861	$549,242
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	269,879	236,365
Bad debt provisions	75,201	116,044
Deferred income taxes	(18,800)	(29,011)
Changes in operating assets and liabilities:
Notes receivable	(19,279)	(496,119)
Accounts receivable	1,918,125	(228,857)
Inventories	(127,118)	(379,889)
Advance to suppliers	(2,079,528)	(770,631)
Other receivable and other current assets	(1,421)	(5,545)
Accounts payable	(211,799)	416,268
Customer deposits	26,071	104,055
Taxes payable	(1,045,734)	19,312
Other payables and accrued liabilities	(145,997)	3,534
Net cash used in operating activities	(778,539)	(465,232)

Cash flows from investing activities:
Changes in prepayment for property and equipment purchase	(684,105)	(347,273)
Acquisition of property and equipment	(30,809)	(767,268)
Net cash used in investing activities	(714,914)	(1,114,541)

Cash flows from financing activities:
Repayment of finance lease liabilities	(40,463)	(54,188)
Proceeds from short-term loans	265,770	145,917
Repayments of short-term loans	(265,770)	(291,834)
Proceeds from long-term loans	426,300	-
Repayments of long-term loans	(265,771)	(183,245)
Proceeds from related party loans	22,736	-
Repayment of related party loans	-	(13,133)
Net cash (used in) provided by financing activities	142,802	(396,483)

Effect of exchange rate changes on cash and cash equivalents	26,719	(76,487)

Net decrease in cash and cash equivalents	(1,323,932)	(2,052,743)

Cash and cash equivalents, beginning of period	3,030,897	2,445,520

Cash and cash equivalents, end of period	$1,706,965	$392,777

Supplemental disclosure information:
Cash paid for income tax	$740,341	$158,546
Cash paid for interest	$69,200	$83,340

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 1 – Organization and nature of business

China Eco-Materials Group Co. Limited (“China Eco-Materials” or the “Company”) is a limited liability company established under the laws of the Cayman Islands on January 7, 2019 as a holding company. The Company is primarily engaged in the manufacture of eco-friendly building products, autoclaved aerated concrete blocks, and ready-mixed mortar through its subsidiary, which the Company controls through contractual arrangements.

A reorganization of the legal structure was completed on May 31, 2019. The reorganization involved the incorporation of China Eco-Materials, a Cayman Islands holding company, Hong Kong Zhongnan Renewable Resources Co., Limited (“Hong Kong Zhongnan”), a Hong Kong company; and the incorporation of Nanjing Fujin Eco Technology Co., Ltd. (“Nanjing Fujin”), a new wholly foreign-owned entity (“WFOE”) formed by Hong Kong Zhongnan under the laws of the People’s Republic of China (“China” or the “PRC”).

Nanjing Fuya was formed on November 10, 2004 in city of Nanjing, PRC by three individual shareholders, and is engaged in the manufacture of eco-friendly building products, autoclaved aerated concrete blocks, and ready-mixed mortar. On May 31, 2019, Nanjing Fujin entered into a series of contractual arrangements with Nanjing Fuya and the shareholders of Nanjing Fuya. These agreements include 1) an Exclusive Business Cooperation and Management Agreement; 2) an Equity Interest Pledge Agreement, pursuant to the equity interest pledge agreement between the shareholders of Nanjing Fuya and Nanjing Fujin, such shareholders pledged all of their equity interests in Nanjing Fuya to Nanjing Fujin, to guarantee Nanjing Fuya’s performance of its obligations under the Exclusive Business Cooperation and Management Agreement. Without Nanjing Fujin’s prior written consent, the shareholders of Nanjin Fuya shall not transfer or assign the pledged equity interest, or incur or allow any encumbrance that would jeopardize Nanjing Fujin’s interests. If Nanjing Fuya breaches its contractual obligations under the aforesaid agreement, Nanjing Fujin, as the pledgee, will be entitled to certain rights and entitlements, including priority in receiving payments by the evaluation or proceeds from the auction or sale of all or part of the pledged equity interests of Nanjing Fuya, in accordance with legal procedures; 3) an Exclusive Option Agreement, and 4) Powers of Attorney. Pursuant to these agreements, Nanjing Fujin has the exclusive rights to provide consulting services to Nanjing Fuya related to the business operation and management of Nanjing Fuya. For such services, Nanjing Fuya agrees to pay service fees determined based on all of its net profit after tax payments to Nanjing Fujin or Nanjing Fujin has obligation to absorb all of the Nanjing Fuya’s losses. The agreements remain in effect until and unless all parties agree to its termination. Until such termination, the Nanjing Fuya may not enter into another agreement for the provision of management consulting services without the prior consent of Najing Fujin. In essence, Nanjing Fujin has gained effective control over Nanjing Fuya. Therefore, Nanjing Fuya is considered a Variable Interest Entity (“VIE”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”, because the equity investments in Nanjing Fuya no longer have the characteristics of a controlling financial interest, and the Company, through Nanjing Fujin, is the primary beneficiary of Nanjing Fuya. Accordingly, Nanjing Fuya has been consolidated. See Note 2.

Since China Eco-Materials and its subsidiaries are effectively controlled by the same controlling shareholders before and after the Reorganization, they are considered to be under common control. The above-mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Upon the reorganization, the Company has subsidiaries in countries and jurisdictions including PRC, Hong Kong and Cayman Islands. Details of the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
China Eco-Materials	January 7, 2019	Cayman Islands	Parent, 100	Holding Company
HongKong Zhongnan	April 9, 2018	Hong Kong	100	Holding Company
Nanjing Fujin	May 23, 2019	Jiangsu, China	100	Holding Company
Nanjing Fuya	November 10, 2004	Jiangsu, China	0 (VIE)	Development of building materials marketing and manufacture eco-friendly building products

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 2 – Summary of significant accounting policies

Basis of presentation and principles of consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and have been consistently applied. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the fiscal years ended February 29, 2020 and February 28, 2019.

The unaudited condensed consolidated financial statements include the accounts of the Company, its subsidiaries, and the VIE. All intercompany transactions and balances between the Company, its subsidiaries and the VIE are eliminated upon consolidation.

Consolidation of Variable Interest Entity

A VIE is an entity that either has a total equity investment that is insufficient to finance its activities without additional subordinated financial support, or whose equity investments lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary of, and must consolidate, the VIE.

Nanjing Fujin is deemed to have a controlling financial interest in and be the primary beneficiary of Nanjing Fuya because it has both of the following characteristics:

(1)	The power to direct activities at Nanjing Fuya that most significantly impact such entity’s economic performance, and
(2)	The right to receive benefits from Nanjing Fuya that could potentially be significant to such entity.

Pursuant to the contractual arrangements with Nanjing Fuya, Nanjing Fuya pays service fees equal to all of its net profit after tax payments to Nanjing Fujin. Such contractual arrangements are designed so that the Nanjing Fuya’s operate for the benefit of Nanjing Fujin and ultimately, the Company.

Accordingly, the accounts of the Nanjing Fuya are consolidated in the Company’s financial statements pursuant to ASC 810-10, Consolidation. In addition, their financial positions and results of operations are included in the Company’s financial statements. The carrying amount of this VIE’s assets and liabilities are as follows:

	August 31, 2020	February 29, 2020

Current assets	$8,019,895	$8,846,477
Plant and equipment, net	2,995,439	3,121,400
Other non-current assets	3,124,739	2,409,997
Total assets	14,140,073	14,377,874
Total current liabilities	(1,754,082)	(2,898,507)
Total non-current liabilities	(1,473,111)	(1,491,172)

	For the six months ended August 31,
	2020	2019

Revenue	$3,948,879	$3,433,284
Operating expenses	$694,468	$770,032
Net income	$713,934	$549,242

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 2 – Summary of significant accounting policies (continued)

	For the six months ended August 31,
	2020	2019

Net cash used in operating activities	$(778,539)	$(465,232)
Net cash used in investing activities	$(714,914)	$(1,114,541)
Net cash (used in) provided by financing activities	$142,802	$(396,483)
Net decrease in cash and cash equivalents	$(1,323,932)	$(2,052,743)

Risks and uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, in addition to the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expense transactions are denominated in RMB, and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China, the central bank of China. Remittances in currencies other than RMB may require certain supporting documentation in order to effectuate the remittance.

The Company does not carry any business interruption insurance, product liability insurance or any other insurance policy except for a limited property insurance policy. As a result, the Company may incur uninsured losses, increasing the possibility that investors would lose their entire investment in the Company.

Nanjing Funiushan Copper Co., Ltd. has agreed, pursuant to the terms of a letter agreement with Nanjing Copper, dated March 10, 2016, to provide us with free mining waste until March 31, 2031, which reduces the cost of our products, and helps us compete more effectively in the market. Although contractually obligated, Nanjing Funiushan Copper Co., Ltd. could ultimately discontinue to supply us with free mining waste, a primary raw material for our product, which could have a material adverse impact on our results of operations. See Note 2, Concentrations of credit risk.

Beginning in late 2019, there were reports of the COVID-19 (coronavirus) that has surfaced in Wuhan, China, the pandemic quickly spread to many provinces, autonomous regions, and cities all over the China. To the prevention and control of the spread of the pandemic, the Chinese governments issued administrative orders to impose travel and public gathering restrictions as well as to work from home and self-quarantine.

The Company primarily conducts its business operations in the PRC. In response to the evolving dynamics related to the COVID-19 outbreak, the Company has followed the guidelines of local government authorities as it prioritizes the health and safety of its employees, suppliers, customers and business partners. Our office and manufacturing facility were closed for the Lunar New Year Holiday Break at the end of January 2020, and remained closed as a result of the outbreak until early March 2020. All of our office and manufacturing facility are now open and resume ordinary operations.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

●	Our office and manufacturing facility were closed for the Lunar New Year Holiday Break at the end of January 2020, and remained closed as a result of the outbreak until early March 2020. Since March 2020, our office and manufacturing facility have reopened and are in full operation since then. During the closure of the office manufacturing facility, our productions stopped;

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

●	Due to the temporary closure of stores and business facilities during the outbreak, construction sites were closed and construction activities were stopped in Nanjing City and its surrounding areas until early March 2020, which caused the significant decrease of the demand of our products during January and February 2020;

●	Due to the traffic control and travel restrictions mandated by the Chinese government during the outbreak, transportation of raw materials and finished products were delayed or halted in January and February 2020, which adversely impacted our production and sales;

●	Affected by the self-quarantine requirement and travel restrictions in China during the outbreak, our marketing staff was unable to carry out in-person promotion activities and face-to-face communication with customers, which greatly affected the development of potential new customers during the outbreak.

●	Because of the negative impact of the pandemic on the Chinese and global economy, our customers and potential customers might incline to reduce expenditures and investment in real estate properties, which will negatively impact our sales and operational results.

●	In March 2020, the World Health Organization declared the COVID-19 as a pandemic. To date, confirmed cases are still climbing every day. To prevent and control the spread of the pandemic, many countries have canceled flights, closed borders, banned non-essential economic activities, and issued stay at home or even city lockdown orders. As a result, the global economy has also been materially negatively affected. This crisis is like no other, the impact is large and there is continued severe uncertainty about the duration and intensity of its impacts. It is extremely uncertain about the China and global growth forecast, which would seriously affect people’s investment desires in China and internationally. Due to the COVID-19 outbreak, we delayed the construction of the workshop and production line for wet-mixed mortar. We now expect to complete the project in August 2021.

Although we believe the pandemic is mostly under control and business operations and activities are restored in China, the situation remains highly uncertain for any further outbreak or resurgence of the COVID-19. It is therefore difficult for the Company to estimate the impact on our business or operating results that might be adversely affected by any further outbreak or resurgence of COVID-19.

Use of estimates

In preparing the unaudited condensed consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the unaudited condensed consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting years. Significant items subject to such estimates and assumptions include, but are not limited to, the useful lives of property and equipment; allowance for doubtful accounts and advance to suppliers; assumptions related to the consolidation of entities in which the Company holds variable interest; the valuation of inventories; the useful lives and implicit interest rate of finance leases and the realization of deferred tax assets. Actual results could differ from those estimates.

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 2 – Summary of significant accounting policies (continued)

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash on deposits and other highly liquid investments which are unrestricted as to withdrawal or use, and which have maturities of three months or less when purchased. The Company maintains cash and cash equivalents with various financial institutions mainly in the PRC. Cash balances in bank accounts in PRC are not insured by the Federal Deposit Insurance Corporation or other programs.

Accounts receivable, net

Accounts receivable are recorded at net realizable value consisting of carrying amount less an allowance for uncollectible accounts, as necessary. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowance when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customers’ historical payment history, their current credit-worthiness and current economic trends. As of August 31, 2020 and February 29, 2020, the allowances for doubtful accounts were $116,956 and $114,524, respectively. Accounts are written off against the allowance after efforts at collection prove unsuccessful.

Inventory, net

Inventories consist of raw materials and finished goods and are stated at the lower of cost or net realizable value. The cost of inventories is calculated using the weighted average basis. The Company reviews its inventories periodically to determine if any reserves are necessary for potential obsolescence or if the carrying value exceeds net realizable value. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products.

Advance to suppliers, net

Advance to suppliers represent prepayments made to certain suppliers for equipment purchases and raw materials purchases. To ensure continuous high-quality supplies and favorable purchase prices of raw materials, the Company is required from time to time to make cash advances when placing its purchase orders. The Company reviews its advance to suppliers on a periodic basis and makes general and specific allowances when there is doubt as to the ability of a supplier to provide supplies to the Company or refund the advance. As of August 31, 2020 and February 29, 2020, the allowances for doubtful accounts were $77,391 and $133, respectively.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life.

Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. The estimated useful lives for significant property and equipment are as follows:

Useful life
Leasehold improvements	10 years
Machinery and equipment	5-10 years
Transportation equipment	5-10 years
Office equipment	5-10 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized.

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 2 – Summary of significant accounting policies (continued)

The cost and related accumulated depreciation of assets sold or otherwise retired are removed from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income.

Construction-in-progress represents property and buildings under construction and consists of construction expenditures, equipment procurement, and other direct costs attributable to the construction. No depreciation is provided for construction in progress until it is completed and placed into service.

Leased property under finance leases

The Company early adopted ASU 2016-02, “Leases” on February 28, 2017 and used modified retrospective method that requires application at the beginning of the earliest comparative year presented. The most significant impact upon adoption relates to the recognition of new Right-of-use (“ROU”) assets and lease liabilities on the Company’s balance sheet for office space leases. Upon adoption, the Company recognized additional lease liabilities of approximately $1.5 million, with corresponding ROU assets of the same amount based on the present value of the remaining rental payments under current leasing standards for existing leases. The remaining balance of lease liabilities are presented within current portion of finance lease liabilities and the non-current portion of lease liabilities on the Consolidated Balance Sheet. See Note 13 for further discussion.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition below are the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no indicators of impairments of these assets as of August 31, 2020 and February 29, 2020.

Fair value of financial instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

Level 3 - inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, advances to suppliers, accounts payable, customer deposits, accrued expenses, short-term and long-term loans approximate their recorded values due to their short-term maturities.

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 2 – Summary of significant accounting policies (continued)

Revenue recognition

On March 1, 2017, the Company adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (FASB ASC Topic 606) using the modified retrospective approach. The results of applying Topic 606 using the modified retrospective approach were insignificant and did not have a material impact on the Company’s consolidated financial condition, results of operations, cash flows, business process, controls or systems.

The core principle underlying the revenue recognition ASU is that the Company will recognize revenue to represent the transfer of goods to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The majority of the Company’s contracts have one single performance obligation as the promise to transfer the individual goods is not separately identifiable from other promises in the contracts and is, therefore, not distinct. The Company’s revenue streams are recognized at a point in time.

Revenue is recognized or realizable and earned when all five of the following criteria are met: (1) Identify the Contract with a Customer, (2) Identify the Performance Obligations in the Contract, (3) Determine the Transaction Price, (4) Allocate the Transaction Price to the Performance Obligations in the Contract, and (5) Recognize Revenue When (or As) the Entity Satisfies a Performance Obligation. Revenue is reported net of all value added taxes. The Company generally does not permit customers to return products and historically, customer returns have been immaterial.

There were no contract assets as of August 31, 2020 and February 29, 2020. For the six months ended August 31, 2020 and 2019, revenue recognized from performance obligations related to prior periods was insignificant. Revenue expected to be recognized in any future periods related to remaining performance obligations is insignificant.

Please see Note 14 – Segment reporting for details of revenue disaggregation.

Cost of revenues

Cost of revenues includes cost of raw materials purchased, inbound freight cost, cost of direct labor, depreciation expense, finance lease interest and other overhead. Write-down of inventory for lower of cost or net realizable value adjustments is also recorded in cost of revenues.

Shipping and handling

All shipping and handling costs are expensed as incurred and included in selling expenses. Total shipping and handling expenses were $344,425 and $265,415 for the six months ended August 31, 2020 and 2019, respectively.

Government subsidy income

The company is a waste resources recycling enterprise and the sustainable and recyclable production line is qualified for the government grants. The Company periodically receives various government grants such as “VAT refund” and “Special Fund Subsidy”. The Company does not have performance obligations regarding to receipts of subsidy income. There is no guarantee the Company will continue to receive such grants in the future.

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 2 – Summary of significant accounting policies (continued)

Income taxes

The Company is subject to the income tax laws of the PRC. No taxable income was generated outside the PRC for the years ended February 29, 2020 and February 28, 2019. The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or future deductibility is uncertain.

ASC 740-10-25 “Accounting for Uncertainty in Income Taxes,” prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. It also provides guidance on the recognition of income tax assets and liabilities, classification accounting for interest and penalties associated with tax positions, years open for tax examination, accounting for income taxes in interim periods and income tax disclosures. There were no material uncertain tax positions as of August 31, 2020 and February 29, 2020. All tax returns since the Company’s inception are subject to examination by tax authorities.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17%, depending on the type of products sold. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products.

Each local tax authority at times may grant tax holidays to local enterprises as a way to encourage entrepreneurship and stimulate local economy. The Company is entitled to obtain a 70% VAT refund as a result of that Nanjing Fuya’s products using industrial wastes as their raw materials; because the Company’s products use 70% or more industrial waste as their raw materials, they are qualified for such preferential treatment. For the six months ended August 31, 2020 and 2019, the Company received $84,879 and $145,566 in VAT refunds, respectively, recorded as government subsidy income.

Concentrations

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, trade accounts receivable and advances to suppliers. All of the Company’s cash is maintained with banks within the People’s Republic of China of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts. A significant portion of the Company’s sales are credit sales which are primarily to customers whose ability to pay are dependent upon the industry economics prevailing in these areas. The Company also makes cash advances to certain suppliers to ensure the stable supply of key raw materials. The Company performs ongoing credit evaluations of its customers and key suppliers to help further reduce credit risk.

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 2 – Summary of significant accounting policies (continued)

For the six months ended August 31, 2020, three major customers accounted for approximately 38%, 36% and 17% of the Company’s total sales, respectively. For the six months ended August 31, 2019, five major customers accounted for approximately 19%, 18%, 18%, 12% and 10% of the Company’s total sales, respectively. As of August 31, 2020, three customers’ accounts receivable accounted for 38%, 26% and 21% of the total outstanding accounts receivable balance, respectively. As of February 29, 2020, two customers’ accounts receivable accounted for 37% and 26% of the total outstanding accounts receivable balance, respectively. Any decrease in sales to these major customers may negatively impact the Company’s operations and cash flows if the Company fails to increase its sales to other customers. The percentage of the Company’s total sales for major customers consisted of the following:

	For the six months ended August 31,
	2020	2019
Customer
A	38%	18%
B	36%	18%
C	17%	19%
D	-	12%
E	-	10%

The Company relies on third parties to provide supplies, including mining waste (i.e. iron tailings and copper tailings) and fly-ash, which are necessary for operations. If any major suppliers stop doing business with the company such that the Company is unable to source sufficient raw materials, this, may negatively impact the Company’s operations and cash flows if the Company fails to increase its purchases from other suppliers. The Company also relies on fine mining waste as a primary raw material for their products free of charge from Nanjing Funiushan Copper Co., Ltd. If the Company could not obtain sufficient supplies of these materials or this sources of supply ceased to be available to them, they could experience shortages in materials or be unable to meet their commitments to customers. Alternative sources of supply could be more expensive or, in some cases, not available.

For the six months ended August 31, 2020, three major suppliers accounted for approximately 32%, 21% and 14% of the total purchases, respectively. For the six months ended August 31, 2019, three major suppliers accounted for approximately 53%, 23% and 10% of the total purchases, respectively. Nanjing Funiushan Copper Co., Ltd. was not calculated in the Company’s major suppliers since the Company was not technically purchased from them. See Note 2, Risks and uncertainties. Advance payments to seven major vendors accounted for 17%, 17%, 12%, 11%, 11%, 11% and 11% of the total advance payments outstanding as of August 31, 2020, and advance payments to three major vendors accounted for 44%, 26% and 12% of the total advance payments outstanding as of February 29, 2020, respectively. Accounts payable to two major vendors accounted for 58% and 19% of the total accounts payable outstanding as of August 31, 2020, and accounts payable to three vendors accounted for 60%, 20% and 14% of the total accounts payable outstanding as of February 29, 2020, respectively.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income and other comprehensive income (loss). Other comprehensive income (loss) consists of foreign currency translation adjustment from the Company not using the U.S. dollar as its functional currency.

Foreign currency translation

The Company’s financial information is presented in U.S. dollars (“USD”). The functional currency of the Company is the Chinese Yuan, Rimini (“RMB”), the currency of the PRC. Any transactions which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China prevailing at the dates of the transactions, and exchange gains and losses are included in the statements of operations as foreign currency transaction gain or loss. The consolidated financial statements of the Company have been translated into U.S. dollars in accordance with ASC 830, “Foreign Currency Matters”. The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates for assets and liabilities and average exchange rates for revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income in stockholder’s equity. Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

The exchange rates in effect as of August 31, 2020 and February 29, 2020 were RMB1 for $0.1460 and $0.1429, respectively. The average exchange rates for the six months ended August 31, 2020 and 2019 were RMB1 for $0.1421 and $0.1459, respectively.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average Ordinary Shares outstanding for the period. Diluted presents the dilutive effect on a per share basis of potential Ordinary Shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential Ordinary Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended August 31, 2020 and 2019, the Company had no potential Ordinary Shares outstanding that could potentially dilute EPS in the future.

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 2 – Summary of significant accounting policies (continued)

Statement of cash flows

In accordance with ASC 230, “Statement of Cash Flows,” cash flows from the Company’s operations are formulated based upon local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Recent accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. In November 19, 2019, the FASB issued ASU 2019-10 to amend the effective date for ASU 2016-13 to be fiscal years beginning after December 15, 2022 and interim periods therein. The Company has not yet evaluated the potential impact this standard will have on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement,” to improve the effectiveness of disclosures in the notes to financial statements related to recurring or nonrecurring fair value measurements by removing amounts and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, and the valuation processes for Level 3 fair value measurements. The new standard requires disclosure of the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company will adopt this standard on March 2, 2020 for fiscal year ending February 28, 2021 and is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,” which removes certain exceptions to the general principles in Topic 740, and also improves consistent application of and simplify U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted. The Company expects that the adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 3 – Accounts receivable, net

Accounts receivable consisted of the following:

	August 31, 2020	February 29, 2020

Trade accounts receivable	$2,521,538	$4,398,653
Less: allowance for doubtful accounts	(116,956)	(114,524)

Accounts receivable, net	$2,404,582	$4,284,129

Note 4 – Inventory, net

Inventory consisted of the following:

	August 31, 2020	February 29, 2020

Raw materials	$123,713	$219,020
Finished goods	306,074	73,952
Subtotal	429,787	292,972
Inventory reserve	(2,973)	(2,911)
Total	$426,814	$290,061

Note 5 – Advance to suppliers, net

Advance to suppliers consisted of the following:

	August 31, 2020	February 29, 2020

Advances for raw material purchasing	$3,367,754	$1,205,786
Advances for equipment purchasing	1,599,259	877,814
Subtotal	4,967,013	2,083,600
Less: allowance for doubtful accounts	(77,391)	(133)
Total advance to suppliers, net	4,889,622	2,083,467
Less: net current portion of advance to suppliers	(3,290,363)	(1,205,653)
Non-current advance to suppliers	$1,599,259	$877,814

Note 6 – Property and equipment, net

Property, plant and equipment, net, consisted of the following:

	August 31, 2020	February 29, 2020

Machinery and equipment	$3,702,623	$3,594,620
Transportation equipment	178,070	174,366
Leasehold improvements	168,521	165,016
Office equipment	98,654	96,602
	4,147,868	4,030,604
Construction in progress	532,183	521,115
Accumulated depreciation	(1,684,612)	(1,430,319)
Property and equipment, net	$2,995,439	$3,121,400

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 6 – Property and equipment, net (continued)

Depreciation expense was $217,955 and $171,176 for the six months ended August 31, 2020 and 2019, respectively.

The Company’s construction in progress primarily consisted of expenditure incurred on construction of the Company’s wet-mix mortar production infrastructure under Nanjing Fuya. As of February 29, 2020, only the infrastructure construction has been substantially completed. The total planned capital investment for the whole project is around RMB 20 million (approximately $3 million) by the Company’s estimation, which consists of (i) 0.5 million to build infrastructure in Najing Fuya, (ii) $1.1 million to build a new factory facility in Nanjing Fuya, (iii) investments of approximately $1.4 million in the new production lines and equipment for Nanjing Fuya. The Company suspended the construction of wet-mix mortar production facility due to the impact of COVID-19 and resumed in December 2020. The construction of the project is expected to be fully completed by August 2021.

Note 7 – Rights to use lease assets, net

Rights to use lease assets, net consisted of the following:

	August 31, 2020	February 29, 2020

Leased property under finance lease	$1,122,227	$1,098,886
Leased land use rights under finance lease	446,711	437,420
Subtotal	1,568,938	1,536,306
Less: accumulated amortization	(368,320)	(308,425)
Rights to use lease assets, net	$1,200,618	$1,227,881

Amortization expense was $51,924 and $65,189 for the six months ended August 31, 2020 and 2019, respectively. As of August 31, 2020, $1,122,227 of the leased property under finance leases was from related party transactions, as discussed in Note 11 to the consolidated financial statements.

The estimated amortization expenses for each of the five succeeding years is as follows:

Twelve months ending August 31,	Amortization expense
2021	$106,687
2022	106,687
2023	106,687
2024	106,687
2025	106,687
Thereafter	667,183
Total	$1,200,618

Note 8 – Short-term loans

Short-term loans consisted of the following:

	August 31, 2020	February 29, 2020

Agricultural Bank of China (1)	$481,745	$471,725
China Construction Bank (2)	145,983	142,947
Total	$627,728	$614,672

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 8 – Short-term loans (continued)

(1)	On December 13, 2019, Nanjing Fuya entered into a loan agreement with Agricultural Bank of China (“ABC”) to borrow RMB 3.3 million (equivalent to $471,725 as of February 29, 2020) as working capital with an annual interest rate of 4.35% and two new maturity dates, of which RMB 0.3 million was due on November 10, 2020, which was fully repaid upon maturity, and RMB 3 million was due on December 10, 2020, which was renewed on December 25, 2020 with same annual interest rate. The new loan has three different maturity dates, of which RMB 0.4 million is due on March 10, 2021, RMB 0.8 million is due on September 10, 2021, and RMB 1.8 million is due on November 10, 2021. The loan was guaranteed by three shareholders, two former shareholders and two employees of the Company. Mr. Geng Lin, a member of the board and a major shareholder, and Ms. Xiaoqin Lei, a former shareholder, pledged their personal property and land use right as collateral. Mr. Jinru Lin, the Chairman of the board of directors of the Company, also pledged his personal property and land use right, as additional collateral.

(2)	On March 22, 2019 and June 21, 2019, Nanjing Fuya borrowed RMB 480,000 (equivalent to $68,615 as of February 29, 2020) and RMB 520,000 (equivalent to $74,332 as of February 29, 2020), respectively, as working capital for one year with an annual interest rate of 5.0025% under its line of credit agreement with maturity dates were March 22, 2020 and June 21, 2020, respectively. Both loans were renewed upon maturity under its line of credit agreement with two new maturity dates were March 22, 2021 and March 21, 2021, respectively.

For the six months ended August 31, 2020 and 2019, interest expense on all short-term loans amounted to $13,906 and $22,289, respectively.

Note 9 – Long-term loans

Long-term loans consisted of the following:

	August 31, 2020	February 29, 2020

Mercedes Benz Auto Finance Co., Ltd. (1)	$16,324	$41,997
Shenzhen Qianhai Webank (2)	200,727	228,715
Chailease International Finance Corp. (3)	272,309	376,221
Maxwealth Financial Leasing Co., Ltd. (4)	336,231	-
Subtotal	825,591	646,933
Less: current maturities of long-term loans	(572,883)	(393,494)
Noncurrent portion of long-term loans	$252,708	$253,439

(1)	On December 27, 2017, the Company obtained an auto loan of RMB 1.29 million (equivalent to $203,546 as of February 28, 2018) from Mercedes Benz Auto Finance Co., Ltd. with an annual interest rate of 6.99%. The annual principal and interest payment is $54,483 and the term of the arrangement is three years. The Company is required to make monthly interest payments with principal due at maturity. This loan has been fully repaid in December 2020 upon maturity.

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 9 – Long-term loans (continued)

(2)	In October 2018, the Company obtained two loans of RMB 0.3 million (equivalent to $44,859 as of February 28, 2019) and RMB 2.7 million (equivalent to $403,732 as of February 28, 2019) from Shenzhen Qianhai Webank as working capital for two years and three years, respectively. The annual interest rate is 10.8%. These loans borrowed under the Company’s line of credit agreement require monthly interest payments with the principal due at maturity.

Future obligations for payments of this long-term loan are as below:

Twelve months ended August 31,
2021	$118,611
2022	82,116
Total	$200,727

(3)	On November 30, 2018, the Company obtained a loan of RMB 4 million (equivalent to $598,122 as of February 28, 2019) from Chailease International Finance Corp. for three years, for equipment purchasing. The annual interest rate is 13.86%. The Company pledged its equipment as the collateral. The Company was also required to deposit RMB 0.4 million (equivalent to $89,718 as of February 28, 2019) as loan security deposit to guarantee this loan. The Company is required to make monthly interest payments with the principal due at maturity.

Future obligations for payments of this long-term loan are as below:

Twelve months ended August 31,
2021	$213,915
2022	58,394
Total	$272,309

(4)	On March 30, 2020, the Company obtained a loan of RMB 3 million (equivalent to $437,950 as of August 31, 2020) from Maxwealth Financial Leasing Co., Ltd. for two years, for equipment purchasing with an annual interest rate equaling the benchmark interest rate of the people’s Bank of China (the effective rate is 4.75%). The Company pledged its equipment as the collateral. The loan also was guaranteed by Mr. Jinru Lin, the Chairman of the board of directors of the Company. The Company is required to make monthly interest payments with the principal due at maturity.

Future obligations for payments of this long-term loan are as below:

Twelve months ended August 31,
2022	$224,032
2023	112,199
Total	$336,231

For the six months ended August 31, 2020 and 2019, interest expense on all long-term loans amounted to $55,294 and $61,483, respectively.

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 10 - Equity

Ordinary Shares

China Eco-Materials (or the “Company”) is established under the laws of the Cayman Islands on January 7, 2019 with 500,000,000 authorized ordinary shares. As of August 31, 2020 and February 29, 2020, 13,000,000 ordinary shares were issued and outstanding with a par value of US$0.0001. In October, 2019, the Company amended its Memorandum of Association to redistribute the authorized ordinary shares from 500,000,000 shares at par value of $0.0001 per share to (i) 450,000,000 ordinary shares of par value of $0.0001 each; and (ii) 50,000,000 preferred shares of par value of $0.0001 each. As a part of the company’s recapitalization prior to completion of its initial public offering, the Company has retroactively restated all shares and per share data for all the periods presented.

Additional Paid-in Capital

Nanjing Fuya’s initial registered capital was RMB 500,000 (approximately $0.06 million) when it was established in 2004. After registered capital increases and capital contributions, the registered capital of Nanjing Fuya was increased to RMB 5,000,000 (approximately $0.8 million) in June 2011. On April 15, 2018, the Shareholders approved a resolution to increase the registered capital by RMB 30 million (approximately $4.6 million). The additional capital was fully funded on September 26, 2018 by its shareholders.

Statutory Reserve

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the surplus reserve are made at the discretion of the Board of Directors. As of August 31, 2020 and February 29, 2020, the balance of statutory reserve was $594,241.

Note 11 – Related Party transactions

Due to related parties

From time to time, the Company borrowed loans as working capital from Mr. Jinru Lin, Chairman of the board of directors of the Company. As of August 31, 2020 and February 29, 2020, the Company owed Mr. Jinru Lin $47,060 and $23,156, respectively. The balance due to related parties is interest-free and due upon demand. See Note 13 for more details.

Related Party Leases

The Company leases its factory and office building facility from Mr. Jinru Lin, Chairman of the Board of Directors of the Company, who is the majority stockholder of the Company. The Company is obligated to pay an annual base rent under this annual lease agreement. The rental payments related to this lease were $59,744 and $52,530 for the six months ended August 31, 2020 and 2019, respectively.

Note 12 – Taxes

Corporation Income Tax (“CIT”)

The Company is subject to income taxes on an entity basis on income derived from the location in which each entity is domiciled.

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 12 – Taxes (continued)

The Company is incorporated in the Cayman Islands as an offshore holding company and is not subject to tax on income or capital gain under the laws of the Cayman Islands.

Hong Kong Zhongnan is incorporated in Hong Kong as a holding company with no activities. Under the Hong Kong tax laws, an entity is not subject to income tax if no revenue is generated in Hong Kong.

Under the Enterprise Income Tax (“EIT”) Law of PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemptions may be granted on case-by-case basis. EIT grants preferential tax treatment to companies whose products using industrial wastes as their raw materials. Under this preferential tax treatment, Companies that meet these conditions are entitled to exempt 10% of their revenue from income tax. Nanjing Fuya is entitled to exempt 10% of its revenue from income tax beginning in January 2018 and will remain available to enjoy this preferential treatment until the local government amends or cancels the relevant policy. The estimated tax savings as a result of the tax break for the six months ended August 31, 2020 and 2019 amounted to $98,722 and $85,832, respectively. Per share effects of the tax exemption were $0.01 and $0.01 for the six months ended August 31, 2020 and 2019, respectively.

The following table reconciles the statutory rate to the Company’s effective tax rate:

	For the six months ended August 31,
	2020	2019

China Statutory income tax rate	25.0%	25.0%
Effect of PRC preferential tax holidays	(14.4)%	(13.9)%
Non-PRC entities not subject to PRC tax	4.8%	-
Non-deductible expenses-permanent difference	-	0.1%
Effective tax rate	15.4%	11.2%

The provision for income tax consists of the following:

	For the six months ended August 31,
	2020	2019

Current income tax provision	$124,390	$98,282
Deferred income tax benefit	(18,800)	(29,011)
Total	$105,590	$69,271

Deferred income taxes reflect the net effects of the temporary difference between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. The Company’s deferred tax assets of August 31, 2020 and February 29, 2020 were $49,330, and $29,392, respectively, which were derived from the temporary difference from provision for doubtful accounts. The Company periodically evaluates the likelihood of the realization of deferred tax assets and reduces the carrying amount of the deferred tax assets by a valuation allowance to the extent it believes a portion will not be realized. No allowance for deferred tax assets was considered necessary for the six months ended August 31, 2020 and 2019.

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 12 – Taxes (continued)

Taxes Payable

The Company’s taxes payable consists of the following:

	August 31, 2020	February 29, 2020

VAT tax payable	$-	$339,049
Income tax payable	-	542,004
Land use tax and other taxes payable	127,586	162,805
Total taxes payable	$127,586	$1,043,858

Note 13 – Commitments

Leases

On April 28, 2011, the Company entered into a lease agreement with a third party to lease 10 mu (equivalent to 71,759 square feet) of land use rights for a factory for 20 years with annual rent of RMB 300K (approximately $43,795 as of August 31, 2020). Per the new lease standard ASC 842, this lease should be treated as a finance lease. Management determined the loan interest rate of 6.8% at 2017 is the reasonable discount rate for the lease. See Note 7 to the consolidated financial statements for additional information on lease land use rights.

The Company also leased its factory and office building facility from a related party, Mr. Jinru Lin - See Note 11, Related Party Transactions. The Company is obligated to pay an annual base rent under an annual lease agreement. Due to the Company’s leasing the land use rights for its factory for 20 years, as per the new lease standard ASC 842-10-55, this lease is also treated as finance lease. Management determined the loan interest rate of 4.9% at 2017 is the reasonable discount rate for the lease. See Note 7 for additional information.

The following is a summary of future minimum lease payments, including renewal options the Company has determined to be reasonably assured, for all finance leases as of August 31, 2020:

Twelve months ending August 31,	Land use rights under finance lease	Property under finance lease	Total finance leases
2021	$43,795	$105,108	$148,903
2022	43,795	105,108	148,903
2023	43,795	105,108	148,903
2024	43,795	105,108	148,903
2025 and thereafter	291,966	829,185	1,121,151
Total minimum lease payments including interest	467,146	1,249,617	1,716,763
Less: amounts representing interest	103,888	306,967	410,855
Present value of minimum lease principal payments	363,258	942,650	1,305,908
Less: current portion of principal payment obligations under finance leases	26,587	58,918	85,505
Long-term portion of principal payment obligations under finance leases	$336,671	$883,732	$1,220,403

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 14 – Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on management’s assessment, the Company has determined that it has three operating segments as defined by ASC 280, including concrete blocks, mortar and others.

Adjustments and eliminations of inter-company transactions were not included in determining segment (loss) profit, as they are not used by the chief operating decision maker.

The following table presents summary information by segment for the six months ended August 31, 2020 and 2019, respectively:

	For the six months ended August 31, 2020
	Concrete block	Mortar	Others	Total
Revenues	$1,907,826	$2,041,053	$-	$3,948,879
Cost of goods sold	1,320,459	1,123,582	-	2,444,041
Gross profit	587,367	917,471	-	1,504,838
Depreciation and amortization	130,387	139,492	-	269,879
Capital expenditures	30,809	-	-	30,809
Income from operations	327,706	350,591	-	678,297
Provision for income taxes	51,014	54,576	-	105,590
Segment profit	281,115	300,746	-	581,861
Segment assets as of August 31, 2020	$5,519,138	$8,620,935	$-	$14,140,073

	For the six months ended August 31, 2019
	Concrete block	Mortar	Others	Total
Revenues	$1,549,505	$1,883,779	$-	$3,433,284
Cost of goods sold	$1,044,113	$1,060,131	$-	$2,104,244
Gross profit	$505,392	$823,648	$-	$1,329,040
Depreciation and amortization	$106,676	$129,689	$-	$236,365
Capital expenditures	$346,282	$420,986	$-	$767,268
Income from operations	$252,291	$306,717	$-	$559,008
Provision for income taxes	$31,263	$38,008	$-	$69,271
Segment profit	$247,883	$301,359	$-	$549,242
Segment assets as of August 31, 2019	$4,630,584	$7,546,560	$-	$12,177,144

All long-lived assets were located in China as of August 31, 2020 and February 29, 2020, respectively. 100% of the sales were made to customers in China for the six months ended August 31, 2020 and 2019, respectively.

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 15 – Subsequent events

These consolidated financial statements were approved by management and available for issuance on February 19, 2021. The Company evaluated subsequent events through the date these consolidated financial statements were issued.

Long-term loan

On November 13, 2020, Nanjing Fuya obtained a loan of RMB 1.5 million (equivalent to $214,420 as of February 29, 2020) from Chailease International Finance Corp. for 3.5 years, for equipment purchasing with an annual interest rate of 14.41%. The Company pledged its equipment as the collateral. The Company was also required to deposit RMB 225,000 (approximately $32,163) as loan security deposit to guarantee this loan. The Company is required to make monthly interest payments with the principal due at maturity.

Note 16 – Condensed financial information of the parent company

Pursuant to the requirements of Rule 12-04(a), 5-04(c), and 4-08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiaries exceed 25% of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s PRC subsidiaries exceeded 25% of the consolidated net assets of the Company. Therefore, the condensed financial statements of the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances, or cash dividends without the consent of a third party.

The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investments in its subsidiaries and VIE. The parent company and its subsidiaries, and VIE were included in the consolidated financial statements where inter-company balances and transactions were eliminated upon consolidation. For purpose of the parent company’s stand-alone financial statements, its investments in subsidiaries and VIE were reported using the equity method of accounting. The parent company’s share of income from its subsidiaries and VIE were reported as share of income of subsidiaries and VIE in the accompanying parent company financial statements.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted.

The Company did not pay any dividend for the periods presented. As of August 31, 2020 and February 29, 2020, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those separately disclosed in the consolidated financial statements, if any.

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 16 – Condensed financial information of the parent company (continued)

CHINA ECO-MATERIALS GROUP CO. LIMITED

PARENT COMPANY BALANCE SHEETS

(UNAUDITED)

	As of August 31, 2020	As of February 29, 2020
ASSETS
Non-current assets
Investment in subsidiaries and VIE	$10,912,880	$9,988,195

Total assets	$10,912,880	$9,988,195

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accrued expenses and other current liabilities	$219,273	$101,719
Total current liabilities	219,273	101,719

STOCKHOLDERS’ EQUITY
Ordinary Shares, $0.0001 par value, 450,000,000 shares authorized, 13,000,000 issued and outstanding at August 31, 2020 and February 29, 2020, respectively	1,300	1,300
Preferred stock, $0.0001 par value, 50,000,000 shares authorized, no shares issued and outstanding at August 31, 2020 and February 29, 2020, respectively	-	-
Additional paid-in capital	4,563,633	4,563,633
Statutory reserve	594,241	594,241
Retained earnings	5,756,209	5,174,348
Accumulated other comprehensive loss	(221,776)	(447,046)
Total stockholders’ equity	10,693,607	9, 886,476

Total liabilities and stockholders’ equity	$10,912,880	$9,988,195

CHINA ECO-MATERIALS GROUP CO. LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 16 – Condensed financial information of the parent company (continued)

CHINA ECO-MATERIALS GROUP CO. LIMITED

PARENT COMPANY STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the six months ended August 31,
	2020	2019
GENERAL AND ADMINISTRATIVE EXPENSES	$(132,073)	$-
EQUITY IN EARNINGS OF SUBSIDIARIES AND VIE	713,934	549,242
NET INCOME	581,861	549,242
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	225,270	(578,904)
COMPREHENSIVE INCOME (LOSS)	$807,131	$(29,662)

CHINA ECO-MATERIALS GROUP CO. LIMITED

PARENT COMPANY STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the six months ended August 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$581,861	$549,242
Adjustments to reconcile net income to net cash used in operating activities:
Equity in earnings of subsidiaries and VIE	(699,415)	(549,242)
Accrued expenses and other current liabilities	117,554	-
Net cash used in operating activities	-	-

CHANGES IN CASH	-	-

CASH, beginning of year	-	-

CASH, end of year	$-	$-

4,300,000 Ordinary Shares

China Eco-Materials Group Co. Limited

中国环保新材集团有限公司

Prospectus dated [●], 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as officers and directors except such (if any) as they shall incur or sustain by or through their own willful misfeasance, bad faith, negligence or reckless disregard, or default of their duties.

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Recent Sales of Unregistered Securities

During the past three years, we have issued the following ordinary shares. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriters were involved in these issuances of ordinary shares.

Purchaser	Date of Issuance	Number of Ordinary Shares	Consideration
Kinghong Holding Limited	January 7, 2019	8,710,000	$871
Fule Holding Limited	January 7, 2019	3,653,000	$365.30
Meile Holding Limited	January 7, 2019	637,000	$63.70

Item 8.	Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9.	Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

To provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nanjing City, China, on February 19, 2021.

China Eco-Materials Group Co. Limited

By:	/s/ Jinru Lin
Name:	Jinru Lin
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints each of Jinru Lin and Peng Hu as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jinru Lin	Chief Executive Officer, Director and Chairman (Principal Executive Officer)	February 19, 2021
Jinru Lin

/s/ Peng Hu	Chief Financial Officer	February 19, 2021
Peng Hu	(Principal Financial Officer and Principal Accounting Officer)

/s/ Geng Lin	Director	February 19, 2021
Geng Lin

/s/ Vick Bathija	Director	February 19, 2021
Vick Bathija

/s/ Michael Viotto	Director	February 19, 2021
Michael Viotto

/s/ Haitao Wang	Director	February 19, 2021
Haitao Wang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of China Eco-Materials Group Co. Limited has signed this registration statement or amendment thereto in New York on February 19, 2021.

Authorized U.S. Representative
Cogency Global Inc.
Tel: (800) 221-0102

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Authorized Person

INDEX TO EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit No.	Exhibit Title
1.1	Form of Underwriting Agreement***
3.1	Certificate of Incorporation**
3.2	Second Amended and Restated Memorandum of Association**
3.3	Second Amended and Restated Articles of Association**
4.1	Form of Underwriter’s Warrant***
4.2	Specimen Certificate for Ordinary Shares**
5.1	Opinion of Maples and Calder (Hong Kong) LLP as to the legality of the Ordinary Shares being registered and certain Cayman Islands tax matters**
5.2	Opinion of FisherBroyles, LLP regarding Underwriter’s Warrant*
8.1	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)**
8.2	Opinion of Beijing Zhong Lun Law Firm regarding certain PRC tax matters (included in Exhibit 99.3)**
10.1	English Translation of the Letter Agreement from Nanjing Funiushan Copper Co., Ltd. dated March 10, 2016**
10.2	Exclusive Business Cooperation and Management Agreement, by and among Hong Kong Zhongnan, Nanjing Fujin, Nanjing Fuya, and Nanjing Fuya’s shareholders, dated May 31, 2019**
10.3	Equity Interest Pledge Agreement, by and among Nanjing Fujin and each of the shareholders of Nanjing Fuya, dated June 1, 2019.**
10.4	Exclusive Option Agreement, by and between Hong Kong Zhongnan and each of the shareholders of Nanjing Fuya, dated May 31, 2019.**
10.5	Powers of Attorney, by and between Hong Kong Zhongnan and each of the shareholders of Nanjing Fuya, dated May 31, 2019.**
10.7	Form of Employment Agreement by and between executive officers and the Company.**
10.8	Form of Indemnification Agreement between the Company and its directors and executive officers**
10.9	English Translation of the Land Lease Agreement between Nanjing Fuya and Jiangning District Tangshan Subdistrict Qinglin Community, dated April 28, 2011.**
10.10	English Translation of the Lease Agreement between Nanjing Fuya and Jinru Lin, dated December 27, 2018.**
10.11	English Translation of Working Capital Loan Agreement by and between Agricultural Bank of China Nanjing Northern City Branch and Nanjing Fuya, dated December 19, 2018.**
21.1	List of subsidiaries of the Registrant**
23.1	Consent of Friedman LLP***
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)**
23.3	Consent of Beijing Zhong Lun Law Firm (included in Exhibit 99.3)**
23.4	Consent of FisherBroyles, LLP (included in Exhibit 5.2)*
23.5	Consent of Qianinfo (Beijing) Consulting Co., Ltd**
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Code of Business Conduct and Ethics**
99.2	Consent of Jiangsu Province Construction Project and Construction Materials Quality Testing Center Co., Ltd.**
99.3	Opinion of Beijing Zhong Lun Law Firm regarding PRC legal matters**

*	To be filed by amendment

**	Previously filed

***	Filed herewith